UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Rule14a-12

BARR PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee:

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BARR PHARMACEUTICALS, INC.
400 Chestnut Ridge Road
Woodcliff Lake, NJ 07677
(201) 930-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Barr Pharmaceuticals, Inc. (the “Company”) will be held on May 17, 2007, at 10:00 a.m. local time, at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656. Although we have historically held our Annual Meeting of Stockholders in the autumn, because of the recent change of the Company’s fiscal year end from June 30 to December 31, the scheduling of this year’s Annual Meeting just over six months after our 2006 Annual Meeting reflects our transition to a calendar year-based financial reporting cycle. As a result, much of the information in this Proxy Statement, particularly that relating to executive compensation matters, relates to the six month “transitional” period between June 30 and December 31, 2006. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

1. to elect seven directors to serve until the Company’s 2008 Annual Meeting and until their successors are elected and qualified;

2. to ratify the Audit Committee’s selection of the Company’s independent registered public accounting firm for the year ending December 31, 2007;

3. to approve the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan;

4. to approve the Barr Pharmaceuticals, Inc. 2007 Executive Officer Incentive Plan; and

5. to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of the Company’s Common Stock at the close of business on March 30, 2007 are entitled to receive notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, each stockholder is requested to promptly mark, sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. You may also vote your shares on the Internet or by telephone. Voting instructions are printed on your proxy card.

Since seating is limited, the Company has established the rule that only stockholders and invited guests may attend. Proxy holders will be asked to present their ticket of admission or proof of stock ownership, as well as personal identification in the lobby before the Annual Meeting begins. Stockholders will receive a ticket of admission as part of their proxy material. Other stockholders holding stock in nominee name or beneficially (in “street name”) need only bring their ticket of admission. Street name holders without tickets will need proof of ownership (such as a recent brokerage statement or letter from the bank or broker) for admission to the Annual Meeting.

By Order of the Board of Directors

Frederick J. Killion
Corporate Secretary

April 4, 2007

i

ii

BARR PHARMACEUTICALS, INC.
400 Chestnut Ridge Road
Woodcliff Lake, NJ 07677
(201) 930-3300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 17, 2007

VOTING RIGHTS, PROXIES AND SOLICITATION

Date, Time and Place of Meeting

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Barr Pharmaceuticals, Inc. (“Barr,” the “Company,” “we,” or “us”), a Delaware corporation, for use at our 2007 Annual Meeting of Stockholders to be held at 10:00 a.m. local time on May 17, 2007 at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, and at any adjournment or postponement thereof. Although we have historically held our Annual Meeting of Stockholders in the autumn, because of the recent change of the Company’s fiscal year end from June 30 to December 31, the scheduling of this year’s Annual Meeting just over six months after our 2006 Annual Meeting reflects our transition to a calendar year-based financial reporting cycle. As a result, much of the information in this Proxy Statement, particularly that relating to executive compensation matters, relates to the six month “transitional” period between June 30 and December 31, 2006. It is anticipated that we will begin mailing this Proxy Statement, together with the form of proxy, to our stockholders on or about April 4, 2007.

Webcast of Annual Meeting

Our Annual Meeting will be webcast on May 17, 2007 at 10:00 a.m. New York time. Please visit our homepage at www.barrlabs.com, and click on the Investor Relations link followed by the Calendar of Events link to view the webcast live or to access an archived replay until December 31, 2007.

Proxies

A proxy card and a return postage-paid envelope for the proxy card are enclosed. If your proxy is properly executed and timely received, and it is not revoked before the Annual Meeting, your shares will be voted at the Annual Meeting according to the instructions indicated on your proxy card. If you sign and return your proxy card but do not give voting instructions, the persons acting under the proxy will vote the shares represented thereby for the election of each of the director nominees listed in Proposal No. 1 below and for approval of Proposal No. 2, Proposal No. 3 and Proposal No. 4, which are discussed below. As far as we know, no other matters will be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their best judgment. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting.

Revocability and Voting of Proxies

Any stockholder of record who has executed and returned a proxy card or properly voted by telephone or Internet and who for any reason wishes to revoke or change his or her proxy may do so by (1) attending the Annual Meeting in person and voting the shares represented by such proxy, (2) duly executing and delivering a later-dated proxy for the Annual Meeting at any time before the commencement of the Annual Meeting, or (3) delivering written notice of revocation to the Secretary of the Company at the above address at any time before the commencement of the Annual Meeting.

Please note that any stockholder whose shares are held of record by a broker, bank or other nominee and who provides voting instructions on a form received from the nominee may revoke or change his or her voting instructions only by contacting the nominee who holds his or her shares. Such stockholders may not vote in person at the Annual Meeting unless the stockholder obtains a legal proxy from the broker, bank or other nominee. Attendance at the Annual Meeting will not, by itself, revoke prior voting instructions.

Voting Securities and Stockholders Entitled to Vote

Holders of our Common Stock, par value $.01 per share (the “Common Stock”), at the close of business on March 30, 2007, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of that date, there were 109, 743,616 shares of our Common Stock outstanding, each entitled to one vote.

Requirements for a Quorum

The presence of holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Solicitation of Proxies; Solicitation Costs

The proxy included with this Proxy Statement is solicited by the Board of Directors of the Company for use at the Annual Meeting. We will pay the costs of preparing, printing and mailing the Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card and our Annual Report for the fiscal year ended December 31, 2006. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by our directors, officers or regular employees acting without special compensation. We have hired Mellon Investor Services LLC (“Mellon”) to distribute and solicit proxies. We will pay Mellon a fee of approximately $10,500, plus reasonable out-of-pocket expenses for this service.

How to Vote

Vote by Telephone

Using any touch-tone telephone, you can vote by calling the toll-free number on your proxy card. Have your proxy in hand when you call, and when prompted, enter your control number as shown on your proxy card. Follow the voice prompts to vote your shares.

Vote on the Internet

Record holders and many street name holders may vote on the Internet or by telephone. Using the Internet or telephone helps save your company money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET AT THE WEB SITES BELOW
24 hours a day / 7 days a week

Shares Held of Record:	Shares Held in Street Name:
http://www.eproxy.com/brl	http://www.proxyvote.com

To vote by Internet, read this Proxy Statement and then go to the applicable website listed above. Have your proxy card or voting instruction form in hand and follow the instructions. You will be prompted to enter your control number, shown on your proxy card, to create and submit an electronic ballot.

Vote by Mail

You can submit your proxy by mailing it in the postage-paid envelope provided.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Required Votes

Directors are elected by a plurality of votes of the shares of Common Stock present (either in person or by proxy) and entitled to vote in the election of directors at the Annual Meeting, which means that the seven nominees with the most votes will be elected. Withheld votes and broker non-votes will have no effect on the outcome of the election of directors.

Approval of Proposal No. 2 to ratify the Audit Committee’s selection of Deloitte & Touche LLP, Certified Public Accountants, as the Company’s independent registered public accounting firm at the Annual Meeting requires an affirmative vote of the majority of the shares present (either in person or by proxy) and entitled to be voted at the Annual Meeting. Abstentions have the effect of a vote “against” Proposal No. 2. Broker non-votes will not be counted as cast on the matter and will have no effect on the outcome of the vote on Proposal No. 2.

The affirmative vote of a majority of the shares of Common Stock present (either in person or by proxy) and entitled to be voted at the Annual Meeting is required for the approval of the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan, provided that the total number of votes cast on this proposal represents a majority of the shares of Common Stock entitled to be cast. Abstentions have the effect of a vote “against” Proposal No. 3. Broker non-votes will not be counted as cast on the matter and will have no effect on the outcome of the vote on Proposal No. 3.

The affirmative vote of a majority of the shares of Common Stock present (either in person or by proxy) and entitled to be voted at the Annual Meeting is required for the approval of the Barr Pharmaceuticals, Inc. 2007 Executive Officer Incentive Plan, provided that the total number of votes cast on this proposal represents a majority of the shares of Common Stock entitled to be cast. Abstentions have the effect of a vote “against” Proposal No. 4. Broker non-votes will not be counted as cast on the matter and will have no effect on the outcome of the vote on Proposal No. 4.

List of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, by contacting Frederick J. Killion, the Company’s Corporate Secretary, at the address listed immediately above, or by telephone at (201) 930-3300.

CORPORATE GOVERNANCE AND BOARD MATTERS

Introduction

Our Board of Directors has adopted corporate governance guidelines, a code of business conduct and ethics applicable to the Company’s directors, management and other Company employees, and charters for each Board committee. The Company’s corporate governance documents codify our existing corporate governance practices and policies. Each of the above-described documents is available at www.barrlabs.com under the “Investors” heading. In addition, stockholders can obtain copies of these documents at no charge by writing to: Corporate Secretary, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.

Director Independence

The Board has assessed the independence of each non-employee Director based upon the Company’s director independence standards, as described in the Company’s Corporate Governance Guidelines (available at www.barrlabs.com under the Investor Relations heading). These standards incorporate the director independence criteria included in the listing standards of the New York Stock Exchange, as currently in effect, as well as additional, more stringent criteria established by the Board (also available at www.barrlabs.com under the Investor Relations heading). In accordance with these standards, set forth on Appendix C to this Proxy Statement, a Director must be determined to have no material relationship with the Company other than as a Director. The standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The standards also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all Directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all Directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

Based upon these standards, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, has determined that the following directors nominated for re-election to the Board of Directors are independent: George P. Stephan, Harold N. Chefitz, Richard R. Frankovic, Peter R. Seaver and James S. Gilmore, III.

In making these determinations, the Board considered that Mr. Gilmore is a partner at the law firm of Kelley Drye & Warren, to which the Company paid amounts significantly less than the two percent threshold in the Company’s Corporate Governance Guidelines for legal services during the last fiscal year. The Board further considered that Mr. Chefitz serves as a trustee of a charitable organization that during the last fiscal year received a contribution from the Company significantly below the charitable contribution threshold in the Company’s Corporate Governance Guidelines. As noted below, Jack M. Kay served on the Board until his retirement effective November 9, 2006. The Board previously had determined that Mr. Kay was an independent director. In connection with that determination, the Board considered the relationships with Mr. Kay described below under Certain Relationships and Related Transactions.

Meetings of the Board of Directors

During the calendar year ended December 31, 2006, the Board of Directors met 22 times. Each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served that were held during his or her term of office. Directors are expected to attend annual meetings of stockholders, and each director other than Mr. Kay attended the Annual Meeting of Stockholders on November 9, 2006.

The Board of Directors convenes executive sessions of non-management directors without Company management present at least twice a year during regularly scheduled meetings of the Board of Directors. In addition, the independent directors meet in executive session immediately prior to regularly scheduled meetings of the Board of Directors at least twice annually. The Board has designated Peter R. Seaver, an independent director, as the Lead Independent Director. The Lead Independent Director is responsible for presiding at the executive sessions of the non-management directors.

Committees of the Board of Directors

The Board has three standing committees — an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Their functions and membership are described below. Prior to January 24, 2007, the Board also had a Business Development Committee. As of such date, however, the Board determined that the existence of this committee was no longer necessary, and it was discontinued.

Audit Committee

The Audit Committee consists of the following members of the Company’s Board of Directors: George P. Stephan (Chairman), Harold N. Chefitz and Richard R. Frankovic. The role of the Audit Committee is set forth in its Charter adopted by the Board in May 2004, a copy of which is available on the Company’s website at www.barrlabs.com, under the “Investors” heading. Pursuant to its Charter, the Audit Committee’s functions include the following:

•	being directly responsible for the appointment, compensation, retention and evaluation of the work of the Company’s independent registered public accounting firm;

•	approving in advance all audit and permissible non-audit services to be provided by the independent registered public accounting firm;

•	establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm;

•	considering at least annually the independence of the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the financial statements of the Company as well as earnings press releases and accounting policies;

•	receiving reports from the independent registered public accounting firm and management regarding, and reviewing and discussing the adequacy and effectiveness of, the Company’s internal controls;

•	reviewing and discussing the internal audit function;

•	reviewing legal and regulatory matters that could materially impact the Company’s financial statements, and conducting or authorizing investigations into matters within the Committee’s scope of responsibilities;

•	overseeing the Company’s compliance with the Company’s Code of Business Ethics and Conduct; and

•	establishing procedures for handling complaints regarding accounting, internal accounting controls and auditing matters.

The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by Deloitte & Touche LLP for the Company before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any additional services to be provided by the independent registered public accounting firm must be separately pre-approved by the Audit Committee. The Audit Committee has delegated to the Committee chair the authority to pre-approve services in amounts up to $250,000 per engagement. Services pre-approved pursuant to delegated authority are reported to the Audit Committee at its next scheduled meeting. The Vice President, Internal Audit reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees.

The Board has determined that each of the members of the Audit Committee is “independent” as independence is defined for audit committee members in the NYSE listing standards and under the director independence standards described above. In addition, the Board has determined that all of the members of the Audit Committee meet the New York Stock Exchange standard of having accounting or related financial management expertise. The Board also has determined that at least one member of the Audit Committee, George P. Stephan, meets the SEC criteria of an “audit committee financial expert.” The Audit Committee held 8 meetings during the calendar year ended December 31, 2006.

Compensation Committee

The Compensation Committee consists of the following members of the Company’s Board of Directors: Harold N. Chefitz (Chairman), Richard R. Frankovic, Peter R. Seaver and George P. Stephan. During 2006, James S. Gilmore, III was also a member of the Committee until January 24, 2007. The role of the Compensation Committee is governed by a Charter adopted by the Board in May 2004, a copy of which is available on the Company’s website at www.barrlabs.com, under the “Investors” heading. Pursuant to its Charter, the Compensation Committee’s functions include the following:

•	determining compensation for the Company’s chief executive officer, senior officers, and reviewing and approving the compensation of other executive officers;

•	adopting, amending and administering the Company’s employee compensation and benefit plans;

•	reviewing and approving contractual relationships between the Company or its subsidiaries and any officer or director relating to employment, severance, retirement or compensation; and

•	producing the Compensation Committee’s report on executive compensation to be included in the Company’s proxy statements.

Certain of these functions are subject to consultation with, advice from or ratification by the Board of Directors as the Committee determines appropriate. The Board has determined that each of the members of the Compensation Committee is “independent” as defined in the NYSE listing standards and under the Company’s director independence standards described above. The Compensation Committee met 6 times during the calendar year ended December 31, 2006. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, please see “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (the “CGN Committee”) consists of the following members of the Company’s Board of Directors: Peter R. Seaver (Chairman), Harold N. Chefitz, Richard R. Frankovic, James S. Gilmore III, and George P. Stephan. The role of the CGN Committee is governed by a Charter adopted by the Board in May 2004, a copy of which is available on the Company’s website at www.barrlabs.com, under the “Investors” heading. Pursuant to its Charter, the CGN Committee’s functions include the following:

•	identifying, evaluating and recommending to the Board of Directors qualified director candidates;

•	assessing the contributions and independence of incumbent directors;

•	reviewing and, as appropriate, recommending to the Board of Director changes to the corporate governance principles; and

•	performing a leadership role in shaping the Company’s corporate governance.

The Board has determined that each of the members of the CGN Committee is “independent” as defined in the NYSE listing standards and under the Company’s independence standards described above. The CGN Committee met 5 times during the calendar year ended December 31, 2007.

Corporate Governance Principles

In August 2004, the Company adopted Corporate Governance Principles, a copy of which is available on the Company’s website at www.barrlabs.com, under the “Investors” heading. The Corporate Governance Principles serve as a framework for the governance of the Company. The CGN Committee reviews the Corporate Governance Principles annually and recommends changes to the full Board as appropriate.

Consideration of Director Nominees

In evaluating director nominees, the CGN Committee considers a variety of criteria in the context of the needs of the Board as a whole, including an individual’s character and integrity, business, professional and personal background, skills, current employment, community service, and ability to commit sufficient time and attention to the activities of the Board. As it considers these criteria, the CGN Committee also seeks a diversity of backgrounds and perspectives on the Board.

The CGN Committee employs a variety of methods for identifying and evaluating director nominees. The CGN Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the CGN Committee considers various potential director candidates. Candidates may come to the CGN Committee’s attention through current Board members, stockholders and other sources.

After the CGN Committee identifies a potential candidate, the CGN Committee goes through a process of learning more about a candidate’s qualifications, background, and level of interest in the Company. A candidate may meet with members of the CGN Committee, other directors, and senior management. Based on information gathered during the course of this process, the CGN Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by the Company’s stockholders.

The policy of the CGN Committee, as set forth in the Company’s Corporate Governance Principles, is to consider candidates recommended by stockholders in compliance with the advance notice provisions of the Company’s bylaws, which provisions are discussed below under “Stockholder Proposals for the 2008 Annual Meeting.” The Committee evaluates stockholder-recommended candidates using the same criteria it uses to evaluate nominees from other sources. The CGN Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board. To recommend a prospective nominee for the CGN Committee’s consideration, submit the candidate’s name, resume and suitability for Board membership to the Corporate Secretary at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. Submissions must include the name and record address of the stockholder submitting the prospective nominee and the number of shares of stock of the Company that are owned beneficially or of record by such stockholder.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all Barr Pharmaceuticals, Inc. companies, their officers, directors and employees. The Code of Conduct is available on the Company’s website at www.barrlabs.com, under the “Investors” heading. To the extent required by SEC rules and NYSE listing standards, we intend to disclose future amendments to, or waivers from, certain provisions of the Code of Conduct on the Company’s website within two business days following the date of such amendment or waiver.

Communications with the Board

The Company has a process for stockholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Corporate Secretary, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. Communications intended for a specific director or directors (such as the Lead Independent Director or all non-management directors) should be addressed to his, her or their attention c/o the Corporate Secretary at this address. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or otherwise inappropriate. The non-management directors have requested that the Corporate Secretary not forward to the Board advertisements, solicitations for periodical or other subscriptions, and other similar communications.

Communications with the Audit Committee

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters (“accounting matters”) and regarding potential violations of applicable laws, rules and regulations or the Company’s accounting policies and procedures (“compliance matters”). Any person with concerns regarding accounting matters or compliance matters may report their concerns on a confidential or anonymous basis to the Audit Committee of the Company by calling the independent, toll-free Corporate Governance Hotline established by the Company for that purpose at 1-877-357-2572.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an employee of Barr or its subsidiaries, and none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the six month period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting with the Company’s management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has discussed with KPMG (which served as Pliva d.d.’s independent registered public accounting firm prior to the Company’s acquisition of Pliva d.d., and continued in that role during the year ending December 31, 2006), the results of KPMG’s audit of PLIVA d.d. for the year ending December 31, 2006. KPMG was retained by the Company to conduct such audit and to assist Deloitte & Touche in conducting its audit of the Company.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as adopted by the PCAOB in Rule 3600T, and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KT for the transition period commencing on July 1, 2006 and ended December 31, 2006 for filing with the United States Securities and Exchange Commission.

The Audit Committee has considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with the auditors’ independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Submitted by
George P. Stephan, Chairman
Harold N. Chefitz
Richard R. Frankovic

PROPOSAL NO. 1.

ELECTION OF DIRECTORS

Our Board of Directors currently has seven members. The Board has nominated all of our current directors for re-election to the Board of Directors at the Annual Meeting. Each of the nominees has consented to serve if elected and we are not aware of any nominee who is unable or unwilling to serve. However, if any nominee is unable or unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee or the Board of Directors may determine not to nominate a substitute and therefore further reduce the size of the Board.

Information on Director Nominees

The nominees for election to the Board of Directors and biographical information about the nominees are set forth below. Each of the nominees currently serves as a director. Each nominee, if elected, will serve until the next annual meeting of stockholders or until a successor is elected and qualified.

As used sometimes in the biographies below, the “Company” refers to Barr Pharmaceuticals, Inc., a Delaware corporation (“BPI”), and its predecessor corporation, Barr Laboratories, Inc., a New York corporation (“Old BLI”). In connection with our reincorporation from New York to Delaware, Old BLI merged with and into BPI on December 31, 2003, with BPI surviving the merger. Immediately prior to the merger, Old BLI transferred substantially all of its assets (other than the stock it then held in its subsidiaries) and liabilities to a newly formed Delaware corporation also called Barr Laboratories, Inc. (“New BLI”).

Name	Age	Principal Occupation	Director Since

Bruce L. Downey	59	Chairman of the Board and Chief Executive Officer	1993
Paul M. Bisaro	46	President and Chief Operating Officer	1998
George P. Stephan	74	Business consultant	1988
Harold N. Chefitz	72	Chairman of Notch Hill Advisors and President of Chefitz HealthCare Investments	2001
Richard R. Frankovic	64	Pharmaceutical industry consultant	2001
Peter R. Seaver	65	Healthcare industry consultant	2001
James S. Gilmore, III	57	Partner at the law firm of Kelley, Drye & Warren	2002

Bruce L. Downey became a member of the Board of Directors in January 1993 and was elected Chairman of the Board and Chief Executive Officer of the Company in February 1994. From January 1993 to December 1999, he also served as the President of the Company. From 1981 to 1993, Mr. Downey was a partner in the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds. Mr. Downey currently serves as Chairman of the Board of the Generic Pharmaceutical Association (GPhA), the generic industry trade association. Mr. Downey also serves as the Chair of the Board of Ambassadors for the Johns Hopkins’s Project RESTORE that funds research for new biological indicators of neuroimmunologic diseases, new imaging strategies, and clinical trials to support the creation of progressive treatments for transverse myelitis and multiple sclerosis.

Paul M. Bisaro was elected a director in June 1998 and in December 1999 was appointed to the position of President and Chief Operating Officer of Old BLI. He currently serves as President and Chief Operating Officer of the Company and as the President and Chief Operating Officer of New BLI, a subsidiary of the Company. Previously, he served us as Senior Vice President — Strategic Business Development and General Counsel. Prior to joining us in 1992 as General Counsel, Mr. Bisaro was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds.

George P. Stephan was elected a director in February 1988. In April 1990, Mr. Stephan retired as Vice Chairman of Kollmorgen Corporation, a diversified, international technology company where he had served in several executive capacities for over 20 years. Mr. Stephan was also a director of Kollmorgen from 1982 until June 2000, when it was acquired by Danaher Corporation, and served as Chairman of the Board from 1991 to 1996. From

1994 to April 1999, Mr. Stephan also was a Managing Director of Stonington Group LLC, financial intermediaries and consultants. He is currently a business consultant and a director of Sartorius Sports Limited, a privately held specialty sports retailer.

Harold N. Chefitz was elected a director in February 2001. Mr. Chefitz has been Chairman of Notch Hill Advisors, which advises CK Fund, since 1999, and President of Chefitz HealthCare Investments, a private investment company, since 1995. Prior to forming Notch Hill in 1999, Mr. Chefitz was a partner in Boles Knop & Co. Mr. Chefitz has also served as Managing Director and head of the Healthcare Group at Prudential Securities, and Senior Managing Director of Furman Selz. In 2004, Mr. Chefitz became a partner of Quanstar Group, LLC. Mr. Chefitz is a member of the board of Kensey Nash, a medical device company. From 1990 to 1994, Mr. Chefitz served as Chairman of the Board of Trustees at Columbia University School of Pharmaceutical Sciences. He is currently a member of the Boston University Medical School Advisory Board for Alzheimer’s Disease.

Richard R. Frankovic was elected a director in October 2001. He was employed by Rugby Laboratories from 1980 to 1998 where he served as President from 1984 until 1998. Prior to joining Rugby Laboratories, he was employed by Lederle Laboratories from 1965 to 1976, where he held a variety of management positions. Mr. Frankovic served as a director of Duramed Pharmaceuticals, Inc. from 1999 until its merger with the Company in October 2001. Since his retirement, Mr. Frankovic has been serving as a self-employed pharmaceutical industry consultant.

Peter R. Seaver was elected a director in October 2001. He retired from a 31-year career with The Upjohn Company, a pharmaceutical manufacturer, in 1998. He held various executive positions with Upjohn including Vice President — Domestic Marketing, Corporate Vice President — Worldwide Pharmaceutical Marketing, and Corporate Vice President for Health Care Administration. Mr. Seaver served as a director of Duramed Pharmaceuticals, Inc. from 1998 until its merger with the Company in October 2001. He is currently a healthcare industry consultant.

James S. Gilmore, III was elected a director in May 2002. Mr. Gilmore has been a partner at the law firm of Kelley, Drye & Warren since 2002. He served as the 68th Governor of the Commonwealth of Virginia from 1997 to 2002. Mr. Gilmore also served as Chairman of the Republican National Committee from 2001 to 2002. From 1993 to 1997, he served as Virginia’s Attorney General, and from 1987 to 1993 served as the Commonwealth’s Attorney for Henrico County. He was Chairman of the former Congressional Advisory Commission on Terrorism and Weapons of Mass Destruction until February 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH OF THE DIRECTOR NOMINEES AND YOUR PROXY WILL BE SO VOTED
UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL NO. 2.

RATIFICATION OF THE SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, Certified Public Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and as a matter of good corporate governance, the Company is submitting their selection to a stockholder vote. In the event that the Audit Committee’s selection of an independent registered public accounting firm is not ratified by the stockholders, the Audit Committee will review its future selection of an independent registered public accounting firm. Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and may determine to change the firm selected to be auditors at such time and based on such factors as it determines to be appropriate.

A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders present at the Annual Meeting.

Audit and Non-Audit Fees

Fees billed to the Company related to services performed by Deloitte & Touche LLP during the last two audit periods are as follows:

	Six Months Ended	Year Ended
	December 31, 2006	June 30, 2006

Audit Fees	$2,300,000	$1,617,000
Audit-Related Fees	$108,000	$379,000
Tax Fees	$283,576	$1,007,450
All Other Fees	—	—

Total	$2,691,576	$3,003,450

Audit Fees.  Represents fees for professional services provided for the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the Company’s quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and consultation on accounting and disclosure matters.

Audit-Related Fees.  Represents fees for assurance services related to the audit of the Company’s financial statements, including the audit of the Company’s 401(k) plan, research and consultation on accounting matters related to potential transactions and due diligence services.

Tax Fees.  Represents fees for professional services provided for tax compliance, tax due diligence and tax advice. The tax fees incurred by the Company in both periods were primarily related to professional services rendered in connection with the proposed acquisition of PLIVA d.d.

All Other Fees.  Represents fees incurred for products and services not otherwise included in the categories above. There were no such fees incurred in either period.

All of the fees listed above were pre-approved pursuant to the Audit Committee’s pre-approval process described above. These fees do not include audit, audit-related, tax and other fees paid by the Company to KPMG with respect to the six month period ending December 31, 2006, during which period KPMG served as Pliva d.d.’s independent registered public accounting firm prior to the Company’s acquisition of Pliva d.d., and continued in that role during the period ending December 31, 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
SELECTION OF DELOITTE & TOUCHE LLP AS BARR’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PROPOSAL NO. 3.

APPROVAL OF THE BARR PHARMACEUTICALS, INC.
2007 STOCK AND INCENTIVE AWARD PLAN

The Board of Directors intends to continue to make use of equity-based incentives to attract, retain and motivate qualified employees and officers of the Company and its affiliates. On March 7, 2007, the Board of Directors approved the adoption of the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan (the “2007 Stock and Incentive Award Plan”), which is attached as Appendix A to this Proxy Statement, and recommended that the plan be submitted to the stockholders for approval at the Annual Meeting.

The Board is recommending the approval of the 2007 Stock and Incentive Award Plan for a number of reasons. First, the Company last submitted its Stock Award Plan for stockholder approval in 2002. In order to continue to qualify for the performance-based exception to the $1 million deductibility limit imposed by Internal Revenue Code Section 162(m) (which applies to equity-based compensation as well as cash), the Company’s Stock Award Plan must be approved by stockholders at least once every five years.

In addition, while the 2007 Stock and Incentive Award Plan is similar to the Barr Pharmaceuticals, Inc. 2002 Stock and Incentive Award Plan (the “2002 Stock and Incentive Award Plan”), the 2007 Stock and Incentive Award Plan incorporates a number of clarifications and technical revisions designed primarily to improve administration and ensure compliance with new accounting rules and Internal Revenue Code provisions. The 2007 Stock and Incentive Award Plan also incorporates all previous amendments made to the 2002 Stock and Incentive Award Plan over the intervening five years.

As of March 30, 2007, the Company had reserved and available for issuance in connection with awards under the 2002 Stock and Incentive Award Plan a total of approximately 675,590 shares of Common Stock. The Company has not increased the pool of Common Stock available for issuance under the 2002 Stock and Incentive Award Plan since 2003, and replenishment of the pool of Common Stock available for issuance in connection with awards under that plan and any successor plan is necessary if awards consistent with the Company’s past and anticipated grant policies are to continue. In addition, as a result of the acquisition on October 24, 2006 of PLIVA d.d., the employee-base of the Company expanded more than four-fold to over 8,500 employees. Consistent with its intent to continue to make use of equity-based incentives to attract, retain and motivate qualified employees and officers for the Company and its affiliates, the Company believes that it will require the reservation of a pool of Common Stock sufficient to support its recent and anticipated growth. As such, if approved by stockholders, the 2007 Stock and Incentive Award Plan will provide for the issuance of up to an additional 5,500,000 shares of Common Stock.

No options or other awards have been granted to date under the 2007 Stock and Incentive Award Plan. The amount of options and benefits to be received by any individual under the 2007 Stock and Incentive Award Plan, or that would have been received by any individual under the 2007 Stock and Incentive Award Plan if the 2007 Stock and Incentive Award Plan had been in effect during the last fiscal year, is not determinable at the present time, as all such determinations under the 2007 Stock and Incentive Award Plan are to be made by the committee administering the plan in its sole discretion. The market value of a share of Common Stock at the close of business on March 30, 2007 was $46.35.

Summary of Changes from the 2002 Stock and Incentive Award Plan

In addition to authorizing an additional 5,500,000 shares of Common Stock for issuance under the plan, the primary differences between the 2002 and 2007 Stock and Incentive Award Plans are described below. The 2007 Stock and Incentive Award Plan:

•	expressly provides for returning any shares reserved in connection with specific awards but never used to the pool of shares available for future issuances;

•	adds a definition of “Cause” and provisions permitting the Committee to grant awards that are forfeited if the participant is terminated for Cause or violates any other restrictive covenants;

•	improves and clarifies the definition of “Change of Control”;

•	adds provisions designed to ensure that the plan and awards made pursuant to it comply with Section 409A of the Internal Revenue Code with respect to deferred compensation;

•	adds provisions designed to ensure compliance with new accounting rules;

•	provides for the indemnification of members of the Compensation Committee of the Company’s Board of Directors (and of other persons to whom the Compensation Committee may have delegated authority under the plan) for potential liabilities relating to plan administration;

•	adds several miscellaneous provisions designed to clarify rules for the administration of the plan; and

•	incorporates the changes made by previous changes to the 2002 Stock and Incentive Award Plan.

Internal Revenue Code Section 162(m)

The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which equity-based compensation awards made to the Company’s executive officers can qualify for deductibility by the company for federal income tax purposes. Accordingly, the 2007 Stock and Incentive Award Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Internal Revenue Code Section 162(m) (“Section 162(m)”). As noted above, in general, under Section 162(m), in order for the company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s chief executive officer or any of the company’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and, as noted above, approved by the Company’s stockholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards under the 2007 Stock and Incentive Award Plan, each of these aspects is discussed below, and stockholder approval of the 2007 Stock and Incentive Award Plan is intended to constitute approval of each of these aspects of the plan for purposes of the approval requirements of Section 162(m).

Description of the 2007 Stock and Incentive Award Plan

The following is a description of the material features of the 2007 Stock and Incentive Award Plan. The description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2007 Stock and Incentive Award Plan which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. Stockholders are encouraged to read the text of the plan in its entirety.

Plan Purpose

The purpose of the 2007 Stock and Incentive Award Plan is to enable the Company to continue to grant incentives that are competitive with those offered by other companies with which the Company competes, thereby enabling us to continue to attract, retain and motivate our employees, and to further align the interests of those persons with those of the Company’s stockholders by providing for or increasing the proprietary interest of such persons in the Company.

The 2007 Stock and Incentive Award Plan is not intended to preclude the Board of Directors from continuing or establishing any compensation plan that the Company now has or may hereafter lawfully put into effect, including but not limited to any other incentive compensation, bonus, stock purchase or stock option plan.

Eligible Participants

The eligible participants in the 2007 Stock and Incentive Award Plan consist of all persons who render services, have rendered services or who the committee administering the plan (the “Committee”) expects to render services that benefit the Company, a subsidiary of the Company or another enterprise in which the Company has a significant interest as determined by the Committee, whether in the capacity of an employee, independent contractor, agent, advisor, consultant, representative or otherwise. All full-time and part-time employees of the Company and its subsidiaries are eligible to participate, including any officer or director who is such an employee. Non-employee directors are not eligible to participate in this plan. The number of employees who are eligible to be selected to participate in the 2007 Stock and Incentive Award Plan at the present time is approximately 8,500.

Types of Awards

The 2007 Stock and Incentive Award Plan authorizes the Committee to grant options to purchase Common Stock that qualify for the special tax treatment accorded to incentive stock options (“ISOs”) under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or that may not so qualify (so-called “non-qualified stock options” or “NQSOs”).

The 2007 Stock and Incentive Award Plan also authorizes the Committee to grant stock appreciation rights and Incentive Awards, which include but are not limited to performance share awards, performance unit awards, restricted stock awards, restricted stock unit awards and other awards that provide for the right to purchase or otherwise acquire Common Stock or that are valued by reference to the market value of Common Stock (hereafter referred to as “other awards”). The variety of awards authorized to be granted under the 2007 Stock and Incentive

Award Plan, as well as the wide discretion which the 2007 Stock and Incentive Award Plan confers upon the Committee to determine the terms and conditions of the awards, are intended to give the Committee flexibility to adapt the Company’s stock and incentive award practices to the changing business and regulatory environment in which the Company operates, as well as to grant both stock and cash awards that may (but need not) qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”).

Available Shares

Subject to stockholder approval, a total of 5,500,000 shares of Common Stock may be issued pursuant to the 2007 Stock and Incentive Award Plan. In addition, if the Board of Directors terminates the 2002 Stock and Incentive Award Plan insofar as new grants are concerned (as it is presently expected but not obligated to do if stockholders approve the 2007 Stock and Incentive Award Plan), any shares that remain available under the 1993 Stock Incentive Plan or 2002 Stock Incentive and Award Plan at the time any such plan is so terminated, and any shares that are subject to options granted under the 1993 Stock Incentive Plan or 2002 Stock and Incentive Award Plan that are forfeited, terminate or expire after the 1993 Stock Incentive Plan and/or 2002 Stock Incentive Award Plan is so terminated, may also be issued pursuant to the 2007 Stock and Incentive Award Plan. As of March 30, 2007, a total of 675,590 shares remained available for new grants under the 2002 Stock and Incentive Award Plan and 8,843,767 shares were subject to outstanding options granted under the 1993 Stock Incentive Plan and 2002 Stock and Incentive Award Plan. However, not more than 2,000,000 shares may be issued under the 2007 Stock and Incentive Award Plan pursuant to ISOs. Also, not more than 3,000,000 shares may be issued under the 2007 Stock and Incentive Award Plan pursuant to awards that are not Appreciation-Only Awards. For this purpose, Appreciation-Only Awards generally means stock options and stock appreciation rights the exercise price of which is equal to at least 100% of fair market value on the date of grant of the stock options or stock appreciation rights.

Shares that cease to be issuable or that revert to the Company under an award because of the termination, expiration, cancellation or forfeiture of the award or because of the optionee’s failure to satisfy the terms and conditions of the award will not count against the foregoing total number of shares which may be issued pursuant to the 2007 Stock and Incentive Award Plan and may again be made subject to awards under the 2007 Stock and Incentive Award Plan.

If, in connection with an acquisition by the Company or a subsidiary of the Company, the Company assumes stock options or other stock incentive obligations of the acquired company or grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of the acquired company, the shares of Common Stock that are subject to the stock options and other stock incentives that are assumed or substituted by the Company will not count against the foregoing total number of shares which may be issued pursuant to the 2007 Stock and Incentive Award Plan or against the other limits on awards under the plan.

If a non-qualified stock option granted under the 2007 Stock and Incentive Award Plan is exercised and the optionee surrenders shares of Common Stock the optionee already owns in payment of all or part of the purchase price of the shares under the option, the number of shares surrendered by the optionee will be added back to the number of shares that may be issued pursuant to the 2007 Stock and Incentive Award Plan, so that only the net number of shares that are issued by the Company pursuant to the option exercise shall count against the foregoing total number of shares which may be issued pursuant to the 2007 Stock and Incentive Award Plan.

By the terms of the 2007 Stock and Incentive Award Plan, the aggregate number of shares of Common Stock that may be issued pursuant to such plan is subject to equitable adjustment for stock dividends, stock splits, recapitalizations and similar events.

Repricing Prohibited

The 2007 Stock and Incentive Award Plan does not permit the exercise price of outstanding stock options or stock appreciation rights to be reduced, whether by canceling the options or stock appreciation rights and granting new options or stock appreciation rights in replacement thereof or otherwise, except to reflect stock splits and other changes in capitalization or corporate structure.

Individual Award Limits

The maximum number of shares of Common Stock with respect to which stock options or stock appreciation rights or other awards may be granted to any employee or other eligible person during any calendar year under the 2007 Stock and Incentive Award Plan is 400,000 shares.

The maximum number of shares of Common Stock with respect to which all awards other than Appreciation-Only Awards and Dollar-Denominated Awards (as defined below), may be granted in any one calendar year to any employee or other eligible person under the 2007 Stock Incentive and Award Plan is also 400,000 shares. Awards that are subject to this limitation would include, for example, performance share awards, restricted stock awards and other incentive awards that are based on a specified number of shares of Common Stock (or the fair market value of a specified number of shares of Common Stock).

The maximum amount of money that any employee or other eligible person may receive in payment of dollar-denominated awards that are granted to such person in any one calendar year is $1,000,000 (or the equivalent thereof in shares of Common Stock). Dollar-denominated awards are performance unit awards and any other incentive awards the value of which is based on a specified amount of money (other than an amount of money equal to the fair market value of a specified number of shares of Common Stock). Dollar-denominated awards may be paid in the form of money or shares of Common Stock or a combination of the two.

Administration

The 2007 Stock and Incentive Award Plan is to be administered by the Committee, which, within the parameters set forth in the plan, determines who are eligible participants, selects the eligible participants who are to receive awards, determines the type of awards to grant (including whether an award is to qualify as Performance-Based Compensation), determines the number of shares of Common Stock and amount of money to be subject to each award, determines the terms and conditions of the awards (including the exercise price of options), and determines any adjustments to be made for stock splits and other changes in capitalization or corporate structure. The Committee interprets the 2007 Stock and Incentive Award Plan and is authorized to make all determinations and decisions thereunder. The Committee must consist of two or more members of the Board of Directors, each of whom qualifies as a “non-employee director” under SEC Rule 16b-3 and as an “outside director” within the meaning of section 162(m) of the Code, unless the Board of Directors determines otherwise.

The 2007 Stock and Incentive Award Plan also authorizes the Committee, after a stock option or other award has been granted, and without consideration, to waive any term or condition that could have been omitted from the award when it was granted, and, with the written consent of the affected Service Provider (as defined in the plan), may amend the award to include or exclude any term or condition that could have been included or excluded from the award when it was granted.

Award Agreements

Each award granted under the 2007 Stock and Incentive Award Plan will be represented by an award agreement in a form approved by the Committee. The award agreement is subject to the plan and will incorporate the express terms, if any, required under the plan and any specified by the Committee.

Stock Options

ISOs may be granted only to employees of the Company or its subsidiaries. NQSOs may be granted to any person eligible to participate in the 2007 Stock and Incentive Award Plan, whether or not such person is an employee of the Company or a subsidiary.

The price at which a share of Common Stock may be purchased under each stock option will be at least 100% of the fair market value of a share of Common Stock on the date the option is granted (or in the case of any optionee who, at the time an ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of the fair market value of a share of Common Stock on the date the ISO is granted). The exercise price of NQSOs may also be indexed to the increase in an index specified by the Committee. However, despite identical language in the 1993 Stock Incentive Plan and the 2002 Stock Award and

Incentive Plan, historically the Committee has granted the vast majority of NQSOs at 100% of fair market value on the date on which the options have been granted, and the Company does not anticipate any change in this practice.

The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000, unless the Code is amended to allow a higher dollar amount. If a portion of an ISO exceeds the $100,000 limitation, only such excess shall be treated as a NQSO.

Options may be granted for such lawful consideration as the Committee may determine when the options are granted. Such consideration may include, without limitation, money or other property, tangible or intangible, or labor or services received or to be received by or performed for the benefit of the Company. Options may become exercisable in full at the time of grant or at such other time or times and in such installments as the Committee may determine. Options may be exercised during such periods before and after the date on which the optionee ceases to be a service provider as the Committee may determine. However, no option may be exercised after the tenth anniversary of the date on which the option was granted.

The purchase price of the shares subject to an option may be paid in money or, if so provided in the option agreement, either (a) in shares of Common Stock that have been owned by the optionee for at least six months or that the optionee acquired on the open market, or (b) subject to compliance with the Delaware General Corporation Law and Section 402 of the Sarbanes-Oxley Act of 2002, by the immediate sale through a stockbroker of that number of the shares being acquired pursuant to the option exercise sufficient to pay the purchase price. The Committee is also authorized to permit participants who are not executive officers or directors of the Company to pay the purchase price of shares under an option by means of a promissory note executed by the optionee in favor of the Company and secured by a pledge of the shares being acquired. Any such note would contain terms approved by the Committee, may but need not bear interest (except in the case of ISOs, in which case the note must bear interest), and would mature in ten years or less.

The 2007 Stock and Incentive Award Plan provides that, after an option has been granted, the Committee may, without consideration, accelerate the date on which the option becomes exercisable or, if granted for a term of less than ten years, extend the term for a period ending on or before the tenth anniversary of the date on which the option was granted.

An option granted under the 2007 Stock and Incentive Award Plan will be exercisable, during the optionee’s lifetime, only by the optionee and will not be transferable by the optionee except to a designated beneficiary by will or the laws of descent and distribution. However, the Committee may in its discretion authorize holders of NQSOs or any other incentive award, except an ISO, to transfer the award during his or her lifetime, without the receipt of consideration, to members of his or her immediate family or to family trusts, partnerships or other legal entities for estate planning purposes.

Stock Appreciation Rights

Stock appreciation rights, or “SARs”, are rights to receive shares of Common Stock that have a fair market value on the date of exercise of the SARs equal to the excess of the fair market value of one share of Common Stock on that date, over the exercise price of the SARs, multiplied by the number of SARs exercised. The exercise price of SARs that are linked to a stock option (“Linked” SARs) is equal to the exercise price of the option, unless when the Linked SARs are granted the Committee specifies a different exercise price (which may not be less than the fair market value of Common Stock on the date of grant of the option to which the SARs are linked, in the case of an ISO, or par value, in the case of a NQSO). The exercise price of SARs that are not linked to a stock option (so-called “Free-Standing” SARs) is equal to the fair market value of a share of Common Stock on the date on which the Free-Standing SARs are granted, unless when the Free-Standing SARs are granted the Committee specifies a different exercise price (which may not be less than the par value of a share of Common Stock). The holder of a SAR is not required to pay any money to exercise a SAR. Only the number of shares of Common Stock that are issued in payment of SARs will be charged against the total number of shares that may be issued under the 2007 Stock and Incentive Award Plan. Shares of Common Stock reserved for issuance but not issued in connection with an exercise may be returned to the pool of authorized but unissued shares of Common Stock and reserved for issuance in connection with other award grants made under the 2007 Stock and Incentive Award Plan.

Incentive Awards, Including Performance Share, Performance Unit, Restricted Stock and Restricted Stock Unit Awards

Under the 2007 Stock and Incentive Award Plan, the Committee may provide for the Company to distribute an amount of money or shares of Common Stock, or to agree to distribute an amount of money or shares of Common Stock in the future, subject to such terms and conditions (including forfeiture restrictions) as the Committee may impose, in lieu of compensation that may have been earned by past services, or as a supplement to compensation earned by past services (in either event, “Incentive Awards”). The amount of any Incentive Award may be equal to a specified number of shares (or the fair market value of a specified number of shares), or a specified amount of money not based on the fair market value of a specified number of shares. Payment for Incentive Awards that are earned may be made in the form of money or in shares of Common Stock valued at their fair market value on the payment date.

Incentive Awards may be made in the form of Performance Share Awards, Performance Unit Awards, Restricted Stock Awards or Restricted Stock Unit Awards, which are specific types of Incentive Awards, or may be made in any other form approved by the Committee. For example, if the Committee were to pay a participant’s annual bonus in shares under the 2007 Stock and Incentive Award Plan rather than in cash, the distribution of such shares would qualify as an Incentive Award under the 2007 Stock and Incentive Award Plan.

Performance Share Awards are rights to receive a specified number of shares of Common Stock and/or an amount of money equal to the fair market value of a specified number of shares of Common Stock, at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the Committee are satisfied. Performance Unit Awards are rights to receive a specified amount of money (other than an amount of money equal to the fair market value of a specified number of shares of Common Stock) at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the Committee are satisfied. Partial achievement of the specified performance goal may result in part of the Performance Shares or Performance Units being earned. Performance Units and Performance Shares that are earned may both be settled in the form of either shares of Common Stock or money or a combination of money and shares.

Performance Share Awards and Performance Unit Awards may be earned if death, disability or another circumstance or event specified by the Committee occurs, whether or not the performance goals have been attained or are thereafter attained.

Restricted Stock Awards and Restricted Stock Unit Awards are shares of Common Stock that are issued to an eligible person prior to the person satisfying continued service and/or other performance objectives or contingencies specified by the Committee at the time of grant. Restricted Stock will be non-transferable and forfeitable to the Company until such objectives or contingencies are satisfied unless the Committee provides otherwise, but upon issuance of Restricted Stock, the recipient will become a shareholder of the Company with full dividend and voting rights except to the extent that the Committee provides otherwise. Performance objectives may but need not include corporate, divisional, business unit, product line, product or individual financial or operating performance measures. Upon satisfaction of any objectives or contingencies specified by the Committee, stock certificates evidencing the Restricted Shares will be delivered to the participant free and clear of any restrictions, without the payment of any cash consideration by the participant.

Performance Measures for Performance-Based Compensation Awards

The Committee may grant any award under the 2007 Stock and Incentive Award Plan as an award that qualifies as Performance-Based Compensation, or as an award that does not qualify as Performance-Based Compensation. Except for Appreciation-Only Awards, awards that are intended by the Committee to qualify as Performance-Based Compensation, including but not limited to Performance Share Awards and Performance Unit Awards that qualify as such, will be paid on account of the attainment of a pre-established, objective performance goal over a period of at least one year that is based on one or more of the following financial measures and that we intended to qualify under Internal Revenue Code Section 162(m):

•	net sales

•	net income or operating income

•	return on equity

•	return on capital

•	earnings per share

•	total stockholder return

•	earnings growth

•	gross revenue or revenue by pre-defined business

•	revenue backlog

•	ratio of operating expenses to operating revenues

•	stock price

•	economic value added (income in excess of cost of capital)

•	customer satisfaction

•	cost control or expense reduction

•	cash flow (including operating cash flow, free cash flow, discounted cash flow on investment and cash flow in excess of cost of capital), or

•	number of new drug applications or abbreviated new drug applications filed or approved.

The goal which utilizes any of these performance measures may be an absolute performance goal, or a goal that is based on performance relative to the performance of a peer group, and may be based on consolidated results or the results of the Company, a subsidiary, a business unit, a product line or a product. In addition, the Committee may provide for any or all of the following items to be included or excluded from the performance goal: discontinued operations, unusual items or events (including changes in capitalization), non-recurring items or events, non-operating items, extraordinary items, the effects of changes in accounting standards, laws or regulations, the effects of and expenses attributable to acquisitions and/or divestitures, and income and expenses attributable to the 2007 Stock and Incentive Award Plan and/or any other plan).

Following the end of a performance period applicable to a performance goal, the Committee will determine the value of the Performance-Based Compensation awards granted for the period based on the attainment of the preestablished objective performance goals. The Committee may have discretion to reduce (but not to increase) the value of a Performance-Based Compensation award.

To the extent permissible under section 162(m) of the Code, awards that are intended to qualify as Performance-Based Compensation may be paid in the event that death, disability, a “Change in Control” or another circumstance or event specified by the Committee occurs, whether or not the performance goal has been or is thereafter attained.

Certain Change in Control Provisions

The 2007 Stock and Incentive Award Plan provides that all awards that are outstanding under the 2007 Stock and Incentive Award Plan at the time of a Change in Control, whether ISOs, NQSOs, SARs, Incentive Awards, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards or Restricted Stock Unit Awards will become fully exercisable, vested, earned and payable when the Change in Control occurs, provided, in the event of a Change in Control less than six months after the date on which an award was granted the Service Provider agrees in writing (if requested by the Committee to do so) to remain in the employment or other applicable service, at least through the end of such six months’ period on the same terms and conditions (including compensation) as before the Change in Control. In addition, the 2007 Stock and Incentive Award Plan authorizes the Committee to grant options and SARs which become exercisable, and Incentive Awards, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Stock Unit Awards which become fully vested, earned and payable, only in the event of a Change in Control, and to provide for money to be paid in settlement of any award under the plan in such event. In general, under the 2007 Stock and Incentive Award Plan, a “Change in Control” will be deemed to occur if any person or group of persons acting in concert (other than an institutional investor making a passive investment) becomes the beneficial owner of more than 30% of the Common Stock; the individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, unless election or nomination for election was approved by a vote of at least a majority of the directors (except that if the individual assumed office as a result of an actual or threatened solicitation of proxies or consents by persons other than the Board); or stockholders approve a merger, reorganization, sale of assets, or plan of complete liquidation following which stockholders before the transaction will cease to own more than 50% of the voting power or assets. No Change in Control will be deemed to have occurred if the Change in Control results from actions or events in which an employee or service provider is a participant in a capacity other than solely as an officer, employee, or member of the Board. In the event that the Change in Control is a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s outstanding common stock by a single person or entity or by a group of persons acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), to provide for the termination of all outstanding options as of the effective date of the Covered Transaction; provided that, no option will be so terminated (without the consent of the Service Provider) prior to the expiration of twenty days following the later of the date on which the option became fully exercisable and the date on which the service provider received written notice of the Covered Transaction.

Termination of Service, Death and Disability

Under the 2007 Stock and Incentive Award Plan, the Committee may, but need not, permit options and SARs to be exercised following termination of the service provider’s employment or other applicable service that benefits the Company, a subsidiary or another enterprise in which the Company has a significant interest, or following the participant’s death or disability, whether or not the option or SARs would otherwise be exercisable following such event. The Committee may also provide for Incentive Awards, including Performance Share Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Stock Unit Awards to become fully vested, earned and payable following such an event, whether or not the Awards would otherwise be vested, earned or payable. The Committee may also permit any option or SAR to be exercisable, after any such event, for any period specified by the Committee, but not beyond its fixed expiration date.

Amendment of the 2007 Stock Incentive and Award Plan

The Board of Directors may amend the 2007 Stock and Incentive Award Plan at any time and in any respect without shareholder approval, unless shareholder approval of the amendment in question is required under Delaware or federal law, the Code, or the rules of the New York Stock Exchange. The Board of Directors may also terminate the plan at any time. However, no amendment or termination of the plan may adversely affect any awards that were granted before the date of such amendment or termination without the consent of the holder of such award. The Board does not have the power to amend, modify, exchange or substitute options if such amendment, modification, exchange, or substitution would violate Code Section 409A (it is not an extension of a stock right if the expiration of the option is tolled while the option is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the option may be exercised is not extended more than thirty days after the exercise of the option first would no longer violate applicable securities laws).

Duration of 2007 Stock and Incentive Award Plan

If approved by shareholders, the 2007 Stock and Incentive Award Plan will terminate on the earliest of the date on which (i) all shares of Common Stock that may be issued under the 2007 Stock and Incentive Award Plan have been issued, (ii) the Plan is terminated by the Board of Directors, or (iii) the tenth anniversary of the effective date of the Plan. No ISOs may be granted after 2017. If the 2007 Stock and Incentive Award Plan is not approved by shareholders, it will be null, void and of no force or effect, as will any awards made thereunder.

Certain Federal Income Tax Consequences

The following brief description of the tax consequences of awards under the plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences, nor does it address foreign, state or local tax consequences.

Limitation on Corporate Deductions for Certain Executives’ Compensation

As noted above, under Section 162(m), the amount which the Company may deduct for federal income tax purposes for compensation paid to certain “covered employees” (generally the chief executive officer and the four most highly paid executive officers other than the chief executive officer) in any taxable year is limited to $1,000,000 per individual. However, compensation that qualifies as “performance-based” compensation is not subject to the one million dollar deduction limit. As mentioned under “Types of Awards” above, the 2007 Stock and Incentive Award Plan authorizes the Committee to grant awards under the 2007 Stock and Incentive Award Plan that qualify as “performance-based” compensation as well as awards that do not. As a result, the Company may not be entitled to any deduction mentioned below if the individual in question is a “covered employee”, the amount in question does not qualify as “performance-based compensation”, and the amount in question, when added to the covered employee’s other taxable compensation that is not “performance-based” in the same taxable year, exceeds $1,000,000.

Options

There are no federal income tax consequences either to the optionee or the Company upon the grant of an ISO or a NQSO. If shares are purchased under an ISO (i.e., an ISO is exercised) during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction in respect of the option exercise. However, the excess of the fair market value of the shares on the date of such exercise over the purchase price of the shares under the option will be includible in the optionee’s alternative minimum taxable income if the optionee does not dispose of the shares in the same calendar year in which the optionee acquired the shares under the ISO, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares purchased under an ISO within two years of the date of grant or one year of the date of exercise of the ISO, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the purchase price of such shares (but not more than the actual gain realized by the optionee on the disposition of the shares). Any gain after the date on which the optionee purchased the shares will be treated as capital gain to the optionee and will not be deductible by the Company. If the shares are disposed of after the two-year and one-year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss realized by the optionee will be treated as capital gain or loss. Any gain or loss recognized by an optionee will be long-term capital gain or loss if the shares were held for the requisite holding period, currently one year.

When shares are purchased under a NQSO, the excess of the fair market value of the shares on the date of purchase over the purchase price of such shares under the option will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares purchased under a NQSO will generally result in a capital gain or loss for the optionee, which will be long-term capital gain or loss if the shares have been held for the requisite holding period, currently one year, but will have no tax consequences for the Company.

Stock Appreciation Rights and Incentive Awards

There are no Federal income tax consequences either to the recipient or the Company upon the grant of SARs. If and when money is paid or shares of Common Stock are issued pursuant to an Incentive Award, including but not limited to a Performance Share Award or Performance Unit Award, but excluding a Restricted Stock Award, the recipient will generally recognize ordinary income and the Company will generally be entitled to a tax deduction equal to the amount of money paid and the fair market value of the shares on the date the shares are issued less any amount paid for them by the recipient.

Restricted Stock Awards

A person who has been awarded Restricted Stock will not recognize taxable income at the time the Restricted Stock is issued to him unless he makes a special election in accordance with applicable Treasury regulations to be taxed (at ordinary income rates) on the excess of the fair market value of the shares at that time (with fair market value determined for this purpose without regard to any restrictions other than restrictions, if any, which by their terms will never lapse) over the amount paid for the Restricted Stock. If any shares with respect to which such election was made are subsequently forfeited, a holder would not be entitled to any loss for amounts included in income. In that case, the Company would be entitled to a deduction at the same time equal to the amount of income realized by the recipient but would not be entitled to deduct any dividends thereafter paid on the shares.

Absent such an election, a participant who has been awarded Restricted Stock will not recognize income until the shares become transferable or cease to be subject to a substantial risk of forfeiture, at which time the recipient will recognize ordinary income and the Company will generally be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over the amount (if any) paid by the recipient for the shares. Dividends paid to the recipient on the Restricted Stock prior to that time will be ordinary compensation income to the recipient and deductible by the Company. A holder of Restricted Stock will have an initial tax basis in shares of Restricted Stock equal to the amount paid for such stock plus any amounts included in income. Any gain or loss realized on the disposition of Restricted Stock will be capital gain or loss and will be long-term capital gain or loss if the shares disposed of were held for the requisite holding period, currently one year.

Restricted Stock Units

Restricted Stock Units generally are subject to tax at the time of payment and the Company generally will have a corresponding deduction when the participant recognizes income.

Tax Consequences of Certain Change in Control-Related Payments

Under sections 280G and 4999 of the Code, if compensatory payments made to an officer, highly compensated employee or certain other “disqualified individuals”, including the vesting of stock options or other awards, is contingent, or deemed to be contingent, on a change in control of a publicly-traded corporation, and if the value of such payments exceeds a certain statutory limit, the person who receives such payments may be subject to a 20% excise tax on most of such payments, payable in addition to regular income taxes, and the corporation may be denied a deduction for the portion of the payments which is subject to such excise tax. If a “Change in Control” occurs, awards under the 2007 Stock Incentive and Award Plan may be subject to such excise tax, in whole or in part, and may be nondeductible by the Company.

Compliance with Section 409A of the Internal Revenue Code

The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Long-Term Stock Incentive Plan. To the extent applicable, it is intended that the Plan and any grants made under the Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Company intends to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and to make such amendments (including retroactive amendments) to the Plan and any other grants made thereunder as required by Section 409A on a timely basis. Any reference to Section 409A will also include any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of Treasury of the Internal Revenue Service.

The Committee has discretion to determine the type, term and conditions, and recipients of awards granted under the 2007 Stock and Incentive Award Plan. Accordingly, it is not possible to determine the benefits that will be received under the 2007 Stock and Incentive Award Plan in 2007 if the Plan is approved. For more information, see the “Grants of Plan-Based Awards Table” under the heading “Executive Compensation” included in this proxy statement, which sets forth the awards granted to the executive officers of the Company under the 2002 Stock Award Plan during 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2007 STOCK AND INCENTIVE AWARD PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL NO. 4

APPROVAL OF THE BARR PHARMACEUTICALS, INC. 2007
EXECUTIVE OFFICER INCENTIVE PLAN

On March 7, 2007, the Board of Directors approved the adoption of the Barr Pharmaceuticals, Inc. 2007 Executive Officer Incentive Plan (the “Executive Officer Incentive Plan”), and recommended that it be submitted to the shareholders for approval at the Annual Meeting.

The Executive Officer Incentive Plan would cover the most senior management of the Company and would meet all requirements of Section 162(m) of the Internal Revenue Code, which is a pre-condition to the Company’s being able to deduct the full amount of payments made under the Executive Officer Incentive Plan. The Executive Officer Incentive Plan would set a maximum annual incentive payment for each senior executive covered, based on 100% of the executive’s annual salary. Under the Executive Officer Incentive Plan, the Compensation Committee would have discretion to reduce the award below 100% of annual salary.

The Company believes that the Executive Officer Incentive Plan will support its ability to effectively motivate its most senior executives, manage the business and enable the Company to recruit and retain key members of senior management. The performance goals that underlie the Executive Officer Incentive Plan will provide additional incentives to support our business objectives and recognize individuals who have delivered exceptional performance.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide for a stockholder-approved plan under which bonuses paid to its executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Company has structured the Executive Officer Incentive Plan in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m). As noted above, in general, under Section 162(m), in order for the company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s chief executive officer or any of the company’s four other most highly compensated executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and, as noted above, approved by the Company’s stockholders. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal be based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Executive Officer Incentive Plan is discussed below, and stockholder approval of the Executive Officer Incentive Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m) of the Code.

Description of the 2007 Executive Officer Incentive Plan

The following is a description of the material features of the 2007 Executive Officer Incentive Plan. The description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2007 Executive Officer Incentive Plan which is attached to this Proxy Statement as Appendix B and incorporated herein by reference. Stockholders are encouraged to read the text of the plan in its entirety.

At the beginning of each Plan Year under the Executive Officer Incentive Plan, the Company’s Compensation Committee will designate at least five senior officers of the Company and its subsidiaries (including the Chief Executive Officer of the Company) as participants in such plan. Promptly after the end of each Plan Year, awards under the Executive Officer Incentive Plan will be calculated for each participant in accordance with the plan and regulations established by the Compensation Committee.

The maximum incentive payment a participant may receive is equal to 100% of annual salary. In no event, however, may a participant’s annual incentive payment exceed 3% of the Company’s Pre-Bonus, Pre-Tax Net

Operating Income (as defined in the plan) for the applicable plan year. Under the plan, the Compensation Committee would have the right to, in its sole discretion, reduce the award calculated pursuant to the foregoing percentage or formula below such calculated amount. Awards under the plan would be payable by March 15 of the Plan Year following the Plan Year with respect to which the award was earned.

In the event of a Change in Control, participants in the plan would be entitled to receive an incentive payment equal to 100% of annual salary, but in no event more than the Formula Award. The “Formula Award” would be 3% of the Company’s Pre-Bonus, Pre-Tax Net Operating Income, calculated as if the date of the Change of Control was the last day of the Plan Year in which such Change in Control occurs and without deducting any amounts for expenses directly relating to such Change in Control. After the actual end of the Plan Year in which the Change in Control occurs, the “Formula Award” would be recalculated as 3% of the Company’s Pre-Bonus, Pre-Tax Net Operating Income for the entire Plan Year.

The actual amount payable to each participant under the Executive Officer Performance Plan is not currently determinable because it will depend on future Company performance and the Compensation Committee’s authority to further reduce the ultimate payout in its discretion. For information regarding awards made in respect of fiscal 2006, under the Company’s existing incentive plan, refer to the “Summary Compensation Table” under the heading “Executive Compensation” included in this proxy statement.

The Executive Officer Incentive Plan would be subject to amendment or termination at any time upon the vote of a majority of the Board of Directors, provided that no amendment or termination would be permitted to increase the award otherwise payable to participants without the approval of stockholders of the company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2007 EXECUTIVE OFFICER INCENTIVE PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2006 by each person known to us, based on Schedule 13D or Schedule 13G filings with the SEC, who beneficially owns more than 5% of the outstanding shares of our Common Stock. Percentages are based on 106,563,484 shares of Common Stock issued and outstanding as of December 31, 2006.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership	of Class

Barclays Global Investors, NA(1)	10,132,838	9.51%
45 Fremont Street, San Francisco, CA 94105

(1)	According to a Schedule 13G filed jointly on January 23, 2007, (i) Barclays Global Investors, NA has sole voting power and sole dispositive power with respect to 7,108,221 and 8,189,908 shares, respectively, and beneficially owns these 8,189,908 shares, (ii) Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to 771,776 shares, and beneficially owns these 771,776 shares, (iii) Barclays Global Investors Japan Trust and Banking Company Limited has sole voting power and sole dispositive power with respect to 10,988 shares and beneficially owns these 10,988 shares, and (iv) Barclays Global Investors Japan Limited has sole voting power and sole dispositive power with respect to 271,659 shares and beneficially owns these 271,659 shares, and (v) Barclays Global Investors, Limited has sole voting power and sole dispositive power with respect to 888,507 shares, and beneficially owns these 888,507 shares.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 30, 2007 (except as noted otherwise) by (1) each director of the Company; (2) each executive officer of the Company identified in the Summary Compensation Table below (the “Named Officers”); and (3) all directors and executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe that the beneficial owners of the Common Stock listed below have sole voting and investment power with respect to such shares. Percentages are based on 109,743,616 shares of Common Stock issued and outstanding as of March 30, 2007.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)	of Class

Bruce L. Downey(2)	1,397,756	1.27%
Paul M. Bisaro(3)	654,114	*
G. Frederick Wilkinson(4)	15,000	*
William T. McKee(5)	181,324	*
Frederick J. Killion(6)	149,089	*
George P. Stephan(7)	285,310	*
Harold N. Chefitz(8)	77,750	*
Richard R. Frankovic(9)	95,139	*
Peter R. Seaver(10)	89,375	*
James S. Gilmore, III(11)	89,375	*
All executive officers and directors (13 persons)(12)	3,233,363	2.95%

*	Less than 1%

(1)	We have included in shares owned by each stockholder all options held by the stockholder that are currently exercisable or exercisable within 60 days of March 30, 2007.

(2)	Beneficial ownership for Mr. Downey includes 973,697 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(3)	Beneficial ownership for Mr. Bisaro includes 547,943 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(4)	Beneficial ownership for Mr. Wilkinson includes 15,000 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(5)	Beneficial ownership for Mr. McKee includes 169,747 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(6)	Beneficial ownership for Mr. Killion includes 147,500 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(7)	Beneficial ownership for Mr. Stephan includes 144,218 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(8)	Beneficial ownership for Mr. Chefitz includes 72,500 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(9)	Beneficial ownership for Mr. Frankovic includes 95,139 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(10)	Beneficial ownership for Mr. Seaver includes 89,375 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(11)	Beneficial ownership for Mr. Gilmore includes 89,375 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

(12)	Beneficial ownership for all executive officers and directors as a group includes 2,563,874 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 30, 2007.

EQUITY COMPENSATION PLAN INFORMATION (as of December 31, 2006)

	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	8,842,334	(1)	$37.7735	2,337,373	(2)
Equity compensation plans not approved by security holders	0		N/A	0
Total	8,842,334		$37.7735	1,472,059

(1)	Reflects amounts from both the Company’s 2002 Stock and Incentive Award Plan (8,172,649 shares subject to outstanding unexercised options, warrants and rights) and the Company’s 2002 Non-Employee Director Stock Option Plan (669,685 shares subject to outstanding unexercised options, warrants and rights).

(2)	Reflects amounts from both the Company’s 2002 Stock and Incentive Award Plan (675,590 shares remaining), the Company’s 2002 Non-Employee Director Stock Option Plan (796,469 shares remaining) and 865,314 shares remaining available for purchase as of December 31, 2006 pursuant to the Barr Pharmaceuticals, Inc. Employee Stock Purchase Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file forms with the SEC to report their beneficial ownership of our Common Stock and any changes in their beneficial ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based solely on that review, we believe that our directors and executive officers complied with all Section 16(a) filing requirements during the six month period ended December 31, 2006.

EXECUTIVE OFFICERS

The names, ages and positions of our executive officers are set forth in the table below. As used sometimes in the biographies below, the “Company” refers to Barr Pharmaceuticals, Inc., a Delaware corporation (“BPI”), and its predecessor corporation, Barr Laboratories, Inc., a New York corporation (“Old BLI”). In connection with the Company’s reincorporation from New York to Delaware, Old BLI merged with and into BPI on December 31, 2003, with BPI surviving the merger. Immediately prior to the merger, Old BLI transferred substantially all of its assets (other than the stock it then held in its subsidiaries) and liabilities to a newly formed Delaware corporation also called Barr Laboratories, Inc. (“New BLI”).

Name	Age	Position

Bruce L. Downey	59	Chairman of the Board and Chief Executive Officer, BPI
Paul M. Bisaro	46	President and Chief Operating Officer, BPI and President and Chief Operating Officer, New BLI
G. Frederick Wilkinson	50	President, Duramed Pharmaceuticals, Inc.
Zeljko Covic	54	President and Chief Operating Officer, PLIVA d.d.
William T. McKee	46	Vice President, Chief Financial Officer and Treasurer, BPI
Frederick J. Killion	53	Vice President, General Counsel and Secretary, BPI
Timothy P. Catlett	51	Senior Vice President, Sales and Marketing, New BLI
Catherine F. Higgins	55	Vice President, Human Resources, BPI and Senior Vice President, Human Resources, New BLI

See “Proposal No. 1 — Election of Directors — Information on Director Nominees” for a description of the recent business experience of Messrs. Downey and Bisaro.

G. Frederick Wilkinson joined the Company in 2006 as President and Chief Operating Officer of Duramed Pharmaceuticals, Inc., the Company’s proprietary products subsidiary. Prior to joining the Company, Mr. Wilkinson served as the President and Chief Executive Officer of Columbia Laboratories, Inc. from 2001 to 2006.

Zeljko Čovic joined the Company as President, Chief Operating Officer and President of the Management Board of PLIVA d.d., a subsidiary of the Company, as a result of the Company’s acquisition of PLIVA d.d. Mr. Čovic began his career at PLIVA in 1980. He was appointed Director of Food Production in 1985, and Marketing and Sales Director of Food in 1988. Mr. Čovic spent two years as a Member of the Executive Council and Secretary for Economic Affairs in the Zagreb City Assembly from 1991 to 1993. He served as Chairman of PLIVA’s Board of Directors from 1993 to 1995 and was appointed President of the PLIVA Management Board in 1995.

William T. McKee joined the Company in January 1995 as Director of Finance and was appointed Treasurer in March 1995. In September 1996 he was appointed Chief Financial Officer and was later appointed a Vice President in December 1997 and a Senior Vice President in December 1998. Prior to joining Barr, Mr. McKee served as Vice President, Finance for a software development company and held management positions in the accounting firms of Deloitte & Touche LLP and Gramkow & Carnevale, CPAs.

Frederick J. Killion joined the Company in March 2002 as Vice President and General Counsel. Mr. Killion joined Barr from the law firm of Winston & Strawn, where he had served as a capital partner since 1999. Prior to joining Winston & Strawn in 1990, Mr. Killion was a partner in the law firm of Bishop, Cook, Purcell and Reynolds where he began as an associate in 1982. Bishop, Cook, Purcell and Reynolds merged with Winston & Strawn in 1990.

Timothy P. Catlett joined the Company in February 1995 as Vice President, Sales and Marketing. In September 1997, Mr. Catlett was appointed Senior Vice President, Sales and Marketing of New BLI, a subsidiary of the Company. From 1978 through 1993, Mr. Catlett held a number of positions with the Lederle Laboratories division of American Cyanamid including Vice President, Cardiovascular Marketing.

Catherine F. Higgins joined the Company as Vice President, Human Resources in 1991 and became Senior Vice President, Human Resources of the Company in September 2001. Prior to joining Barr, Ms. Higgins served as Vice President, Human Resources for Inspiration Resources Corporation.

BARR PHARMACEUTICALS, INC.

2007 EXECUTIVE AND DIRECTOR COMPENSATION DISCLOSURE

* * *

CORPORATE GOVERNANCE

* * *

Compensation Committee

The Compensation Committee of the Board (the “Committee”) consists of Messrs. Chefitz, Frankovic, Seaver and Stephan. During 2006, Mr. Gilmore was also a member of the Committee until January 24, 2007. Mr. Chefitz serves as the chairman of the Committee. The Committee reviews and recommends to the Board policies, practices and procedures relating to the compensation of our chief executive officer, senior management team and board of directors, and the establishment and administration of any new incentive compensation plans. The Committee has authority to administer our executive bonus program, 2002 Stock and Incentive Award Plan and Employee Stock Purchase Plan, and make policy recommendations to the Company’s Board of Directors from time to time with respect to our benefit plans. Our board of directors has determined that Messrs. Chefitz, Stephan, Seaver, and Frankovic meet the independence requirements of the NYSE and the Company’s independence standards.

The Committee meets at least quarterly during the year. The Committee met 6 times during calendar year 2006.

Compensation Committee’s Processes and Procedures for Consideration and Determination of Executive Compensation

Authority and Responsibilities.  The Committee administers the Company’s executive compensation program, including the oversight of executive compensation policies and decisions, administration of the executive bonus program applicable to executive officers and administration of the Company’s equity incentive plans. In particular, the Committee exercises all power and authority of the Board in the administration and interpretation of the Company’s executive compensation plans, including establishing guidelines, selecting participants in the plans, approving grants and awards, and exercising other powers and authority required and permitted under the plans. The Committee also reviews and approves executive officer (including Chief Executive Officer) compensation, including, as applicable, salary, and incentive compensation levels, executive perquisites, equity compensation (including awards to induce employment), severance arrangements and other forms of executive officer compensation. The Committee receives recommendations from the Chief Executive Officer with respect to the compensation of executives other than the Chief Executive Officer. The Committee’s membership is determined annually by the full Board.

The Committee’s responsibilities are reflected in its Charter, a copy of which is available on our website, www.barrlabs.com. The Committee reviews the Charter from time to time and recommends any proposed changes to the Board. Pursuant to its Charter, the Committee’s functions also include reviewing and approving contractual relationships between the Company or its subsidiaries and any officer or director (or former officer or director) relating to employment, severance, retirement or compensation; and producing the Committee’s report on executive compensation to be included in the Company’s proxy statements.

Delegation.  From time to time, the Committee may delegate authority to fulfill various functions of administering the Company’s plans to employees of the Company. Specifically, the Committee has delegated administrative responsibilities with respect to the Company’s employee retirement plans to the Savings and Retirement Plan Committee consisting of the Company’s general counsel, chief financial officer, and senior vice president of human resources. The Savings and Retirement Plan Committee reports to the Committee on the performance of the retirement plan assets and other plan matters at least twice each year. The Committee also has delegated the authority to make awards of up to 3,000 stock-settled SARs per person to new employees under the 2002 Stock and Incentive Award Plan to the Company’s senior vice president, human resources.

Compensation Consultant

In addition, the Committee has authority to engage the services of outside advisers to assist the Committee. In 2006, the Committee used Executive Compensation Corporation (“ECC”), a compensation consulting firm that has advised and assisted the Committee and management for many years. ECC is engaged by management, although the Committee has the authority to engage its own consultant at any time. A representative of ECC attended several of the Committee’s meetings in calendar year 2006 and reported directly to the Committee during these meetings.

ECC provided benchmarking information on the amount and form of executive and director compensation, as discussed in detail under “Benchmarking” on page 30. Management’s instruction to ECC as to the nature and scope of its assignment were to assist in the selection of peer group companies and to obtain, analyze and review competitive market compensation relevant proxy and survey data in accordance to with a defined methodology, and to obtain competitive external market total compensation data.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Committee of any entity that has one or more executive officers who serve on our board or Compensation Committee.

* * *

COMPENSATION DISCUSSION AND ANALYSIS

The following discusses the material factors involved in the Company’s decisions regarding the compensation of the Company’s Named Executive Officers (as defined on page 37) during the six- month period ending on December 31, 2006 (the “NEOs”). On September 21, 2006, the Board of Directors approved a change in the Company’s fiscal year end from June 30 to December 31. In connection with our change in fiscal year end, the NEOs will receive pro-rated bonus payments on or about March 15, 2007, with respect to the six-month period ending December 31, 2006. Similarly, our NEOs will receive annual salary increases on or about April 1, 2007, pro rated to reflect the fact that only nine months have elapsed since the most recent annual salary increase. The specific amounts paid or payable to the NEOs with respect to the six-month period at issue are disclosed in the tables and narrative beginning on page 37 of this proxy statement. The following discussion cross-references those specific tabular and narrative disclosures where appropriate.

Compensation Overview

Compensation Philosophy, and Objectives and Process

Our executive compensation program was designed to attract, motivate and retain the highly talented individuals Barr Pharmaceuticals needs to drive business success. The program reflects the following key principles:

•	The interests of Barr Pharmaceuticals employees and Barr Pharmaceuticals stockholders should be aligned: We believe that Barr Pharmaceuticals employees should act in the interests of Barr Pharmaceuticals stockholders and the best way to encourage them to do that is through an equity stake in the company. We do this by paying a significant portion of total compensation in the form of equity compensation. Our goal is to have market competitive stock programs that encourage the alignment of the interests of our employees and our stockholders.

•	Compensation should encourage teamwork and performance: Our executive compensation programs are designed to promote teamwork, cohesion and performance. When the Company performs well based on financial and non-financial (for example, making regulatory filings or launching products) objectives, our executives will be eligible to receive greater incentive compensation. When the business does not meet objectives or is facing financial challenges, incentive awards may be reduced. While individual performance is carefully reviewed and considered, Barr Pharmaceuticals has also maintained a strong philosophy of pay equity — that is, providing generally similar compensation for executives serving at similar levels of responsibility — among the NEOs to further promote teamwork and cohesion.

•	Compensation programs should balance short- and long-term goals: Our executive compensation program is designed to balance the Company’s short- and long-term financial objectives, by using both annual cash incentives and equity-based incentives. The management incentive program primarily rewards short-term performance by paying out cash bonuses based on financial and non-financial performance over periods of one fiscal year. The equity-based incentive awards are designed to reward long-term financial performance of the Company.

Benchmarking

For the past several years, the Company has engaged a compensation consultant, Executive Compensation Corporation (“ECC”), to assist it in selecting a peer group and benchmarking the Company’s executive compensation. ECC benchmarked the compensation of the Company’s NEOs primarily against executive compensation survey data from a mix of pharmaceutical, biotech, nondurable manufacturing and general industry companies with annual revenues of approximately $1.5 billion. Pharmaceutical industry data generally received the greatest weight in establishing the benchmarks. It also benchmarked the compensation of the Company’s NEOs against the executive compensation reported by thirteen publicly traded pharmaceutical companies having average revenues of approximately $1.5 billion. Together, the survey data and the peer group disclosures help the Company establish a range of pay that this considered competitive.

ECC also studied the function and position information gathered through its prior studies, current position summaries and organizational charts, and telephone conferences. For each position, ECC considered the scope of the position, organizational reporting level, position responsibilities, accountabilities and any required qualifications (e.g., MD degree).

ECC gathered competitive base salary, annual bonus and total direct compensation data from multiple surveys for each position and assessed the results to determine overall competitive market rates. ECC then applied a four percent annual update factor to age the survey data, which is consistent with prior studies and current trends.

As in prior years, ECC studied executive compensation data disclosed in the proxy statements of comparable publicly traded companies that the Company identified as its competitors, including:

Alpharma	KV Pharmaceuticals
Andrx	Mylan Laboratories
Biovail	Par Pharmaceuticals
Endo Pharmaceuticals	Perrigo Company
Forest Laboratories	Teva Pharmaceuticals
IVAX	Watson Pharmaceuticals
King Pharmaceuticals

Due to recent acquisitions in the peer group, the Company’s recent acquisition of Pliva and the change in the size of the Company, a new peer group will be established for 2007 compensation decisions.

Components of Executive Compensation

Total compensation for our NEOs is comprised of base salaries, annual cash incentive awards, long-term equity awards, retirement saving plan contributions, post-employment benefits, including severance protection, and other benefits and perquisites. When the Committee determines compensation levels for our NEOs, it reviews compensation survey data from independent sources to ensure that our total compensation program is competitive. As described above, under “Benchmarking,” the Committee looks at compensation data from companies in our industry, by using publicly available peer company disclosures, as well as from companies in our industry and in a broad cross-section of industries available from reputable compensation surveys. In consultation with the Chief Executive Officer (other than with respect to his compensation) the Committee uses the data from peer company disclosure and the survey data to define the range of pay that it considers to be competitive. The Committee reviews the peer company and survey data annually. When setting specific pay levels for our NEOs, the Committee considers the competitiveness of each component of pay as well as the aggregate pay, with the aggregate pay level being weighted more heavily in its final decisions. The various components of executive compensation are designed to promote the Company’s executive compensation objectives as described above.

Base Salary

• Why this component is paid to executives

Base salary is provided to all employees (including the NEOs) in order to provide employees with a degree of financial certainty and funds for current expenses. Competitive base salaries further the compensation program’s objectives by allowing the Company to attract talented employees by providing fixed compensation on which employees can rely.

• How the amount of base salary is determined

The Committee’s determinations of NEO base salaries primarily reflect (i) its analysis of market data for compensation of executives in similar positions and with similar skills, (ii) individual performance and (iii) a desire to promote a cohesive management team by promoting internal pay equity. The Committee takes into account each NEO’s performance, experience, education, skills and value to Barr as it reviews its current base salary levels relative to the competitive base salary levels. The Company has historically provided base salaries to NEOs generally ranging between the 50th and 75th percentiles reflected in the applicable market data provided by ECC. Please read the discussion under “Benchmarking” on page 30, for more information regarding the market data reviewed by the Committee. The 50th percentile market salary level represents the base salary level for a hypothetical executive who: (i) is fully experienced and educated as required by the position, (ii) is a strong performer, strong leader and makes solid contributions, and (iii) possesses a full skill set for his or her position and applies those skills successfully. As a result, our NEO’s actual base salary levels vary around the competitive base salary market levels based on differences in each incumbent’s profile. In 2006, the annual base salary for each NEO was reviewed by the Committee and, in certain cases, increased at levels consistent with increases in the annual base salaries generally awarded to other comparably performing peer executives. Year-to-year adjustments to each NEO’s base salary were determined by an assessment of such individual’s sustained performance against his or her job responsibilities, including material changes in job responsibilities and the impact of such performance on our business and financial results. Year-to-year adjustments applicable during the six-month period ending December 31, 2006 also reflected the value the Company places on fostering cooperation and good will among executives by promoting internal pay equity — that is, by generally providing similar compensation to executives serving at similar levels of responsibility. See the discussion under “Benchmarking” on page 30, for more detail. In addition, as described above under “Corporate Governance” on page 28 and below under “Role of the Chief Executive Officer in Setting Compensation” on page 36, the Chief Executive Officer advises the Committee and makes recommendations concerning the compensation to be paid to the other NEOs.

• Relationship of base salary to other components of compensation

The amount of an NEO’s base salary is the reference point for much of the other compensation received by the executive. For example, the potential annual incentive award for each executive is a percentage of the executive’s base salary.

Executive Bonus Awards

In 2006, the Company paid cash bonuses to our NEOs under our executive bonus program, which provides additional compensation to participants based on the achievement of personal and financial objectives. The executive bonus program is open to all salaried employees selected by the Chief Executive Officer and the

Committee. Participants in the executive bonus program must generally be actively employed by us on the payment date to receive a bonus award. Participants may receive a partial bonus award in certain circumstances. Our NEOs received annual bonus payments with respect to the fiscal year ended June 30, 2006 in July, 2006. As a consequence of the change in the Company’s fiscal year-end bonus payments with respect to the six-month period ending December 31, 2006 were paid to NEOs in March 2007.

• Why this component is paid to executives and how it furthers the program’s objectives

The Company believes that a meaningful amount of compensation should be variable and contingent on Company and individual performance. We believe that having a portion of an executive’s compensation dependent on Company and individual performance supports our goal of incentivizing executives to dedicate their full efforts toward achieving Company performance objectives.

• How the amount is determined

Each year, the Company promulgates and internally distributes broad Company-wide financial and operational objectives, against which the NEOs are evaluated at year-end. The Compensation Committee has discretion in determining the final payout based on its evaluation of the Company-wide financial and operational performance and individual NEO’s performance. The Company has not followed a formula-based approach for determining the annual incentive for the NEOs. Instead, the Chairman of the Committee meets with the CEO and the COO to review the performance of the other three NEOs. The Committee also reviews competitive data. Payouts are determined in part by considering Company performance against financial goals set forth at the beginning of the year. The Committee, in consultation with the CEO, uses discretion in the determination of these individual awards so that it can base rewards on, not just a raw financial figure, but the behavior and quality of decisions that went into reaching that financial figure and on operational performance. In determining the amount of annual incentive, the Company places significant weight on each NEO’s individual performance. The Company has historically paid cash bonuses to NEOs generally in a range of 35 to 55 percent of their respective base salaries.

• Relation of annual incentives to other components of compensation

Each NEO has a target annual incentive based on a percentage of the executive’s annual base salary. The Committee has the discretion to pay at above, or below target depending on Company-wide financial and operational performance and individual performance.

Effective in 2007, the Company adopted, subject to stockholder approval, a new Executive Officer Incentive Plan. For more information on the plan, see “Proposal No. 4 — Approval of the Barr Pharmaceuticals, Inc. 2007 Executive Officer Incentive Plan,” above.

Equity Compensation — Long-Term Awards

The Company maintains the Barr Pharmaceuticals, Inc. 2002 Stock and Incentive Award Plan (the “Stock Award Plan”) for the purpose of granting long-term incentive awards to our employees, including our NEOs. Commencing in 2005, instead of stock options the Company began awarding stock-settled stock appreciation rights, primarily because the issuance of SARs is expected to have less of a dilutive effect on existing stockholders than the issuance of an equivalent number of stock options. A portion of the SARs are exercisable in the form of incentive stock options (“Tandem Awards”) to NEOs under the Stock Award Plan. The Company continued awarding Tandem Awards to NEOs in 2006. Each Tandem Award is an award of stock-settled stock appreciation right that the optionee may either (i) surrender in exchange for a lesser number of shares of Company stock, with no exercise price or (ii) subject to a statutory limit, exercise for shares of Company stock, as with any other stock option, by paying the full exercise price. Because the SAR portion of the Tandem Awards award can only be exchanged for shares of Company stock, it is often referred to as a “stock-settled SAR.” For example, if an NEO received an award of 1,000 Tandem Awards on July 26, 2006, with an exercise price of $48.80 (the market price of the Company’s stock on the date) and, after vesting and when the market price of the Company’s stock was $58.80, the NEO elected to surrender all 1,000 Tandem Awards using the tandem SAR feature, the NEO would be entitled to fully transferable shares of Company stock equal in value to the $10 difference between the exercise and market prices times 1,000 Tandem Awards, or $10,000 (less applicable tax withholding).

Because the tax treatment of incentive stock options (“ISOs”) is very different from that of stock-settled SARs, the Committee believes that the Tandem Award gives each NEO the flexibility to consider his or her own tax position in the exercise of the award. In the above example, the optionee would recognize ordinary income of $10,000 at the time of the option SAR exercise and exchange. However, if the optionee instead had elected to exercise using the ISO feature, the optionee would pay $48,800 in exchange for 1,000 shares of Company stock. The optionee would not recognize income on that exercise (although, the $10,000 gain would be counted for purposes of determining whether the optionee is subject to alternative minimum tax). If the optionee held the 1,000 shares of stock for at least one year after the exercise, any gain or loss would be taxable to the optionee at long-term capital gain or loss rates.

• Why this component is paid to executives and how it furthers the program’s objectives

The Tandem Awards only produce value to our NEOs if the price of our stock appreciates, thereby linking the interests of NEOs with those of our stockholders. Tandem Awards also link the interests of our NEOs to our stockholders in that the “gain” from the SAR is paid out in shares of Company stock. Because they vest incrementally over time, Tandem Awards also create an incentive for NEOs to continue their employment with the Company for extended periods after the initial grant.

• Relation of long-term awards to other components of compensation

Long-term awards potentially make up the largest component of pay for our NEOs. This is consistent with our philosophy of linking NEOs’ financial interests to that of stockholders.

• How the amount awarded is determined

The management of the Company, with the advice and assistance of its compensation consultant ECC, provided the Committee with its recommendations of the awards to be made to NEOs and other eligible employees in 2006. The Company relies on share grant guidelines, including a minimum, target and maximum range by executive level, that have been developed internally over a period of years. Each year, management reviews individual performance and recommends a grant based on the current internal guidelines. These recommended grant levels are reviewed against current competitive market data as part of the annual benchmarking process with ECC. To arrive at the final 2006 grant levels, ECC provided to the Committee a calculation of the average annual value of the stock with respect to which the Company made stock options and other equity awards to each NEO within the last four years and compared these average annual grant values with 25th, 50th and 75th percentile competitive grant values. The competitive grant values were derived from a leading survey of executive compensation in the pharmaceutical industry. The survey data were broken out separately for companies with comparable levels of revenue, which was the data used in conducting the analysis.

The Committee then compared the suggested option grants to the competitive market based on the options’ Black-Scholes values. The equity compensation awards ultimately granted reflect the Committee’s desire to provide executive compensation, including equity compensation, generally ranging between the 50th and 75th percentiles reflected in the applicable market data. Equity compensation grants also reflect the Company’s historical grant practices and prior awards to individual NEOs, as well as the Company’s desire to support cohesion within its senior management team by promoting internal pay equity, as described above under “Base Salary — How the amount of base salary is determined” on page 31.

Tandem Awards and other awards granted to our NEOs vest in equal yearly installments, usually over a three-year period and may be exercised only during the period commencing on the date of vesting and until the close of business on tenth anniversary of the date of grant unless sooner terminated following a Qualifying Termination (as defined in the executive officers’ respective option agreements). However, if the NEO’s employment terminates before the tenth anniversary of the date of grant, the awards terminate at the time employment terminates or within a specified period of time thereafter, depending on the circumstances of the employment termination.

Retirement and Other Post-Employment Benefits

The NEOs participate in qualified and non-qualified defined contribution retirement savings plans. In addition, as described in more detail beginning on page 45, each of our NEOs may receive certain benefits in the event of termination of employment and change in control scenarios. In addition, pursuant to his employment agreement with the Company, following any termination of Mr. Downey’s employment other than for Cause, as defined in the agreement, the Company is obligated to provide Mr. Downey, his spouse and eligible dependents with medical and dental benefits until Mr. Downey and his spouse attain age 65 or their earlier death.

• Why these components are paid to executives and how they further the program’s objectives

Retirement plans, in general, are designed to provide executives with financial security after their employment has terminated and, through the incremental vesting of Company matching contributions to such plans over time, provide a retentive element to the overall pay package. The Company provides matching contributions under both the qualified 401(k) plan and and a non-qualified defined contribution 401(k) plans. Because the Company provides neither a qualified nor a non-qualified defined benefit pension plan (often referred to as a “SERP”), we believe that the overall retirement plan benefits for our NEOs are modest.

Both the qualified 401(k) plan and the non-qualified defined contribution plan permit eligible employees to save for retirement while deferring income taxes on a portion of their current income. The non-qualified defined contribution plan permits highly-compensated individuals to receive a similar level of benefits (in terms of the overall percentage of their income eligible for tax deferral and employer matching contributions) as are available to employees with lower levels of income.

Both the qualified 401(k) plan and the non-qualified 401(k) defined contribution plans require a contribution by the NEO in order to receive the full Company matching contribution.

Termination benefits and change in control benefits provide additional security for the NEOs and help retain the NEOs and maintain their focus during periods of extreme uncertainty about their continued employment with the Company.

• How the amount to be paid is determined

The qualified 401(k) plan and non-qualified 401(k)defined contribution plans provide benefits that are set forth in the Summary Compensation Table on page 38 under “All Other Compensation” and in the Non-Qualified Deferred Compensation Table on page 44. The termination and change in control benefits for our NEOs are set by contract and are described below on page 39 under “Employment Agreements.” The employment agreement the Company has entered into with the Chief Executive Officer provides for severance benefits equal to three times his base salary and annual bonus. The employment agreements the Company has entered into with the President and Chief Operating Officers of Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc. each provide for severance benefits equal to two and one-half times their respective base salary and annual bonus. Other NEOs would receive severance benefits equal to two times base salary and bonus. The employment agreements also provide for non-renewal payments in the event that the Company does not extend an NEO’s term of employment and the NEO does not terminate his employment during the remainder of the term. For each NEO except the CEO, the non-renewal payment amount is equal to one times their respective base salary and annual bonus. The CEO is entitled to a non-renewal payment of two times his base salary and annual bonus. Certain provisions of the employment agreements apply only in the event of a change in control. These include gross up payments to offset any additional tax liability arising from “excess parachute payments” pursuant to Section 280G of the Internal Revenue Code, the amount of which is determined by the amount of such additional tax liability (if any) that would accrue to a NEO in the event of a change in control. For more information, see “Potential Payments upon Termination or Change of Control.”

• Relation of these benefits to other components of compensation

The primary factor determining post-employment benefits is the salary and incentive payment history of the NEO at issue. “Excess parachute payment” tax gross-up payments, as described above, are also potentially influenced by the value of options and SARs that vest on an accelerated basis in the event of a change in control. Additionally, NEOs are required to contribute to their own 401(k)/retirement benefits.

Other Benefits and Perquisites

The executive officers participate in a wide array of benefit plans that are available to all salaried employees of the Company generally, including medical, dental, life and long-term disability insurance plans and an employee stock purchase plan. Most of these benefits provide financial security and peace of mind for employees and executives and are generally viewed as a standard part of basic employee benefits within the industry.

As provided in their employment agreements and other Company policies, the NEOs are entitled to reimbursement for the expenses of an automobile. Because of the Company’s multiple locations, some of which are in relatively remote locations, and travel demands, the Company believes that the use of a company-owned airplane is necessary to enable the NEOs to perform their duties. The Company maintains a country club membership in its name and season tickets to a variety of professional sports teams for purposes of client entertainment. However, the NEOs are entitled to use the country club membership and season tickets for personal use. The perquisites available to the NEOs are described in the narrative description to the Summary Compensation Table on page 37 under “All Other Compensation.”

Other Factors in Compensation Decisions and Policies

NEO Compensation

The Committee reviewed the corporate goals and objectives relevant to each NEO’s compensation and approved the compensation, including the bonus and stock option awards. In determining each NEO’s compensation for 2006, the Committee considered Company performance based on certain financial measures, the value of similar awards to executive officers serving in comparable positions at comparable companies, the awards given to each NEO in past years and such other factors as they may deem relevant and appropriate. The Committee also considered each NEO’s contributions to the Company and his or her role in implementing strategic and financial initiatives designed to augment our business development and growth efforts.

The above-described process for determining NEO compensation is illustrated by the following summary with respect to the Company’s CEO (based on the market study prepared by the Company’s compensation consultant, ECC):

•	Salary: The survey data indicate that the CEO’s current salary of $1,000,000 is at approximately the 75th percentile of the market. The proxy data also indicate that his salary is at the 75th percentile.

•	Bonus: The survey data indicate that the CEO’s most recent bonus ($500,000) was at the 50th percentile. The proxy data indicate that his bonus was at the 44th percentile.

•	Total Cash: The survey data indicate that the CEO’s total cash compensation (salary plus bonus) was at approximately the 50th percentile of market, while the proxy data indicate it was at approximately the 61st percentile.

•	Option Grants: The survey data indicate that the options granted to the CEO during the last four years fall at or modestly (15%) above the 25th percentile of the market and below the 50th percentile of the market, whether grant value or Black-Scholes valuation methodology is used. The proxy data indicate that the CEO’s average annual option grants fall at approximately the 80th percentile of the proxy group, depending on whether grant value or modified Black-Scholes value methodology is used.

•	Total Direct Compensation: Total Direct Compensation (TDC) is the sum of salary, bonus and the present value of long-term incentive grants. To calculate the present value of the CEO’s options, ECC used their Black-Scholes values, as grant values do not reflect present value. The CEO’s TDC is at approximately the 83rd percentile of the proxy group. His total direct compensation has thus been fully competitive with the market 75th percentile.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per executive (the “$1 million cap”). The $1 million cap does not apply to “performance-based” compensation as defined under Section 162(m). The Company intends that awards made under our 2002 Stock and Incentive Award Plan not be subject to the $1 million cap due to the performance-based exception under Section 162(m). However, we have determined that grants made in July of 2005 and July of 2006 may not be considered qualified performance based compensation.

In 2006, Messrs. Downey’s and Bisaro’s base salary and incentive payment amounts exceeded the $1 million cap and, thus, were not fully deductible. The other NEOs did not exceed the $1 million cap. However, because the annual incentive for the CEO and other NEOs could cause them to exceed the $1 million cap in 2007, the Company has established and is seeking stockholder approval of a new annual Executive Officer Incentive Plan that is designed to qualify for the performance-based exception under Section 162(m). See “Proposal No. 4 — Approval of the Barr Pharmaceuticals, Inc. 2007 Executive Officer Incentive Plan,” above. We believe we can continue to preserve related federal income tax deductions for NEOs other than the CEO, although individual exceptions may occur.

Other provisions of the Internal Revenue Code also can affect the Company’s compensation decisions. Under Code Section 280G, a 20% excise tax is imposed upon NEOs and other executive officers who receive “excess” payments upon a change in control to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one times annual compensation, determined by a five-year average. A company also loses its tax deduction for “excess” payments. Our employment and change of control agreements provide for “gross-up” payments to the NEOs if the excise tax would apply. However, as of December 31, 2006, our calculations show that the tax would not apply.

In addition, the Internal Revenue Code was recently amended to provide a surtax under Section 409A with respect to various features of deferred compensation arrangements, mostly for compensation deferred on or after January 1, 2005. We have made the appropriate changes to our non-qualified retirement plans and employment agreements to help ensure there are no adverse affects on the Company or executive officers as a result of these Code amendments. We do not expect these changes to have a material tax or financial consequence on the Company.

The Company also calculates quarterly and monitors the accounting expense related to equity-based compensation in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised) (“FAS 123R”). To date, the FAS 123R expense has not been a significant factor in setting or changing equity compensation grant practices except insofar as the general parity of treatment of stock-settled SARs and stock options under FAS 123R was a consideration in the Company’s decision to grant stock-settled SARs in lieu of stock options.

Timing of Awards

For the past several years, the Company Committee has awarded stock options or stock-settled SARs at a regularly scheduled meeting during the period shortly after the close of its fiscal year. Other than awards granted to newly hired executives, the Company has historically granted awards to executives once during each calendar year. The Company’s fiscal year beginning July 1, 2005 ended June 30, 2006, and the Company awarded options and stock-settled SARs on July 26, 2006. Because of the Company’s switch to a December 31 fiscal year from a June 30 fiscal year end, the Company expects to make future equity awards during the first quarter of each calendar year. The Company has not timed the award of stock options, stock-settled SARs or other equity-based compensation to coincide with the release of favorable or unfavorable information about the Company. The Company has no intention of timing the award of stock options or other equity-based compensation to coincide with the release of favorable or unfavorable information about the Company in the future.

Role of the Chief Executive Officer in Setting Compensation

The CEO provides recommendations on amounts to be paid to the other NEOs under the executive bonus program. The Committee meets in executive session to determine the CEO’s annual salary increase, annual incentive payment amount and stock option//SAR grants for the period at issue. The Committee met in executive session with the CEO and the compensation consultant from ECC to determine salaries, the incentive payment amounts and the stock option/SAR grants for each officer with a title of senior vice president and above. The CEO is present and participates at the Committee meetings when the other officers’ incentive payment amounts are discussed.

EXECUTIVE COMPENSATION

The following table shows information concerning the annual compensation for services to the Company in all capacities of the Chief Executive Officer, Chief Financial Officer and the three other executive officers of the Company (collectively the “NEOs”) during the last completed fiscal year. Although Carole Ben-Maimon’s was no longer with the Company on December 31, 2006, SEC rules require that we include her in this Tabular disclosure.

On September 21, 2006, the Company’s Board of Directors approved a change in the Company’s fiscal year end from June 30 to December 31. As a result, two Company fiscal years ended during 2006: the fiscal year beginning July 1, 2005 and ending June 30, 2006, and a short (6-month) fiscal year ending December 31, 2006. The compensation for the NEOs for the period ended June 30, 2006 was reported in the company’s proxy statement filed with the SEC on September 29, 2006. The following tabular disclosure reflects only the short fiscal year ending December 31, 2006.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
		Salary	Bonus(1)	Awards	Awards(2)	Compensation	Earnings(3)	Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Bruce L. Downey	7/1/2006 — 12/31/2006	548,077	300,000	—	1,274,228	—	—	129,585	2,251,890
Chairman and Chief
Executive Officer
Paul M. Bisaro	7/1/2006 — 12/31/2006	422,115	250,000	—	631,343	—	—	83,508	1,386,966
President and Chief
Operating Officer
G. Frederick Wilkinson	7/1/2006 — 12/31/2006	300,000	150,000	—	272,676	—	—	49,359	772,035
President,
Duramed Pharmaceuticals, Inc.
William T. McKee	7/1/2006 — 12/31/2006	237,019	100,000	—	252,011	—	—	49,160	638,190
Senior Vice President,
Chief Financial Officer
and Treasurer
Frederick J. Killion	7/1/2006 — 12/31/2006	237,644	100,000	—	252,011	—	—	56,723	646,378
Senior Vice President
and General Counsel
Carole S. Ben-Maimon	7/1/2006 — 12/31/2006	113,077	—	—	344,425	—	—	1,545,977	2,003,479
President

(1)	The amounts set out in column (d) reflect the bonus earned by each NEO during the year. See page 31 of this Proxy Statement for a discussion of how bonus was determined.

(2)	The values noted in column (f) represent the FAS 123R value recognized for financial statement purposes of the stock options, Tandem Awards and/or SARs (collectively, “Option Awards”) granted to the NEO in 2006 under the 2002 Stock Award Plan. Under FAS 123R, stock compensation expense is ratably amortized over the vesting period of Option Awards. Accordingly, the amounts in column (f) reflect amounts relating to multiple awards granted during the six month period ended December 31, 2006 and in prior financial reporting periods. The assumptions underlying the Black-Scholes valuation of the Option Awards awarded can be found in the Company’s annual report filed with the SEC on March 1, 2007 on Form 10-K/T with respect to the fiscal year ended December 31, 2006, filed by the Company. The values in column (f) do not take into account the estimate of forfeitures related to service-based vesting conditions. The following table contains the fair value of the Option Awards recognized during the six-month period ending December 31, 2006 by year of grant.

	2003 Award	2004 Award	2005 Award	2006 Award	Total
	($)	($)	($)	($)	($)

Bruce L. Downey	74,110	339,491	480,163	380,465	1,274,228
Paul M. Bisaro	44,466	148,527	210,071	228,279	631,343
G. Frederick Wilkinson	—	—	—	272,676	272,676
William T. McKee	22,233	63,655	90,031	76,093	252,011
Frederick J. Killion	22,233	63,655	90,031	76,093	252,011
Carole S. Ben-Maimon	37,055	127,309	180,061	—	344,425

(3)	No data is provided in column (h) because the Company does not maintain a defined benefit or actuarial pension plan. The Company’s deferred compensation plan and non-qualified defined contribution retirement plans do not provide for above-market earnings. Earnings on deferred compensation are based on actual mutual fund investments directed by the NEO. For additional information, please see the description under the Non-Qualified Deferred Compensation Table on page 44.

(4)	The values noted in column (i) reflect the premiums paid by the Company for supplemental term life insurance, Company matching contributions received under the Barr Pharmaceuticals, Inc. Excess Savings and Retirement Plan, the Barr Pharmaceuticals Inc. Non-Qualified Deferred Compensation Plan and perquisites, as shown in the following table. During the six month period ended December 31, 2006 the Company did not make any matching contributions to the Barr Pharmaceuticals, Inc. Savings and Retirement Plan with respect to the NEOs because each NEO had already reached the maximum allowable contribution limit permitted by law as of such date. The $1,500,000 severance payment to Carole Ben-Maimon was payable pursuant to her amended employment agreement, attached as an exhibit to the report on Form 8-K filed by the Company on October 10, 2006.

All Other Compensation (Column (i) of the Summary Compensation Table)

		Company Match
		Non-qualified
	Supplemental	Deferred
	Life Insurance	Compensation	Perquisites &		Total Other
	Premiums	Plan	Other Benefits	Severance	Compensation

Bruce L. Downey	1,020	114,808	13,757	—	129,585
Paul M. Bisaro	384	77,212	5,912	—	83,508
G. Frederick Wilkinson	612	41,654	7,093	—	49,359
William T. McKee	—	43,702	5,458	—	49,160
Frederick J. Killion	—	43,764	12,958	—	56,723
Carole S. Ben-Maimon	—	41,308	4,669	1,500,000	1,545,977

The Named Executive Officers receive various perquisites provided by or paid for by the Company pursuant to Company policies or individual agreements with the executive. SEC rules require disclosure of the perquisites and other personal benefits, securities or property for a Named Executive Officer unless the amount of that type of compensation is less than $10,000 in the aggregate.

The amounts set forth in the column entitled “Perquisites & Other Benefits” in the table above include amounts received by a given NEO for (i) the Company’s executive medical program, pursuant to which the Company pays all deductibles, co-payments and co-insurance amounts otherwise payable by the NEO, and pays a tax gross-up for the resulting additional income; (ii) personal use of the Company aircraft, if any; and (iii) amounts paid by the Company for such NEO’s car allowance or lease payment, and associated fuel costs. None of these items individually was in excess of $7,500 for any NEO.

Supplemental Narrative

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their employment agreements or other compensation plans maintained by the Company.

Employment Agreements

Bruce L. Downey.  On March 13, 2006, the Company entered into an Amended and Restated Employment Agreement with Bruce Downey under which he serves as our Chief Executive Officer and Chairman of our Board of Directors, responsible for the strategic direction and general leadership and management of the business and affairs of the Company. The employment agreement has a term that currently expires on August 16, 2008 but contains a provision that automatically extends its term for successive one-year periods unless one party gives notice to the other party at least 12 months prior to the scheduled expiration of the term then in effect of its desire not to further extend the term of the agreement. Under the agreement, Mr. Downey is paid a base salary, which was increased by the Committee to $1,100,000 for fiscal years ending on and after June 30, 2006, and is eligible for an annual bonus of up to 50% of his base salary in effect for a particular year at the discretion of the Board of Directors (at its discretion, the Committee may increase the bonus above 50% of his base salary). The Board of Directors has the right under the employment agreement to defer the payment of Mr. Downey’s annual bonus until the Company can deduct it on its tax returns. In addition to being eligible to participate in the Company’s annual and long-term incentive plans and retirement and health benefit plans, Mr. Downey is also entitled to the business and personal use of an automobile at the Company’s expense. Following any termination of Mr. Downey’s employment other than for Cause, as defined in the agreement, the Company is obligated to provide Mr. Downey, his spouse and eligible dependents with medical and dental benefits until Mr. Downey and his spouse attain age 65 or their earlier death. The employment agreement provides for certain payments to be made to Mr. Downey if his employment terminates under certain circumstances. These provisions of the employment agreement are described below under the heading “Potential Payments upon Termination or Change in Control”.

Paul Bisaro.  On March 13, 2006, we entered into an Amended and Restated Employment Agreement with Paul Bisaro under which he serves as President and Chief Operating Officer of Barr Pharmaceuticals, Inc. and as President of Barr Laboratories, Inc, responsible for managing and supervising the day-to-day business operations of the Company. The employment agreement has a term that currently expires on August 16, 2008 but contains a provision that automatically extends the term for successive one-year periods unless one party gives notice to the other party at least 6 months prior to the expiration of the then current term of its desire not to further extend the term of the agreement. Under the agreement, Mr. Bisaro is paid a base salary, which was $850,000 for fiscal years ending on and after June 30, 2006, subject to increase in future years by the Committee, and is eligible for an annual bonus of up to 50% of his base salary in effect for a particular year at the discretion of the Board of Directors (at its discretion, the Committee may increase the bonus above 50% of his base salary). The Board of Directors has the right under the employment agreement to defer the payment of Mr. Bisaro’s annual bonus until the Company can deduct it on its tax returns. In addition to being eligible to participate in the Company’s annual and long-term incentive plans and retirement and health benefit plans, Mr. Bisaro is also entitled to the business and personal use of an automobile at the Company’s expense. The employment agreement provides for certain payments to be made to Mr. Bisaro if his employment terminates under certain circumstances. These provisions of the employment agreement are described below under the heading “Potential Payments upon Termination or Change in Control”.

Frederick J. Killion.  On January 4, 2006, we entered into an Amended and Restated Employment Agreement with Frederick Killion under which he serves as our Vice President, General Counsel and Corporate Secretary. The employment agreement has a term that currently expires on February 19, 2008 but contains a provision that automatically extends the term for successive one-year periods unless one party gives notice to the other party at least 6 months prior to the expiration of the term then in effect of its desire not to further extend the term of the agreement. Under the agreement, Mr. Killion is paid a base salary, which was $450,000 for fiscal years ending on and after June 30, 2006, subject to increase in future years by the Committee, and is eligible for an annual bonus of up to 40% of his base salary in effect for a particular year at the discretion of the Board of Directors (at its discretion, the Committee may increase the bonus above 40% of his base salary). In addition to being eligible to participate in the Company’s annual and long-term incentive plans and retirement and health benefit plans, Mr. Killion is also entitled to the business and personal use of an automobile at the Company’s expense. The employment agreement provides for certain payments to be made to Mr. Killion if his employment terminates under certain circumstances. These provisions of the employment agreement are described below under the heading “Potential Payments upon Termination or Change in Control”.

William T. McKee.  On August 19, 2005, we entered into an Amended and Restated Employment Agreement with William McKee under which he serves as our Vice President, Chief Financial Officer and Treasurer, responsible for managing and supervising the day-to-day operation of the audit, finance, treasury, and accounting functions, including financial controls, of the Company. The employment agreement has a term that currently expires on February 19, 2008 but contains a provision that automatically extends the term for successive one-year periods unless one party gives notice to the other party at least 6 months prior to the expiration of the term then in effect of its desire not to further extend the term of the agreement. Under the agreement, Mr. McKee is paid a base salary, which was $450,000 for fiscal years ending on and after June 30, 2006, subject to increase in future years by the Committee, and is eligible for an annual bonus of up to 40% of his base salary in effect for a particular year at the discretion of the Board of Directors (at its discretion, the Committee may increase the bonus above 40% of his base salary). In addition to being eligible to participate in the Company’s annual and long-term incentive plans and retirement and health benefit plans, Mr. McKee is also entitled to the business and personal use of an automobile at the Company’s expense. The employment agreement provides for certain payments to be made to Mr. McKee if his employment terminates under certain circumstances. These provisions of the employment agreement are described below under the heading “Potential Payments upon Termination or Change in Control”.

G. Frederick Wilkinson.  On January 5, 2006, we entered into an Employment Agreement with G. Frederick Wilkinson under which he serves as the President and Chief Operating Officer of Duramed Pharmaceuticals, Inc., responsible for directing, managing and overseeing all commercial and developmental proprietary pharmaceutical activities conducted by the Company or any of its affiliates, including sales, marketing, managed care, clinical trials and medical affairs related to such activities. The employment agreement has a term that expires on March 6, 2009 and contains a provision that automatically extends the term for successive one-year periods unless one party gives notice to the other party at least 6 months prior to the expiration of the term then in effect of its desire not to extend the term of the agreement then in effect. Under the agreement, Mr. Wilkinson is paid a base salary, which was $600,000 for the calendar year ending December 31, 2006, subject to increase in future years by the Committee, and is eligible for an annual bonus of up to 50% of his base salary in effect for a particular year at the discretion of the Board of Directors (at its discretion, the Committee may increase the bonus above 50% of his base salary). The Board of Directors has the right under the employment agreement to defer the payment of Mr. Wilkinson’s annual bonus until the Company can deduct it on its tax returns. In connection with the Company’s hiring of Mr. Wilkinson, the payment of a portion of his annual bonus for 2006 equal to $175,000 was guaranteed. Also in connection with the Company’s hiring of Mr. Wilkinson, he received a grant of 75,000 shares of Company stock, exercisable in five equal installments commencing on the first anniversary of the grant date and continuing on each of the four succeeding anniversaries thereof provided that Mr. Wilkinson is still employed full time with the Company. In addition to being eligible to participate in the Company’s annual and long-term incentive plans and retirement and health benefit plans, Mr. Wilkinson is also entitled to the business and personal use of an automobile at the Company’s expense, or in lieu thereof a $1,500 monthly cash allowance. The employment agreement provides for certain payments to be made to Mr. Wilkinson if his employment terminates under certain circumstances. These provisions of the employment agreement are described below under the heading “Potential Payments upon Termination or Change in Control”

2002 Stock Award Plan

Under the Barr Pharmaceutical, Inc. 2002 Stock Incentive and Award Plan, 3,000,000 shares of our common stock have been reserved for issuance in connection with stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards that may be granted under the plan. Taking into account the effect of stock splits and awards that have previously been granted under the plan, the number of shares currently reserved for issuance under the plan is approximately 8,843,767. In July 2006, the Company awarded the NEOs stock-settled stock appreciation rights (SSARs), a portion of which are exercisable in the form of incentive stock options (“Stock Option/SARs”), under the Stock Award Plan.

Each SSAR is the right to receive, without paying any exercise price, the appreciation on one share of Common Stock between the date of grant of the SSAR and the date of exercise of the SSAR. The appreciation is paid in the form of shares of Common Stock. Each Stock Option/SARs is an award of incentive stock options that the optionee may either (i) exercise for shares of Company stock, as with any other stock option, by paying the full exercise price, or (ii) exercise as a SSAR. Whether a Stock Option/SAR is exercised as an option or as a SSAR, the financial benefit realized by the NEO is equal to the appreciation on one share of Common Stock between the date of grant and the date of exercise. For example, if an NEO received an award of 10,000 Stock Option/SARs on July 26, 2006, with an exercise price of $48.80 (the average of the high and low market price of the Company’s stock on the grant date) and, after vesting and when the market price of the Company’s stock was $58.80, the NEO elected to surrender all 10,000 Stock Option/SARs using the tandem SAR feature, the NEO would be entitled to fully transferable shares of Company stock equal in value to the $10 difference between the exercise and market prices times 10,000 Stock Option/SARs, or $100,000 (less applicable tax withholding). This would be the same amount of gain the NEO would realize by exercising the Stock Option/SARs as options on the same date rather than exercising the SSARs.

No outstanding awards have been repriced or materially modified in the past calendar year.

At the 2007 annual meeting of stockholders, the Company is seeking stockholder approval of an additional 5,500,000 shares of common stock for the issuance of awards under the Stock Award Plan.

Executive Bonus Program

Our executive bonus program is intended to assist us in attracting and retaining highly qualified personnel, encourage and stimulate superior performance by such personnel on our behalf and recognize the level of an individual’s position to influence company results. Bonus awards are payable at the discretion of the Committee based on their evaluation of financial, operational and individual performance. The executive bonus program is open to all employees with a title of director or above selected by the Chief Executive Officer. Participants in the executive bonus program must be actively employed by us on the payment date to receive a bonus award. Participants may receive a partial bonus award in certain circumstances.

At the 2007 annual meeting of stockholders, the Company is seeking stockholder approval of a new Executive Officer Incentive Plan. For more information on the plan, see “Proposal No. 4 — Approval of the Barr Pharmaceuticals, Inc. 2007 Executive Officer Incentive Plan,” above.

GRANTS OF PLAN-BASED AWARDS(1)

					Grant Date
		All Other Options			Fair Value of
		Awards: Number of	Exercise or		Stock and
		Securities Underlying	Base Price of	Closing Market	Option
		Option(2)	Option Awards(3)	Price on Date of	Awards(5)
Name	Grant Date	(#)	($/Sh)	Grant(4)	($)
(a)	(b)	(j)	(k)	Addendum to (k)	(1)

Bruce L. Downey	7/26/2006	2,049	48.80	48.36	37,419
Bruce L. Downey	7/26/2006	147,951	48.80	48.36	2,701,926
Paul M. Bisaro	7/26/2006	2,049	48.80	48.36	37,419
Paul M. Bisaro	7/26/2006	87,951	48.80	48.36	1,606,188
G. Frederick Wilkinson	7/26/2006	3	48.80	48.36	55
G. Frederick Wilkinson	7/26/2006	29,997	48.80	48.36	547,814
William T. McKee	7/26/2006	2,049	48.80	48.36	37,419
William T. McKee	7/26/2006	27,951	48.80	48.36	510,450
Frederick J. Killion	7/26/2006	2,049	48.80	48.36	37,419
Frederick J. Killion	7/26/2006	27,951	48.80	48.36	510,450
Carole S. Ben-Maimon	N/A	—	—	—	—

(1)	Columns (c) through (h) were omitted from this Table because the Company did not make Incentive Plan Awards in 2006. Column (i) was omitted because the Company did not grant Stock Awards.

(2)	The first Option Award listed for each NEO represents a Tandem Award; the second Option Award represents an award of SARs.

(3)	The exercise price of each Option Award above is the mean between the high and low sales price of a share of Company Stock on the grant date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, as provided by the 2002 Stock Award Plan.

(4)	The grant date closing market price set forth in this column is the actual closing price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange.

(5)	See page F-33 of the Company’s Transitional Report filed with the SEC on Form 10-K-T on March 1, 2007 for the assumptions and methodology underlying the valuation of the Option Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

Option Awards(2)
			Equity Incentive
			Plan Awards;
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Unearned Options	Price	Expiration
Name	Exercisable	Unexercisable	(#) Unexercisable	($)	Date
(a)	(b)	(d)	(d)	(e)	(f)	Vest Date

Bruce L. Downey	—	2,049	—	$48.8000	7/26/2016	7/26/2009
Bruce L. Downey	—	147,951	—	$48.8000	7/26/2016	50,000 7/26/2007; 50,000 7/26/2008; 47,951 7/26/2009
Bruce L. Downey	—	2,128	—	$46.9900	7/27/2015	7/27/2008
Bruce L. Downey	53,334	104,538	—	$46.9900	7/27/2015	53,333 7/27/2007; 51,205 7/27/2008
Bruce L. Downey	106,667	50,477	—	$35.0100	8/4/2014	8/4/2007
Bruce L. Downey	—	2,856	—	$35.0100	8/4/2014	8/4/2007
Bruce L. Downey	147,690	—	—	$43.3400	7/30/2013
Bruce L. Downey	2,308	—	—	$43.3400	7/30/2013
Bruce L. Downey	191,220	—	—	$26.5800	8/7/2012
Bruce L. Downey	5,503	—	—	$36.3267	8/8/2011
Bruce L. Downey	163,246	—	—	$36.3267	8/8/2011
Bruce L. Downey	135,000	—	—	$24.5667	8/9/2010
Bruce L. Downey	168,729	—	—	$11.0600	8/11/2009
Paul M. Bisaro	—	2,049		$48.8000	7/26/2016	7/26/2009
Paul M. Bisaro	—	87,951		$48.8000	7/26/2016	30,000 7/26/2007; 30,000 7/26/2008; 27,951 7/26/2009
Paul M. Bisaro	—	2,128		$46.9900	7/27/2015	7/27/2008
Paul M. Bisaro	23,334	44,538		$46.9900	7/27/2015	23,333 7/27/2007; 21,205 7/27/2008
Paul M. Bisaro	—	2,856		$35.0100	8/4/2014	8/4/2007
Paul M. Bisaro	46,667	20,477		$35.0100	8/4/2014	84/2007
Paul M. Bisaro	2,310	—		$43.3400	7/30/2013
Paul M. Bisaro	87,690	—		$43.3400	7/30/2013
Paul M. Bisaro	11,278	—		$26.5800	8/7/2012
Paul M. Bisaro	96,720	—		$26.5800	8/7/2012
Paul M. Bisaro	106,996	—		$36.3267	8/8/2011
Paul M. Bisaro	5,503	—		$36.3267	8/8/2011
Paul M. Bisaro	90,000	—		$24.5667	8/9/2010
Paul M. Bisaro	19	—		$11.0600	8/11/2009
Paul M. Bisaro	67,477	—		$11.0600	8/11/2009
Paul M. Bisaro	9,949	—		$10.0467	9/9/2008
Paul M. Bisaro	57,550	—		$10.0467	9/9/2008
G. Frederick Wilkinson	—	3		$48.8000	7/26/2016	1 vest on 7/26/2007; 7/26/2008; 7/26/2009
G. Frederick Wilkinson	—	29,997		$48.8000	7/26/2016	9,999 vest on 7/26/2007; 7/26/2008; 7/26/2009
G. Frederick Wilkinson	—	67,490		$66.5400	3/6/2016	13,498 vest on 3/6/2007; 3/6/2008; 3/6/2009; 3/6/2010; 3/6/2011
G. Frederick Wilkinson	—	7,510		$66.5400	3/6/2016	1,502 vest on 3/6/2007; 3/6/2008; 3/6/2009; 3/6/2010; 3/6/2011
William T. McKee	—	2,049		$48.8000	7/26/2016	7/26/2009
William T. McKee	—	27,951		$48.8000	7/26/2016	10,000 7/28/2007; 10,000 7/26/2008; 7,951 7/26/2009
William T. McKee	10,000	17,872		$46.9900	7/27/2015	10,000 7/27/2007; 7,872 7/27/2008
William T. McKee	—	2,128		$46.9900	7/27/2015	7/27/2008
William T. McKee	20,000	7,144		$35.0100	8/4/2014	8/4/2007
William T. McKee	—	2,856		$35.0100	8/4/2014	8/4/2007
William T. McKee	2,310	—		$43.3400	7/30/2013
William T. McKee	42,690	—		$43.3400	7/30/2013
William T. McKee	11,278	—		$26.5800	8/7/2012
William T. McKee	4,720	—		$26.5800	8/7/2012
William T. McKee	5,503	—		$36.3267	8/8/2011
William T. McKee	73,246	—		$36.3267	8/8/2011
Fredrick J. Killion	—	2,049		$48.8000	7/26/2016	7/26/2009
Fredrick J. Killion	—	27,951		$48.8000	7/26/2016	10,000 7/26/2007; 10,000 7/26/2008; 7,951 7/26/2009
Fredrick J. Killion	—	2,128		$46.9900	7/27/2015	7/27/2008
Fredrick J. Killion	10,000	17,872		$46.9900	7/27/2015	10,000 7/27/2007; 7,872 7/27/2008
Fredrick J. Killion	20,000	10,000		$35.0100	8/4/2014	8/4/2007
Fredrick J. Killion	45,000	—		$43.3400	7/30/2013
Fredrick J. Killion	13,248	3,312		$30.1867	3/1/2012	3/1/2007
Fredrick J. Killion	36,752	19,188		$30.1867	3/1/2012	3/1/2007
Carole S. Ben-Maimon	—	—		$46.9900	7/25/2015
Carole S. Ben-Maimon	—	—		$46.9900	7/27/2015
Carole S. Ben-Maimon	40,000	—		$35.0100	8/4/2014
Carole S. Ben-Maimon	—	—		$35.0100	8/4/2014
Carole S. Ben-Maimon	2,310	—		$43.3400	7/30/2013
Carole S. Ben-Maimon	22,692	—		$43.3400	7/30/2013

(1)	Column 2 (“Stock Awards”) was omitted because there are no Stock Awards outstanding for any NEO for the fiscal year end December 31, 2006.

(2)	All outstanding Option Awards were made under the Company’s 2002 Stock Award Plan or a predecessor plan.

OPTION EXERCISES AND STOCK VESTED(1)

Option Awards(2)
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise(3)
Name	(#)	($)
(a)	(b)	(c)

Bruce L. Downey	—	—
Paul M. Bisaro	—	—
G. Frederick Wilkinson	—	—
William T. McKee	—	—
Frederick J. Killion	—	—
Carole S. Ben-Maimon	111,218	2,033,908

(1)	The Company does not grant any Stock Awards.

(2)	All exercised Option Awards were granted under the Company’s 2002 Stock and Incentive Award Plan.

(3)	The aggregate value for Option Awards exercised was calculated using the difference between the exercise price and market price of the underlying securities at exercise.

PENSION BENEFITS

The Company does not maintain a qualified or non-qualified pension plan.

NONQUALIFIED DEFERRED COMPENSATION(1)

	Executive	Registrant		Aggregate	Aggregate
	Contributions	Contributions in	Aggregate Earnings	Withdrawals/	Balance at
	in Last Fiscal Year(2)	Last Fiscal Year(3)	in Last Fiscal Year(4)	Distributions	Last FYE(5)
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Bruce L. Downey
Excess 401(k) Plan	114,808	114,808	198,597	—	2,290,901
Non-Qualified Plan	—	—	13,432	—	153,147
Paul M. Bisaro	116,394	77,212	81,455	—	1,059,746
G. Frederick Wilkinson	41,654	41,654	7,169	—	90,477
William T. McKee	43,702	43,702	55,183	—	618,315
Frederick J. Killion	43,764	43,764	48,186	—	512,035
Carole S. Ben-Maimon	41,308	41,308	67,006	—	811,556

(1)	The Company maintains two non-qualified deferred compensation plans in which the NEOs are eligible to participate: The Barr Pharmaceuticals, Inc. Excess Savings and Retirement Plan (the “Excess 401(k) Plan”) and the Barr Pharmaceuticals, Inc. Non-Qualified Deferred Compensation Plan (the “Non-Qualified Plan”), to supplement it’s the Barr Pharmaceuticals, Inc. Savings and Retirement Plan (the “Qualified 401(k) Plan”). Both the Excess 401(k) Plan and the Non-Qualified Plan are subject to Code Section 409A.

The Excess 401(k) Plan allows an eligible employee to make an irrevocable election before the beginning of each plan year to defer a portion of his or her compensation for that year, up to 10% of compensation for that plan year, less the tax-deferred contributions (other than catch-up contributions) and after-tax contributions that such employee elected to make to the Qualified 401(k) Plan. In no event may an employee make a deferral contribution under the Excess 401(k) Plan in any year that will reduce his or her compensation below the IRS Income Limit (which was $220,000 for 2006). The Excess 401(k) Plan defines “compensation” as all salary or bonus, including amounts in excess of the IRS Income Limit. To be an eligible employee under the Excess 401(k) Plan, an employee must hold the office of Vice President or higher and earn 401(k) eligible compensation above the IRS Income Limit. The Company makes matching contributions to the Excess 401(k) Plan under the same formula that applies to matching contributions under the Qualified 401(k) Plan.

The goal of the Excess 401(k) Plan is to allow employees to continue to contribute to their retirement savings and receive Company matching contribution once they have reached the maximum deferral limit in the Qualified 401(k) Plan. An employee cannot receive a distribution under the Excess 401(k) Plan except upon death, disability, retirement or termination of employment.

The Non-Qualified Plan allows an eligible employee to make an irrevocable election before the beginning of each plan year to defer a portion of his or her compensation for the year that is greater than the 10% limit of the Excess 401(k) Plan and Qualified 401(k) Plan. The Non-Qualified Plan also allows an eligible employee to make deferral election that applies only to his or her bonus. In no event may an employee make a deferral contribution under the Non-Qualified Plan that, when added to his or her contributions under the Excess 401(k) Plan, would reduce his or her compensation below the IRS Income Limit. The Non-Qualified Plan defines “compensation” as all salary or bonus, including amounts in excess of IRS Income Limit. To be an eligible employee under the Non-Qualified Plan, an employee must hold the office of Vice President of higher and earn compensation above the IRS Income Limit. The Company makes matching contributions to the Non-Qualified Plan under the same formula that applies to matching contributions under the Qualified 401(k) plan, except that the Company does not match contributions in excess of 10% of an employee’s compensation — calculated on an aggregate basis under the Excess 401(k) Plan and the Non-Qualified Plan. An employee cannot receive a distribution under the Non-Qualified Plan except upon death, disability, retirement or termination of employment.

Because the Excess 401(k) Plan and the Non-Qualified Plan are not qualified plans, the assets of those plans would be available to the Company’s creditors in the event of the Company’s insolvency.

(2)	The amount of each Executive’s contributions also is included in the “Salary” column of the Summary Compensation Table on page 37. The contribution is made from and reduces the Executive’s Salary.

(3)	The amount of the Registrant’s contributions also is included in the “All Other” column of the Summary Compensation Table on page 37.

(4)	The Company’s deferred compensation plans do not provide for above-market earnings. Earnings on deferred compensation are based on actual mutual fund investments directed by the NEO.

(5)	The amounts listed in Column (f) are equal to such individual’s account balances from prior periods plus all amounts listed in Columns (b) through (d).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As noted in our Compensation Discussion and Analysis, each of our U.S.-based NEOs is a party to an employment agreement pursuant to which he is entitled to certain severance benefits if his or her employment is terminated under certain conditions. As described in more detail below, in order to receive severance benefits under the agreement, the NEO generally must be terminated by the Company or a successor entity in connection with an “involuntary termination” within 2 years following or six months preceding a change in control.

Certain severance benefits are also payable under the agreement if the Company elects not to renew the term of the agreement. The amount of severance benefits payable is not affected by a change in control of the Company. However, in the event of a change in control, the Company may be obligated under the agreement to gross up the NEO for parachute taxes and to pay and gross up the executive’s legal fees in any dispute concerning the agreement that arises after the change in control.

In general, under the employment agreements, a termination of employment by the Company without Good Cause is any termination of employment by the Company except a termination due to (a) the executive’s failure to perform his duties or devote full time to the business of the Company for any reason other than a medical condition, (b) the executive’s gross negligence, willful misconduct or insubordination in the performance of his duties, (c) the executive’s dishonesty at the expense of the Company, or (d) the executive’s breach of his contractual obligations to refrain from disclosure of confidential information and from soliciting employees to terminate their Company employment. After a Change in Control or Potential Change in Control as defined in the employment agreements, any termination of employment by the Company (including those described in (a) through (d) of the preceding sentence) will be considered to be without “Good Cause” unless the executive’s act or omission has a material adverse effect upon the Company.

In general, under the employment agreements, a termination of employment by the NEO for Good Reason means a termination of employment by the NEO after any of the following occur: (i) the Company fails to pay any amount or provide any benefit it is obligated to pay or provide under the agreement, (ii) in the case of Mr. Downey and Mr. Bisaro only, the executive is removed from or not re-elected to the Board of Directors, (iii) the executive is deprived of his contractual title or position, (iv) the executive is assigned duties or reporting relationships not contemplated by his agreement, or his contractual duties or authority are limited in any respect materially detrimental to him, (v) his office is relocated from the Company’s headquarters or from the greater New York City metropolitan area, or (vi) the Company notifies him of its election not to extend the term of his agreement. In the event of a Change in Control as defined in the agreements, the executive will also have Good Reason to terminate employment if any of the following occur: (A) the Company ceases to be a publicly-held company, (B) the executive ceases to be the sole person with his title and position, or (C) the dollar value of the stock optioned to the executive annually after the Change in Control is less than the average annual value of the stock historically optioned to the executive before the Change in Control.

Under the Stock Award Plan, unvested options and stock appreciation rights become exercisable upon death during employment, and upon a change in control.

Under the Excess 401(k) Plan and the Non-Qualified Deferred Compensation Plan, a NEO’s vested account balance is generally payable upon termination of employment, irrespective of the reason for termination. In the event of a change in control of the Company, any unvested employer contributions become vested, and the NEO’s account balance becomes payable on an accelerated basis, even if no termination of employment occurs at that time.

In general, under the employment agreements, the Stock Award Plan, the Excess 401(k) Plan and Non-Qualified Deferred Compensation Plan, a Change in Control is deemed to take place if persons unaffiliated with the Company acquire more than 30% of the Company’s outstanding voting securities; if the Company’s stockholders approve a merger or certain other corporate transactions (including a recapitalization or reverse split of voting securities or acquisition of assets by the Company) as a result of which shareholders before the transaction cease to own more than 50% of the voting power after the transaction; if the Company’s stockholders approve a plan of liquidation or sale of substantially all of the Company’s assets; or if a majority of the Board of Directors changes as a result of a tender offer, merger or contested election of the Board of Directors. In general, under the employment agreements, a Potential Change in Control is deemed to take place if the Company enters into any agreement which, if consummated, would constitute a Change in Control. Benefits under the change of control agreements include:

(a) a lump sum payment equal to the sum of base salary plus target bonus, multiplied by 2.5 years (3.0 years in the case of the CEO; 2.5 years in the case of the two President & COOs and 2 years for all other NEOS);

(b) continuation of life insurance, medical and dental benefits for 2.5 years (3.0 years in the case of the CEO); and

(c) immediate vesting of any stock options, stock appreciation rights, restricted shares and other awards that are unvested and, in the case of stock options, the continuation of exercise rights for the duration of the exercise periods.

The agreements also provide for reimbursement of the senior officer, on an after tax basis, for any excise taxes imposed by Section 4999 of the Internal Revenue Code (the “Code”) related to excess parachute payments. Benefits under the agreement are payable regardless of the former senior officer seeking or obtaining employment following termination.

Employment Agreement with Mr. Downey

If Mr. Downey’s employment is terminated by us without Good Cause, including termination as a result of a Change in Control of the Company, or by Mr. Downey for Good Reason, each as defined in the agreement and described above under “Potential Payments upon Termination or Change in Control” and described below (in either case, a “Compensable Termination”), he will be entitled to a severance payment equal to three times the sum of (1) his highest base salary and (2) an average bonus amount (the sum of (1) and (2) hereinafter referred to as “Annual Cash Compensation”). If the Compensable Termination occurs after Mr. Downey attains the age of 65 but before 70, however, the severance payment shall be equal to two times his Annual Cash Compensation, and if after 70 the severance payment shall be equal to his Annual Cash Compensation. Mr. Downey would also be entitled to his annual bonus for the fiscal year preceding the fiscal year in which the Compensable Termination occurs, if unpaid, and a pro rata bonus for the fiscal year in which a Compensable Termination occurs. Except after a Change in Control or Potential Change in Control as defined in the agreement and described above under “Potential Payments upon Termination or Change in Control”, in which case the severance payment is payable in full within ten days after employment terminates, 50% of the severance payment is to be paid in a lump sum within ten days after employment terminates (75% if Mr. Downey is between age 65 and 70 at the time of termination, or 100% of the payment if he is age 70 or older at the time of termination). The balance of the severance payment is to be paid in 18 monthly installments after the date of termination, unless Mr. Downey is age 65 or older at the time of termination, in which case the balance is to be paid in six monthly installments. Except after a Change in Control or Potential Change in Control as defined in the agreement or after Mr. Downey attains age 65, payment of the final 12 monthly installments a portion of any severance payment will be contingent on Mr. Downey complying with certain restrictions against his employment by, or consulting for, a for-profit pharmaceutical company. If we elect not to further extend the term of the agreement at any time (which constitutes Good Reason for termination of employment by Mr. Downey) and Mr. Downey does not elect to terminate his employment during the remaining term of the agreement for Good Reason, then Mr. Downey will be entitled to a non-renewal payment equal to two times his Annual Cash Compensation (unless Mr. Downey has attained the age of 70 prior to the expiration of the then current term, in which case the payment shall be equal to one times his Annual Cash Compensation), provided he serves out the remainder of the term. If any compensation paid by the Company to Mr. Downey under the agreement or otherwise would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Mr. Downey in an amount sufficient to cover any such taxes.

If the Company terminates Mr. Downey’s employment on account of a Disability (as defined in the agreement) that occurs during the term of the agreement, Mr. Downey will be entitled to disability benefits amounting to 60% of salary until he recovers from the Disability or his earlier death or attainment of age 65, and at that time to a lump sum payment equal to three times his Annual Cash Compensation, as defined above, less the aggregate disability benefits that were paid to him.

Mr. Downey has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination. Mr. Downey’s entitlement to any severance payment or non-renewal payment under the agreement is contingent on his complying with those restrictions. In general, the restrictions obligate Mr. Downey to refrain from disclosing the Company’s confidential information, soliciting employees to terminate their employment with the Company, and making disparaging remarks about the Company or its directors, officers or employees.

Employment Agreement with Mr. Bisaro

If Mr. Bisaro’s employment is terminated by the Company without Good Cause, including termination as a result of a Change in Control of the Company, or by Mr. Bisaro for Good Reason, each as defined in the agreement and described above under “Potential Payments upon Termination or Change in Control” below (in either case, a “Compensable Termination”), he will be entitled to a severance payment equal to 2.5 times his Annual Cash Compensation (1.25 times his Annual Cash Compensation if the Good Reason for termination of employment by Mr. Bisaro is the Company’s election not to further extend the term of the agreement). Mr. Bisaro would also be entitled to his annual bonus for the fiscal year preceding the fiscal year in which the Compensable Termination occurs, if unpaid, and a pro rata bonus for the fiscal year in which the employment termination occurs. Except after a Change in Control or Potential Change in Control as defined in the agreement and described above under “Potential Payments upon Termination or Change in Control”, in which case the severance payment is payable in full within ten days after employment terminates, 60% of the severance payment is to be paid in a lump sum within ten days after employment terminates and the 40% balance is to be paid in 12 monthly installments after the date of termination. Except after a Change in Control or Potential Change in Control as defined in the agreement, payment of the final twelve monthly installments a portion of any severance payment will be contingent on Mr. Bisaro complying with certain restrictions against his employment by, or consulting for, a for-profit pharmaceutical company. If we elect not to further extend the term of the agreement at any time (which constitutes Good Reason for termination of employment by Mr. Bisaro) and Mr. Bisaro does not elect to terminate his employment for Good Reason during the remaining term of the agreement, then Mr. Bisaro will be entitled to a payment equal to one times his Annual Cash Compensation, provided that he serves out the remainder of the term. Mr. Bisaro’s severance benefits or non-renewal payment will include 18 months of continued medical insurance coverage at Company expense. If any compensation paid by the Company to Mr. Bisaro under the agreement or otherwise would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Mr. Bisaro in an amount sufficient to cover any such taxes.

If the Company terminates Mr. Bisaro’s employment on account of a Disability, as defined in the agreement, that occurs during the term of the agreement, Mr. Bisaro will be entitled to disability benefits amounting to 60% of salary until he recovers from the Disability or his earlier death or attainment of age 65, and at that time to a lump sum payment equal to 2.5 times his Annual Cash Compensation less the aggregate disability benefits that were paid to him.

Mr. Bisaro has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination. In general, the restrictions obligate Mr. Bisaro to refrain from soliciting employees to terminate their employment with the Company, and from making disparaging remarks about the Company or its directors, officers or employees. Mr. Bisaro’s entitlement to any severance payment or non-renewal payment under the agreement is contingent on his complying with those restrictions.

Employment Agreement with Mr. Wilkinson

If Mr. Wilkinson’s employment is terminated by the Company without Good Cause, including termination as a result of a Change in Control of the Company, or by Mr. Wilkinson for Good Reason, each as defined in the agreement and described and described above under “Potential Payments upon Termination or Change in Control“below (in either case, a “Compensable Termination”), he will be entitled to a severance payment equal to 2.5 times his Annual Cash Compensation (1.25 times his Annual Cash Compensation if the Good Reason for termination of employment by Mr. Wilkinson is the Company’s election not to extend or further extend the term of the agreement). Mr. Wilkinson would also be entitled to his annual bonus for the fiscal year preceding the fiscal year in which the Compensable Termination occurs, if unpaid, and a pro rata bonus for the fiscal year in which the employment termination occurs. Except after a Change in Control or Potential Change in Control as defined in the agreement and described above under “Potential Payments upon Termination or Change in Control”, in which case the severance payment is payable in full within ten days after employment terminates, 60% of the severance payment is to be paid in a lump sum within ten days after employment terminates and the 40% balance is to be paid in 12 monthly installments after the date of termination. Except after a Change in Control or Potential Change in Control as defined in the agreement, payment of a portionthe finasl twelve monthly installments of any severance payment will be contingent on Mr. Wilkinson complying with certain restrictions against his employment by, or consulting for, a for-profit pharmaceutical company. If we elect not to extend or further extend the term of the agreement at any time (which constitutes Good Reason for termination of employment by Mr. Wilkinson), and Mr. Wilkinson does not elect to terminate his employment for Good Reason during the remaining term of the agreement, then Mr. Wilkinson will be entitled to a payment equal to one times his Annual Cash Compensation, provided that he serves out the remainder of the term. Mr. Wilkinson’s severance benefits or non-renewal payment will include 18 months of continued medical insurance coverage at Company expense. If any compensation paid by the Company to Mr. Wilkinson under the agreement or otherwise would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Mr. Wilkinson in an amount sufficient to cover any such taxes.

If the Company terminates Mr. Wilkinson’s employment on account of a Disability, as defined in the agreement, that occurs during the term of the agreement, Mr. Wilkinson will be entitled to disability benefits amounting to 60% of salary until he recovers from the Disability or his earlier death or attainment of age 65, and at that time to a lump sum payment equal to 2.5 times his Annual Cash Compensation less the aggregate disability benefits that were paid to him.

Mr. Wilkinson has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination. In general, the restrictions obligate Mr. Wilkinson to refrain from soliciting employees to terminate their employment with the Company, and from making disparaging remarks about the Company or its directors, officers or employees. Mr. Wilkinson’s entitlement to any severance payment or non-renewal payment under the agreement is contingent on his complying with those restrictions.

Employment Agreement with Mr. McKee

If Mr. McKee’s employment is terminated by the Company without Good Cause, including termination as a result of a Change in Control of the Company, or by Mr. McKee for Good Reason, each as defined in the agreement and described above under “Potential Payments upon Termination or Change in Control“below (in either case, a “Compensable Termination”), he will be entitled to a severance payment equal to 2 times his Annual Cash Compensation (1.25 times his Annual Cash Compensation if the Good Reason for termination of employment by Mr. McKee is the Company’s election not to further extend the term of the agreement). Mr. McKee would also be entitled to his annual bonus for the fiscal year preceding the fiscal year in which the Compensable Termination occurs, if unpaid, and a pro rata bonus for the fiscal year in which the employment termination occurs. Except after a Change in Control or Potential Change in Control as defined in the agreement and described above under “Potential Payments upon Termination or Change in Control”, in which case the severance payment is payable in full within ten days after employment terminates, 75% percent of the severance payment is to be paid in a lump sum within ten days after employment terminates and the 25% balance is to be paid in six monthly installments after the date of termination. Except after a Change in Control or Potential Change in Control as defined in the agreement, payment of the final six monthly installments a portion of any severance payment will be contingent on Mr. McKee complying with certain restrictions against his employment by, or consulting for, a for-profit pharmaceutical company. If we elect not to further extend the term of the agreement at any time (which constitutes Good Reason for termination of employment by Mr. McKee) and Mr. McKee does not elect to terminate his employment for Good Reason during the remaining term of the agreement, then Mr. McKee will be entitled to a non-renewal payment equal to one times his Annual Cash Compensation, provided that he serves out the remainder of the term. Mr. McKee’s severance benefits or non-renewal payment will include 18 months of continued medical insurance coverage at Company expense. If any compensation paid by the Company to Mr. McKee under the agreement or otherwise would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Mr. McKee in an amount sufficient to cover any such taxes.

If the Company terminates Mr. McKee’s employment on account of a Disability, as defined in the agreement, that occurs during the term of the agreement, Mr. McKee will be entitled to disability benefits amounting to 60% of salary until he recovers from the Disability or his earlier death or attainment of age 65, and at that time to a lump sum payment equal to 2 times his Annual Cash Compensation less the aggregate disability benefits that were paid to him.

Mr. McKee has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination. In general, the restrictions obligate Mr. McKee to refrain from soliciting employees to terminate their employment with the Company, and from making disparaging remarks about the Company or its directors, officers or employees. Mr. McKee’s entitlement to any severance payment or non-renewal payment under the agreement is contingent on his complying with those restrictions.

Employment Agreement with Mr. Killion

If Mr. Killion’s employment is terminated by the Company without Good Cause, including termination as a result of a Change in Control of the Company, or by Mr. Killion for Good Reason, each as defined in the agreement and described above under “Potential Payments upon Termination or Change in Control“below (in either case, a “Compensable Termination”), he will be entitled to a severance payment equal to 2 times his Annual Cash Compensation (1.25 times his Annual Cash Compensation if the Good Reason for termination of employment by

Mr. Killion is the Company’s election not to further extend the term of the agreement). Mr. Killion would also be entitled to his annual bonus for the fiscal year preceding the fiscal year in which the Compensable Termination occurs, if unpaid, and a pro rata bonus for the fiscal year in which the employment termination occurs. Except after a Change in Control or Potential Change in Control as defined in the agreement and described above under “Potential Payments upon Termination or Change in Control”, in which case the severance payment is payable in full within ten days after employment terminates, 75% percent of the severance payment is to be paid in a lump sum within ten days after employment terminates and the 25% balance is to be paid in six monthly installments after the date of termination. Except after a Change in Control or Potential Change in Control as defined in the agreement, payment of a portionthe final six monthly installments of any severance payment will be contingent on Mr. Killion complying with certain restrictions against his employment by, or consulting for, a for-profit pharmaceutical company. If we elect not to further extend the term of the agreement at any time (which constitutes Good Reason for termination of employment by Mr. Killion) and Mr. Killion does not elect to terminate his employment for Good Reason during the remaining term of the agreement, then Mr. Killion will be entitled to a non-renewal payment equal to one times his Annual Cash Compensation, provided that he serves out the remainder of the term. Mr. Killion’s severance benefits or non-renewal payment will include 18 months of continued medical insurance coverage at Company expense. If any compensation paid by the Company to Mr. Killion under the agreement or otherwise would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Mr. Killion in an amount sufficient to cover any such taxes.

If the Company terminates Mr. Killion’s employment on account of a Disability, as defined in the agreement, that occurs during the term of the agreement, Mr. Killion will be entitled to disability benefits amounting to 60% of salary until he recovers from the Disability or his earlier death or attainment of age 65, and at that time to a lump sum payment equal to 2 times his Annual Cash Compensation less the aggregate disability benefits that were paid to him.

Mr. Killion has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination. In general, the restrictions obligate Mr. Killion to refrain from soliciting employees to terminate their employment with the Company, and from making disparaging remarks about the Company or its directors, officers or employees. Mr. Killion’s entitlement to any severance payment or non-renewal payment under the agreement is contingent on his complying with those restrictions.

Defined Terms

The employment agreements define “Change in Control” to mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or if any of the following events occur: (i) any “Person” (as defined in the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the Company; (ii) the Company’s stockholders approve a merger, consolidation, recapitalization or reorganization of the Company or a subsidiary, reverse split, or an acquisition of securities or assets by the Company or a subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than a transaction in which the Company or it’s stockholders retain more than 50% of the total voting power after such transaction; (iii) the Company’s stockholders approve a plan of liquidation of the Company or an agreement for the sale or disposition of substantially all of the Company’s assets; or (iv) the persons who were members of the Company’s Board immediately before a tender or exchange offer for shares of the Company, a merger or consolidation of the Company, a contested election of the Board, or any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions. Generally, a “Change in Control” also shall be deemed to occur if Barr Laboratories ceases to be an Affiliate.

The employment agreements define “Potential Change in Control” to mean that (i) the Company or a subsidiary enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; or (ii) the Board adopts a resolution to the effect that, for purposes of the employment agreements, a potential change in control has occurred.

The employment agreements define “Good Cause” as the executive (i) fails to substantially perform his duties for any reason or to devote substantially all his business time exclusively to the affairs of the Company, other than by reason of a medical condition, or fails to obtain the consent of the Board to his service on the board of directors of another company, and such failure is not discontinued within 30 days after the executive receives written notice of such failure; or (ii) commits an act of dishonesty resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of he Company, or engages in conduct that constitutes a felony; or (iii) is grossly negligent or engages in willful misconduct or insubordination in the performance of his duties; or (iv) materially breaches his obligations relating to confidential information and non-solicitation. However, within three years after a Change in Control or Potential Change in Control the Company will not have “Good Cause” unless (A) the executive’s act or omission is willful and has a material adverse effect upon the Company, (B) the Board gives the executive written notice and an opportunity to cure the conduct alleged to constitute Good Cause (except for conduct involving a felony or moral turpitude), and (C) the executive fails to discontinue and cure the act or omission.

The employment agreements define “Good Reason” to occur if the Company (i) fails to pay or provide any amount or benefit that the Company is obligated to pay or provide under the employment agreement, (ii) limits or assigns the executive duties, responsibilities or reporting relationships not contemplated by the employment agreement, (iii) removes or fails to elect the executive to the Company Board or other board, where applicable, (iv) relocates his office outside of agreed boundaries, (v) gives the executive written notice that it will not extend the term of the employment agreement, (vi) a Change in Control occurs and either (A) equity securities of the Company cease to be publicly-traded, or (B) the executive is not elected or designated to serve in the same position with the Company or its survivor ,or (vii) a Change in Control or Potential Change in Control occurs and (A) the dollar value of the stock optioned to the executive annually thereafter is less than the average annual dollar value of the stock that was optioned to the executive, or the material terms of such options are less favorable to the executive than the material terms of the options that were granted to the executive, during the four years prior to the Change in Control or Potential Change in Control, and in either case the situation is not remedied within 30 days after the Company receives notice from the executive of the situation.

The following table quantifies potential payments that could be made to the NEOs under various termination of employment scenarios and in the event of a change in control of the Company under the terms of the agreements summarized above and the terms of the Company’s 2002 Stock Award Plan and predecessor plans.

These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a change of control were to occur. The table reflects the amounts that could be payable under the various arrangements if the event in question occurred at December  31, 2006, including a gross-up for certain taxes in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Code Section 4999.

In the event that an NEO is terminated For Cause, as defined in each NEO’s employment agreement, the NEO is not entitled to any payments. Also, in the event that an NEO terminates his employment Without Good Reason, as defined in each NEO’s employment agreement, the NEO is not entitled to any payments, except for Mr. Downey, who is entitled to extended health and welfare benefits for himself, his spouse, and his children until he reaches the age of 65, unless he is terminated For Cause.

		Voluntary		Involuntary
		For Good
		Reason
	For Non-	(Other	Without						After
	Renewal of	Than Non-	Good	For	Without				Change in
Compensation Program	Contract	Renewal)	Reason	Cause	Cause	Death	Disability	Retirement	Control(7)

a. Cash Severance (Base & Bonus)(1)
Downey	$3,266,666	$4,899,999	$—	$—	$4,899,999	$—	$4,239,999	$—	$4,899,999
McKee	$814,584	$1,303,334	$—	$—	$1,303,334	$—	$1,018,334	$—	$1,303,334
Bisaro	$1,437,500	$2,875,000	$—	$—	$2,875,000	$—	$2,365,000	$—	$2,875,000
Killion	$814,584	$1,303,334	$—	$—	$1,303,334	$—	$1,018,334	$—	$1,303,334
Wilkinson	$968,750	$1,937,500	$—	$—	$1,937,500	$—	$1,577,500	$—	$1,937,500
b. Equity Value(2)
Downey	$1,337,726	$1,337,726	$—	$—	$1,337,726	$1,337,726	$1,337,726	$1,337,726	$1,337,726
McKee	$253,300	$253,300	$—	$—	$253,300	$253,300	$253,300	$253,300	$253,300
Bisaro	$617,426	$617,426	$—	$—	$617,426	$617,426	$617,426	$617,426	$617,426
Killion	$701,799	$701,799	$—	$—	$701,799	$701,799	$701,799	$701,799	$701,799
Wilkinson	$39,600	$39,600	$—	$—	$39,600	$39,600	$39,600	$39,600	$39,600
c. Medical and Dental Plans(3)
Downey	$22,691	$22,691	$—	$—	$22,691	$—	$—	$—	$22,691
McKee	$22,691	$22,691	$—	$—	$22,691	$—	$—	$—	$22,691
Bisaro	$22,691	$22,691	$—	$—	$22,691	$—	$—	$—	$22,691
Killion	$1,566	$1,566	$—	$—	$1,566	$—	$—	$—	$1,566
Wilkinson	$22,691	$22,691	$—	$—	$22,691	$—	$—	$—	$22,691
d. Other Health, Welfare, Benefit and Non Qualified Deferred Compensation Plan(4)
Downey	$413,699	$413,699	$413,699	$—	$413,699	$223,890	$413,699	$413,699	$413,699
McKee	$—	$—	$—	$—	$—	$—	$—	$—	$—
Bisaro	$—	$—	$—	$—	$—	$—	$—	$—	$—
Killion	$—	$—	$—	$—	$—	$50,573	$50,573	$—	$50,573
Wilkinson	$—	$—	$—	$—	$—	$45,239	$45,239	$—	$45,239
e. Excise Tax Gross-Up(5)
Downey	$—	$—	$—	$—	$—	$—	$—	$—	$—
McKee	$—	$—	$—	$—	$—	$—	$—	$—	$—
Bisaro	$—	$—	$—	$—	$—	$—	$—	$—	$—
Killion	$—	$—	$—	$—	$—	$—	$—	$—	$—
Wilkinson	$—	$—	$—	$—	$—	$—	$—	$—	$—
f. Total Payments(6)
Downey	$5,040,782	$6,674,115	$413,699	$—	$6,674,115	$1,561,616	$5,991,424	$1,751,425	$6,674,115
McKee	$1,090,575	$1,579,325	$—	$—	$1,579,325	$253,300	$1,271,634	$253,300	$1,579,325
Bisaro	$2,077,617	$3,515,117	$—	$—	$3,515,117	$617,426	$2,982,426	$617,426	$3,515,117
Killion	$1,517,949	$2,006,699	$—	$—	$2,006,699	$752,372	$1,770,706	$701,799	$2,057,272
Wilkinson	$1,031,041	$1,999,791	$—	$—	$1,999,791	$84,839	$1,662,339	$39,600	$2,045,030

(1)	These values were calculated using a Termination Factor of 1.25 for Messrs. McKee, Bisaro, Wilkinson and Killion and 2 for Mr. Downey multiplied by the sum of each NEO’s 2006 base salary and the average of their annual management incentive bonuses for the three prior fiscal years. The values do not reflect 2006 bonus pro-ration amounts. For the purposes of this table both termination of employment and change in control are assumed to have occurred on 31 December 2006.

(2)	These values represent the difference between the fair market value of the equity awards as at 31 December 2006 and the exercise price assuming the Company exercises its discretion to permit outstanding equity awards to vest following termination of employment and that such awards are cashed out at these values.

(3)	These values are based on the COBRA family rate of $1,261 per month for Messrs. Bisaro, McKee, Wilkinson, Downey and a rate of $87 per month for Mr. Killion.

(4)	Only Mr. Downey is entitled to Retiree Medical Coverage. This value includes the gross-up payment for federal and state taxes, and Medicare. Note this extended coverage is also provided on Death and Disability. The values for Messrs Killion and Wilkinson reflect accelerated vesting of employer matching contributions under the Excess 401K Plan on Death and Disability. Employment agreements do not contain Death or retirement provisions. Cash Severance on Disability is calculated as the difference between 60% Base Salary and the severance payable on voluntary termination for good reason.

(5)	The payments to executives do not exceed the threshold amount under Section 280G Internal Revenue Code to trigger excise tax gross up provisions.

(6)	These values reflect the sum of all categories of benefits payable on each type of termination for each officer.

(7)	Termination after Change in Control — The values disclosed reflect the total amounts payable to all five officers covered by change of control agreements with the Company. These include provisions for: severance benefits to be paid in a lump sum rather than installments; limiting “Good Cause” for termination by the Company to events having a material adverse effect upon the Company; and certain “Good Reasons” for termination of employment by the executives (which Good Reasons include the executive ceasing to be the sole person with his title and position, the Company ceasing to be a publicly-held company, or a reduction in the value of stock optioned to the executive versus the value of the stock historically granted to the executive before the change in control). We believe that the termination and change in control severance levels under each executive’s employment agreement are at “market” for similarly situated executives under similar agreements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis on pages 28 through 53 of this Proxy Statement with the Company’s management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, portions of which, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2006.

Harold N. Chefitz, Chairman
Richard R. Frankovic
Peter R. Seaver
George P. Stephan

DIRECTOR COMPENSATION

					Change in Pension
					Value and Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Options	Incentive Plan	Compensation	All Other
	Cash(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total(7)
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Harold N. Chefitz	50,625	—	98,625	—	—	—	149,250
Richard R. Frankovic	45,000	—	98,625	—	—	—	143,625
James S. Gilmore, III	41,250	—	98,625	—	—	—	139,875
Jacob M. Kay	27,500	—	73,253	—	—	—	100,753
Peter R. Seaver	46,875	—	98,625	—	—	—	145,500
George P. Stephan	52,500	—	98,625	—	—	—	151,125
Carole S. Ben-Maimon	25,000	—	—	—	—	—	25,000

(1)	All directors who are not executive officers of the Company receive as compensation for their service quarterly retainers of $12,500 covering their attendance at each Board meetings and participation in committee meetings. Committee chairmen other than the Audit Committee Chairman receive an additional $2,500 per calendar quarter, while the Audit Committee Chairman receives an additional $3,750 per calendar quarter. Members of the Compensation and CGN Committees receive an additional $625 per calendar quarter, while members of the Audit Committee receive an additional $1,250 per calendar quarter.

(2)	Directors do not receive Stock Awards.

(3)	The values noted in column (d) represent the dollar amount recognized for financial statement reporting purposes with respect to the six-month period ended December 31, 2006, in accordance with SFAS 123(R), of stock option awards pursuant to the 2002 Stock Option Plan for Non-Employee Directors, as amended (the “2002 Non-Employee Director Plan”) and includes amounts from awards granted both in and prior to the six — month period ended December 31, 2006. The assumptions underlying the valuation of the options can be found in Note 15 on page F-33 in the Company’s annual report filed on Form 10-K/T with respect to the six-month period ended December 31, 2006. Form 10K/T was filed with the SEC on March 1, 2007. The values in column (d) do not take into account the estimate of forfeitures related to service-based vesting conditions.

Under the 2002 Non-Employee Director Plan, during the six-month period ended December 31, 2006, Messrs. Chefitz, Frankovic, Gilmore, Seaver, and Stephan (collectively, “Continuing Non-Employee Directors”) each received an annual grant to purchase 10,000 shares at an option price equal to 100% of the fair market value of the Common Stock on the date of grant. The grant date fair value of each grant of 10,000 stock options, computed in accordance with SFAS 123(R), is $152,234. Options granted to Continuing Non-Employee Directors have a ten-year term and become exercisable in full on the date of the first annual stockholders’ meeting immediately following the date of grant.

The aggregate number of Option Awards outstanding for each person in the table set forth above as of December 31, 2006 is as follows:

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options (#)	Options (#)
Name	Exercisable	Unexerciseable	Total

Harold N. Chefitz	62,500	10,000	72,500
Richard R. Frankovic	85,139	10,000	95,139
James S. Gilmore, III	79,375	10,000	89,375
Jacob M. Kay	159,530	—	159,530
Peter R. Seaver	79,375	10,000	89,375
George P. Stephan	134,218	10,000	144,218

(4)	Directors do not participate in any non-equity incentive arrangements.

(5)	Directors are not entitled to pension benefits; nor do they participate in any deferred compensation arrangements.

(6)	During the six month period at issue, no director received compensation other than in the form of fees and stock option grants.

(7)	The amounts set forth in Column are equal to the sum of the dollar amounts set forth in the corresponding entries in Columns (b) and (d).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jack M. Kay, a former member of the Board of Directors, is president of Apotex, Inc. Mr. Kay retired from the Board effective November 9, 2006. The Company entered into an agreement with Apotex Inc. to share litigation and related costs in connection with the Company’s Fluoxetine (generic Prozac) patent challenge. Under this agreement certain costs were shown as a reduction to operating expenses while other costs were included as cost of sales. During the six months ended December 31, 2006, the Company and Apotex equally shared litigation and related costs of approximately $50,000. Separately, the Company receives a royalty on two of its products marketed and sold by Apotex Inc. in Canada. During the six months ended December 31, 2006, the Company earned approximately $238,000 in net royalty payments on the sale of such products by Apotex. In addition, during the six month period ended December 31, 2006, the Company divested certain products to Apotex, Inc. for a purchase price of $5.2 million. In connection with the product sale, Apotex and a subsidiary of the Company also entered into an interim supply arrangement pursuant to which Apotex purchases supplies of the products at issue. During the six months ended December 31, 2006, the Company earned approximately $2,855,000 in gross revenues on the sale of these products to Apotex.

In addition, during the year ended December 31, 2006 and pursuant to a relationship existing prior to the Company’s acquisition of Pliva d.d. on October 24, 2006, Pliva d.d. retained the services of a Croatian information technology services firm owned by the brother-in-law of Mr. Zeljko Čovic, President and Chief Operating Officer of Pliva d.d. During this period, Pliva d.d. made payments of approximately $350,000 to such firm for information technology services.

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year. Each of the related person transactions described in this Proxy Statement is subject to, and has been approved or ratified under, this policy.

The policy provides that the Corporate Governance and Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chair of the Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chair is provided to the full Committee for its review in connection with each regularly scheduled Committee meeting.

The Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•	business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the New York Stock Exchange’s listing standards and the Company’s director independence standards; and

•	contributions to non-profit organizations at which a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved is less than $1 million or 2% of the organization’s consolidated gross annual revenues, whichever is lesser.

At least annually, a summary of new transactions covered by the standing pre-approvals described above is provided to the Committee for its review.

OTHER MATTERS

Stockholder Proposals for the 2008 Annual Meeting

Under SEC rules, any stockholder who intends to present a proposal at the Company’s next annual meeting of stockholders must submit the proposal to the Company at our principal executive offices no later than December 6, 2007, and the stockholder must satisfy the other requirements of SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our proxy statement and proxy for that meeting. Our principal executive offices are located at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and any such proposals must be addressed to the attention of the Secretary.

Alternatively, stockholders may introduce certain types of proposals that they believe should be voted upon or nominate persons for election to the Board of Directors at the 2008 Annual Meeting of Stockholders. Under the Company’s By-laws, notice of any such proposal or nomination must be provided in writing to our Corporate Secretary no later than February 17, 2008 and not before January 18, 2008. However, if the date of the 2008 Annual Meeting of Stockholders is more than 30 days before or by more than 70 days after the anniversary of the 2007 Annual Meeting (other than as a result of adjournment or postponement), then such notice must be delivered not earlier than the close of business on the 120th day prior to the 2008 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting or the 10th day after the date of the 2008 Annual Meeting is first publicly announced. Notwithstanding the provisions discussed above, if the number of directors to be elected to the Board at the 2008 Annual Meeting is increased, and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the 2007 Annual Meeting, a stockholder’s notice will be considered timely, but only with respect to the additional directorships, if it is received by our Corporate Secretary not later than the close of business of the 10th day after the Company first announces the additional nominees. Stockholders wishing to make such proposals or nominations also must satisfy the other requirements under the Company’s By-laws. If the stockholder fails to comply with the forgoing notice provision and does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by a stockholder. Notices of intention to present proposals or nominations should be sent to the Company’s principal executive offices at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may only deliver one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to the Company by telephone at 1-800-BARRLABS or by submitting a written request to Ms. Carol A. Cox, Senior Vice President, Investor Relations and Corporate Communications, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Annual Report and Additional Materials

Our Annual Report for the transitional six-month period ended December 31, 2006 is being distributed with this Proxy Statement. Copies of our Annual Report on Form 10-K (including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 for our most recent fiscal year, but excluding exhibits) may be obtained without charge upon written or oral request to Barr Pharmaceuticals, Inc., Attention: Carol A. Cox, Senior Vice President, Investor Relations and Corporate Communications, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, or by phoning 1-201-930-3300 and asking for Ms. Cox.

Other Business

Our Board of Directors does not currently intend to bring any other business before the Annual Meeting, and is not aware of any other business to be brought before the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

Frederick J. Killion
Corporate Secretary

Appendix A

BARR PHARMACEUTICALS, INC.
2007 STOCK AND INCENTIVE AWARD PLAN

1. PURPOSES.  The purposes of this Plan are (a) to provide competitive incentives that will enable the Company to attract, retain, motivate and reward persons who render services that benefit the Company or other enterprises in which the Company has a significant interest, and (b) to give such persons an interest parallel to the interests of the Company’s stockholders generally.

2. DEFINITIONS.  Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this section 2.

“Allied Enterprise” means a business enterprise, other than the Company or a Subsidiary, in which the Committee determines the Company has a significant interest, contingent or otherwise.

“Appreciation-Only Award” means Options and Stock Appreciation Rights the exercise price of which is equal to at least 100% of Fair Market Value on the date of grant of the Options or Stock Appreciation Rights or, in the case of Linked Stock Appreciation Rights, on the date of grant of the Options to which such Linked Stock Appreciation Rights relate.

“Award” means an award granted under this Plan in one of the forms provided for in paragraph 3(a).

“Award Agreement” means an agreement entered into between the Company and the applicable Service Provider, setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in paragraph 3(f) of the Plan.

“Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement; provided that such Award Date shall not be earlier than the date of the Committee action.

“Beneficiary” means a person or entity (including but not limited to a trust or estate), designated in writing by a Service Provider or other rightful holder of an Award, on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Service Provider’s or other rightful holder’s rights under the Plan shall pass in the event of the death of such Service Provider or other rightful holder.

“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

“Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Service Provider and the Company or a Subsidiary. If there is no employment, consulting, or other written agreement between the Company or a Subsidiary and the Service Provider or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Service Provider’s (i) willful and continued failure substantially to perform his or her material duties with the Company or a Subsidiary, or the commission of any activities constituting a violation or breach under any federal, state or local law or regulation applicable to the activities of the Company or Subsidiary, in each case, after notice thereof from the Board or Committee to the Service Provider and (where possible) a reasonable opportunity for the Service Provider to cease such failure, breach or violation in all respects, (ii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property or business of the Company or Subsidiary, (iii) repeated absences from work such that the Service Provider is unable to perform his or her employment or other duties in all material respects, other than due to physical or mental impairment or illness, (iv) admission or conviction of, or plea of nolo contendere to, any felony, or to any other crime that, in the reasonable judgment of the Board or Committee, adversely affects the Company’s or a Subsidiary’s reputation or the Service Provider’s ability to carry out the obligations of his or her employment or Service, (v) loss of any license or registration that is necessary for the Service Provider to perform his or her duties for the Company or Subsidiary, (vi) failure to cooperate with the Company or a Subsidiary in any internal investigation or administrative, regulatory or judicial proceeding, after notice thereof from the Board or Committee to the Service Provider and a reasonable opportunity for the Service Provider to cure such non-cooperation or, (vii) act or omission in violation or disregard of the Company’s or Subsidiary’s policies, including but not limited to the Company’s or Subsidiary’s harassment and discrimination policies and Standards of Conduct then in effect, in such a manner as to cause loss, damage or injury to the property, reputation or employees of the Company or a Subsidiary. In addition, the Service Provider’s Service shall be deemed to have terminated for Cause if, after the Service Provider’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Service Provider’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company or a Subsidiary. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company or a Subsidiary shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company or a Subsidiary.

“Change in Control” means any of the following:

(i) Any Person (as such term is used in sections 13(d) and 14(d)(2) of the Exchange Act), other than (A) the Company, (B) a Subsidiary, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or (D) an underwriter engaged in a distribution of Company stock to the public with the Company’s written consent, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities that represent more than thirty percent (30%) of the combined voting power of the Company’s then outstanding Voting Securities. However, if the “Person” in question is an institutional investor whose investment in Voting Securities is purely passive when such Person acquires than thirty percent beneficial owner of Voting Securities, as determined by the Board, in its sole discretion, then such event (i.e., such Person’s acquisition of more than thirty percent beneficial owner of Voting Securities) shall not be deemed to constitute a Change in Control under the Plan for so long as (and only for so long as) such Person’s investment in Voting Securities remains purely passive;

(ii) The stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive, with respect to such Voting Securities (or, in the case of a transaction in which the Company is the surviving corporation or a transaction involving a Subsidiary, retain), voting securities of the surviving or transferee entity representing more than fifty percent (50%) of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction;

(iii) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

(iv) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(v) Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Employee or Service Provider if the Change in Control results from actions or events in which such Employee or Service Provider is a participant in a capacity other than solely as an officer, Employee or member of the Board.

(vi) For purposes of the foregoing provisions of this definition:

(A) the term “Related Party” shall mean (I) a Subsidiary, (II) an employee or group of employees of the Company or any Subsidiary, (III) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (IV) a corporation or other form of business entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities; and

(B) the term “Voting Securities” shall mean any securities of the Company that carry the right to vote generally in the election of directors.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions.

“Committee” means the Compensation Committee, if any, or such similar or successor committee appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee. The Committee shall at all times consist entirely of directors who are “outside directors” within the meaning of Section 162(m), “independent directors” within the meaning of Section 303A of the New York Stock Exchange’s Listed Corporation Manual, and “non-employee directors” within the meaning of SEC Rule 16b-3, or any successor to such Section or Rule.

“Common Stock” means common stock of the Company, par value $.01 per share.

“Company” means Barr Pharmaceuticals, Inc., a Delaware corporation, its successors and assigns.

“Dollar-Denominated Awards” means Performance Unit Awards and any other Award the amount of which is based on a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock).

“Employee” means any person who is employed by the Company or a Subsidiary as a common law employee on a full-time or part-time basis, including an officer or director if he is so employed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” on a particular date means as follows:

(i) If the Common Stock is listed or admitted to trading on such date on the New York Stock Exchange, the mean between the high and low sales price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, except to the extent expressly provided in section 9(e); or

(ii) If the Common Stock is not listed or admitted to trading on the New York Stock Exchange but is listed or admitted to trading on another national exchange, the mean between the high and low sales price of a share of Common Stock on such date as reported in the principal consolidated transaction reporting system with regard to securities listed or admitted to trading on such national exchange, except to the extent expressly provided in section 9(e); or

(iii) If the Common Stock is not listed or admitted to trading on any national exchange, the mean between the high and low sales price of a share of Common Stock on such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, the National Quotation Bureau or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock, except to the extent expressly provided in section 9(e); or

(iv) If in (i), (ii) or (iii) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Code Section 422, “Fair Market Value” shall be determined by the Committee in a manner consistent with Code Section 422 and shall mean the value as so determined.

“Incentive Award” means an amount of money or a number of shares of Common Stock that is distributed to a Service Provider pursuant to the Plan, or that the Committee agrees to distribute in the future to a Service Provider pursuant to the Plan, in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date on which the Incentive Award is granted. The amount of the award may be based upon (i) a specified number of shares of Common Stock or the Fair Market Value of a specified number of shares of Common Stock, or (ii) a specified amount of money not determined by reference to the Fair Market Value of a specified number of shares of Common Stock. Performance Share Awards, Performance Unit Awards and Restricted Stock Awards are specific types of Incentive Awards.

“Incentive Stock Option” means an Option, intended to meet the requirements of Code Section 422. Any Option that does not qualify under Code Section 422 shall be treated as a Non-Statutory Stock Option.

“Non-Statutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option granted under this Plan to purchase shares of Common Stock at an Exercise Price determined on the Award Date. Options may be Incentive Stock Options or Non-Statutory Stock Options.

“Performance-Based Compensation” means compensation that satisfies the requirements applicable to “performance-based compensation” under Section 162(m).

“Performance Share Award” means a right granted pursuant to section 6 to receive a specified number of shares of Common Stock, and/or an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee and set forth in the Award Agreement are satisfied.

“Performance Unit Award” means a right granted pursuant to section 6 to receive a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock) at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are attained.

“Plan” means the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan set forth in this document, as amended from time to time.

“Prior Plan” means the Barr Pharmaceuticals, Inc. 2002 Stock and Incentive Award Plan, as amended.

“Restricted Stock Award” means shares of Common Stock that are issued or transferred to a Service Provider under section 5 below subject to restrictions and/or forfeiture provisions specified by the Committee that will cease to apply if continued Service and/or other performance objectives or contingencies specified by the Committee are attained. Such other performance objectives may include, without limitation, individual, corporate, divisional or business unit financial or operating performance measures and such other contingencies may include, without limitation, the Service Provider’s depositing with the Company, acquiring or retaining for stipulated time periods specified amounts of Common Stock.

“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Service Provider under section 5 below, that is (a) valued solely by reference to shares of Common Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Common Stock. The RSUs awarded to the Service Provider will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

“Section 16 Person” means a person subject to potential liability under section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

“Section 162(m)” shall mean Code Section 162(m), as amended, and the Treasury Regulations thereunder.

“Service” means the provision of personal services to the Company or an Allied Enterprise in the capacity of (i) an Employee, (ii) a member of the Board, or (iii) an independent contractor.

“Service Provider” means a person who renders, has rendered or who the Committee expects to render services that benefit or will benefit the Company or a Subsidiary or an Allied Enterprise, in the capacity of Employee, independent contractor, agent, advisor, consultant, representative or otherwise, and includes but is not limited to (i) Employees, and (ii) personal service corporations, limited liability companies and similar entities through which such a person renders, has rendered or is expected to render such services, but does not include any member of the Board who is not an Employee.

“Stock Appreciation Right” means a right granted under section 9 below.

“Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Code Section 424(f).

3. GRANTS OF AWARDS

(a) Subject to the provisions of the Plan, the Committee at any time, and from time to time, may grant the following types of awards to any Service Provider:

(i) Incentive Awards, which may but need not be Performance Share Awards, Performance Unit Awards, Restricted Stock Awards or Restricted Stock Unit Awards,

(ii) Options,

(iii) Stock Appreciation Rights, and

(iv) Any Awards not embraced within (i), (ii) or (iii) above that provide the Service Provider with the right to purchase or otherwise acquire Common Stock or that are valued by reference to the market value of Common Stock (including, but not limited to, phantom securities and dividend equivalents). Any such awards shall be in a form determined by the Committee and shall have such terms and conditions as are determined by the Committee and set forth in the Award Agreement (which may include terms contingent upon a Change in Control), provided that such awards shall not be inconsistent with the terms and purposes of the Plan. Any provision above of this paragraph 3(a) to the contrary notwithstanding, the Committee may grant Incentive Stock Options only to Service Providers who are Employees.

(b) After an Award has been granted,

(i) the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and

(ii) with the written consent of the affected Service Provider, may amend any Award after it has been granted to include (or exclude) any provision that could have been included in (or excluded from) such Award when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment.

(c) The Committee may (but need not) grant any Award linked to another Award. Linked Awards may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Awards shall be determined by the Committee, subject to the provisions of the Plan.

(d) The Committee may rescind the grant of any Award, provided that after an instrument evidencing the grant of such Award has been issued and delivered to the Service Provider the Committee may rescind the grant of such Award only with the written consent of such Service Provider.

(e) The Committee may grant Awards that qualify as Performance-Based Compensation, as well as Awards that do not qualify as Performance-Based Compensation. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to permit the Committee to grant Awards that qualify as Performance-Based Compensation as well as Awards that do not so qualify, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.

(f) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and shall be executed by a senior executive officer on behalf of the Company, and by the Service Provider to whom such Award is granted. With the consent of the Service Provider to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Service Provider, the Board may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the Award Date to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

4. STOCK SUBJECT TO THIS PLAN; AWARD LIMITS

(a) Subject to the provisions below of paragraphs 4(c) and 4(d) and section 11,

(i) the maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards is five million five hundred thousand (5,500,000) shares of Common Stock, plus such number of shares of Common Stock as remain available for awards under the Prior Plan on the date of its termination by the Board. Not more than 3,000,000 of such maximum aggregate number of shares that may be issued or transferred pursuant to Awards may be issued or transferred pursuant to Awards that are not Appreciation-Only Awards, and not more than 2,000,000 of such maximum aggregate number of shares that may be issued or transferred pursuant to Awards may be issued or transferred under Options that are Incentive Stock Options; and

(ii) the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any Employee or other Service Provider is 400,000 shares of Common Stock; and

(iii) the maximum number of shares of Common Stock with respect to which any and all Awards other than Appreciation-Only Awards and Dollar-Denominated Awards may be granted in any one calendar year to any Employee or other Service Provider is 400,000 shares of Common Stock; and

(iv) no Employee or other Service Provider may receive more than $1,000,000 (or the equivalent thereof in shares of Common Stock, based on Fair Market Value on the date as of which the number of shares is determined) in payment of Dollar-Denominated Awards that are granted to such Employee or other Service Provider in any one calendar year.

If, after any Award is earned or exercised, the issuance or transfer of shares of Common Stock or money is deferred, any amounts equivalent to dividends or other earnings during the deferral period (including shares which may be distributed in payment of any such amounts) shall be disregarded in applying the per Employee or other Service Provider limitations set forth above in clauses (ii), (iii) and (iv) of this paragraph 4(a). If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in subparagraph 4(a)(i) above.

(b) To the extent permitted under applicable stock exchange rules, shares that may be issued or transferred pursuant to Awards may be authorized but unissued shares of Common Stock, shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust or other legal entity pursuant to paragraph 15(d) below, as the Committee may from time to time determine.

(c) Subject to the provisions of paragraphs 5(c) and 9(f), if any shares of Common Stock subject to an Award shall not be issued or transferred to a Service Provider and shall cease to be issuable or transferable to a Service Provider (i) because of the termination, expiration or cancellation, in whole or in part, of such Award, (ii) because the shares that otherwise would have been vested or distributed are withheld and applied to satisfy applicable withholding tax obligations, in accordance with paragraph 15(f) of the Plan, or (iii) if any such shares shall, after issuance or transfer, be reacquired by the Company because of a Service Provider’s failure to comply with the terms and conditions of an Award, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in subparagraph (a)(i) above of this section 4 and may again be made subject to Awards.

(d) If the purchase price of shares subject to a Non-Statutory Stock Option is paid in shares of Common Stock in accordance with the provisions of clause (iv) of paragraph 8(b) below, the number of shares surrendered to the Company in payment of the purchase price of the shares subject to the Option shall be added back to the maximum aggregate number of shares that may be issued or transferred pursuant to Awards under subparagraph 4(a)(i) above, so that the maximum aggregate number of shares that may be issued or transferred pursuant to Awards under subparagraph 4(a)(i) above shall have been charged only for the net number of shares that were issued or transferred by the Company pursuant to the Non-Statutory Stock Option exercise. To the extent that Stock Appreciation Rights granted in conjunction with an Option under the Plan or the Prior Plan are exercised and the related Option surrendered, the number of shares of Common Stock available for purposes of the Plan shall be reduced by the number of shares, if any, of Common Stock issued or delivered upon exercise of such Stock Appreciation Rights.

5. INCENTIVE AWARDS, RESTRICTED STOCK AWARDS, AND RESTRICTED STOCK UNIT AWARDS.  Except as otherwise provided in paragraph (e) of section 15, Incentive Awards, Restricted Stock Awards and Restricted Stock Unit Awards shall be subject to the following provisions:

(a) The Committee may grant a Service Provider an Incentive Award, Restricted Stock Award or Restricted Stock Unit Award whether or not the Service Provider is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

(b) Shares of Common Stock subject to an Incentive Award may be issued or transferred to a Service Provider at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. In the event that any such issuance or transfer shall not be made to the Service Provider at the time such Award is granted, the Committee may but need not provide for payment to such Service Provider, either in money or shares of Common Stock, from time to time or at the time or times such shares shall be issued or transferred to such Service Provider, of amounts equivalent to the dividends that would have been payable to such Service Provider in respect of such shares of Common Stock (as adjusted under section 11) if such shares had been issued or transferred to such Service Provider at the time such Award was granted.

(c) In the discretion of the Committee, the Award Agreement with respect to any Incentive Award, Restricted Stock Award or Restricted Stock Unit Award may provide that the Award may be settled in money, on each date on which shares of Common Stock otherwise would have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of any shares of Common Stock that otherwise would have been delivered or become unrestricted; and the number of shares of Common Stock for which such money is paid shall be added back to the maximum aggregate number of shares available for use under the Plan in paragraph 4(a).

(d) Incentive Awards, Restricted Stock Awards and Restricted Stock Unit Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Committee may determine and set forth in the Award Agreement; provided, however, that upon the issuance or transfer of shares to a Service Provider pursuant to any such Award, the Service Provider shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Award. All or any portion of an Incentive Award may but need not be made in the form of a Restricted Stock Award or Restricted Stock Unit Award. In the case of a Restricted Stock Award, the Committee may but need not (unless required by applicable law) require the recipient to pay the par value of the shares to be issued or transferred pursuant thereto.

(e) Each Service Provider’s rights with respect to, and the terms and conditions of, any Incentive Award, Restricted Stock Award, or Restricted Stock Unit Award shall be set forth in a written instrument signed by an officer of the Company and delivered to the Service Provider. Any such instrument shall be consistent with this Plan and incorporate it by reference.

(f) Restricted Stock granted under the Plan may be evidenced by one or more certificates registered in the name of the Service Provider and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company itself may hold such shares of Restricted Stock in custody until the restrictions thereon lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Service Provider after, and only after, the Restricted Period shall have expired without forfeiture in respect of such shares of Restricted Stock. To the extent the Plan or any Award Agreement provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange

6. PERFORMANCE SHARE AWARDS AND PERFORMANCE UNIT AWARDS

(a) Subject to the terms and conditions of the Plan, the Committee may grant any Service Provider a Performance Share Award and/or a Performance Unit Award. The Committee may but need not provide that a specified portion of the Performance Share Award or Performance Unit Award will be earned if the specified performance goal applicable to the Award is partially attained.

(b) Subject to paragraph 7(b) below, the specified performance goal applicable to a Performance Share Award or Performance Unit Award may but need not consist, without limitation, of any one or more of the following: completion of a specified period of Service with the Company or a Subsidiary or an Allied Enterprise, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. The performance goal applicable to Performance Share Awards and Performance Unit Awards, and the other terms and conditions of such awards, need not be the same for each award or each Service Provider to whom an award is granted. A Service Provider may (but need not) be granted Performance Share Awards and Performance Unit Awards each year, and the performance period applicable to any such Award may overlap with one or more years included in the performance period applicable to any earlier- or later-granted Award. Subject to paragraph 7(d) below, the Committee may retain discretion to adjust the determinations of the degree of attainment of the performance objectives applicable to Performance Share Awards and Performance Unit Awards.

(c) Performance Share Awards that are earned may be settled in the form of shares of Common Stock or money equal to the Fair Market Value of the shares of Common Stock that would otherwise be delivered or a combination of both shares of Common Stock and such money, as the Committee may provide. Performance Unit Awards that are earned may be settled in the form of money or in the form of shares of Common Stock having a Fair Market Value on the settlement date equal to the money that would otherwise be paid. Shares or money may be issued, transferred or paid (as applicable) in settlement of a Performance Share Award or Performance Unit Award that is earned when the Award is earned or at such later time or times as the Committee may provide, and until issued, transferred or paid may accrue amounts equivalent to dividends which may be paid currently as accrued or which may be deferred, deemed reinvested in shares of Common Stock and settled in the form of such shares or money when shares or money are issued, transferred or paid in settlement of the earned Performance Share Award or Performance Unit Award, all as the Committee may provide.

(d) Subject to paragraph 7(e) below, the Committee may but need not provide that, if the Service Provider’s death or disability or another circumstance or event specified by the Committee occurs before the performance goal applicable to a Performance Share Award or Performance Unit Award is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Share Award or Performance Unit Award will be earned in whole or in part (as the Committee may specify).

(e) The Committee may but need not provide for a Service Provider’s Performance Share Award or Performance Unit Award to be forfeited in whole or in part if such Service Provider’s Service with the Company, a Subsidiary or an Allied Enterprise terminates for any reason before shares (or money) are issued, transferred or paid (as applicable) in full settlement of such Performance Share Award or Performance Unit Award.

(f) Except as otherwise provided in the instrument evidencing a Performance Share Award or Performance Unit Award, Performance Share Awards and Performance Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a designated Beneficiary.

(g) Each Service Provider’s rights with respect to, and the terms and conditions of, a Performance Share Award or Performance Unit Award shall be set forth in a written instrument signed by an officer of the Company and delivered to the Service Provider. Any such instrument shall be consistent with this Plan and incorporate it by reference.

7. PERFORMANCE MEASURES AND OTHER PROVISIONS APPLICABLE TO PERFORMANCE-BASED COMPENSATION AWARDS

(a) Awards that the Committee intends to qualify as Performance-Based Compensation shall be granted and administered in a manner that will enable such Awards to qualify as Performance-Based Compensation under Section 162(m).

(b) The performance goal applicable to any Award (other than an Appreciation-Only Award) that the Committee intends to qualify as Performance-Based Compensation shall be established by the Committee prior to the grant of an Award and based on any one or more of the following performance measures, in each case of the Company, a Subsidiary or a business unit by or within which the Service Provider is primarily employed or a combination thereof, and that are intended to qualify under Section 162(m):

(i) Net Sales;

(ii) Net Income or Operating Income;

(iii) Return on Equity;

(iv) Return on Capital;

(v) Earnings per Share;

(vi) Total Stockholder Return;

(vii) Earnings Growth;

(viii) Gross Revenue or Revenue by Pre-Defined Business;

(ix) Revenue Backlog;

(x) Ratio of Operating Expenses to Operating Revenues;

(xi) Stock Price;

(xii) Economic Value Added (income in excess of cost of capital);

(xiii) Customer Satisfaction;

(xiv) Cost Control or Expense Reduction;

(xv) Cash Flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); or

(xvi) Number of New Drug Applications or Abbreviated New Drug Applications filed or approved;

Such Performance Goals also may be based upon attaining specified levels of performance under one or more of the measures described above in absolute terms or relative to the performance of peer-group corporations. Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a consolidated, Company, Subsidiary, business unit, product line or product basis, may but need not be in comparison with peer group performance, and may include or exclude discontinued operations, unusual items, non-recurring items, non-operating items, extraordinary items, the effects of changes in accounting standards, the effects of and expenses attributable to acquisitions and/or divestitures, and income and expenses attributable to this Plan and/or any other stock or incentive plan or plans. The Committee shall select the performance measure or measures on which the performance goal applicable to any such Award shall be based and shall establish the levels of performance at which such Award is to be earned in whole or in part.

(c) Any provision of the Plan to the contrary notwithstanding, but subject to paragraph 7(e), section 10 and section 11 below, Awards to which paragraph 7(b) above applies shall (i) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2) or its successor) over a period of one year or longer, which performance goals shall be based upon one or more of the performance measures set forth in paragraph 7(b) above, and (ii) be subject to such other terms and conditions as the Committee may impose.

(d) The terms of the performance goal applicable to any Award to which paragraph 7(b) above applies shall preclude discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal.

(e) An Award to which paragraph 7(a) above applies may be earned in whole or in part if the Service Provider’s death or disability or another circumstance or event specified by the Committee occurs before the performance goal applicable to the Award is attained, and irrespective of whether the performance goal applicable to the Award is thereafter attained, but only if and to the extent that (i) the Committee so provides with respect to such Award, and (ii) the Award will nevertheless qualify as Performance-Based Compensation if the performance goal applicable to such Award is attained and the Service Provider’s death or disability or any such other circumstance or event specified by the Committee does not occur.

8. OPTIONS.  Except as otherwise provided in paragraph (e) of section 15, Options shall be subject to the following provisions:

(a) Subject to the provisions of section 11, the purchase price per share (the “Exercise Price”) shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or in the case of any optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted). Subject to the foregoing limitations, the Exercise Price may, if the Committee so provides at the time of grant of an Option, be indexed to the increase in an index specified by the Committee.

(b) The Exercise Price of shares subject to an Option may be paid in whole or in part (i) in money, (ii) by bank-certified, cashier’s or personal check subject to collection, (iii) subject to section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) subject to such terms and conditions as may be specified in the Option, in shares of Common Stock that have been owned by the optionee for at least six months or which were acquired on the open market and which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. If so provided in the Option and subject to such terms and conditions as are specified in the Option, in lieu of the foregoing methods of payment, any portion of the purchase price of the shares to be issued or transferred may be paid by a promissory note secured by a pledge of the purchased shares in such form and containing such provisions (which may but need not provide for interest and for payment of the note at the election of the Service Provider in money or in shares of Common Stock or other property surrendered to the Company) as the Committee may approve; provided that (A) payment by promissory note may be made only if and to the extent that the Company determines that it is permissible under the Delaware General Corporation Law, as applicable, and section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time, and (B) if the Committee permits any such note to be paid by surrender of shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of such surrender, and (C) if the Committee permits any such note to be paid by surrender of other property, such other property shall be valued at its Fair Market Value on any reasonable basis established or approved by the Committee, and (D) in the case of an Incentive Stock Option, any such note shall bear interest at the minimum rate required to avoid imputation of interest under federal income tax laws applicable at the time of exercise and (E) any such note shall mature in ten years or such lesser period as may be specified by the Committee.

(c) Options may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this section 8, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times, as the Committee may determine. The Committee at any time may accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

(d) Subject to paragraph 15(a) below, each Option shall be exercisable during the life of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted; provided that, if on the date an Option would expire, the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option shall be extended to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws. If an Option is granted for a term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. The Committee may but need not provide for an Option to be exercisable after termination of the Service Provider’s Service for any period specified by the Committee but not beyond its fixed expiration date.

(e) Subject to subparagraph 4(a)(i) above, an Option may, but need not, be an Incentive Stock Option; provided that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 unless the Code is amended to allow a higher dollar amount. In a portion of an Incentive Stock Option exceeds the $100,000 limitation, only such excess shall be treated as a Non-Statutory Stock Option.

(f) Shares purchased pursuant to the exercise of an Option shall be issued or transferred to the person exercising the Option as soon as practicable after the Option is properly exercised. During any period during which the issuance or transfer of shares is deferred, the person who exercised the Option may be paid amounts equivalent to the dividends which would have been paid on the deferred shares had they been issued and outstanding, or in lieu of such amounts such person may be credited on the books of the Company with a number of additional deferred shares of Common Stock determined by dividing the amount of each such dividend equivalent by the Fair Market Value of a share of Common Stock on the relevant dividend payment date, which additional deferred shares may in turn accrue additional dividend equivalents and be issued or transferred when the shares purchased pursuant to the exercise of the Option are issued or transferred to such person or at such other time or times as the Committee may provide. No person exercising an Option shall acquire any rights of a stockholder unless and until the shares purchased pursuant to the exercise of the Option are issued or transferred to him. Any shares issued or transferred in lieu of amounts equivalent to dividends as aforesaid shall be charged against the maximum aggregate number of shares available for grants of Awards under the Plan.

(g) Each Service Provider’s rights with respect to, and the terms and conditions of, the Option shall be set forth in a written instrument signed by an officer of the Company and delivered to the Service Provider. Any such instrument shall be consistent with this Plan and incorporate it by reference. An Option, if so approved by the Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances.

(h) The Committee may (but need not) provide, at the time of grant of an Incentive Stock Option or, with respect to a Non-Statutory Stock Option, at or after the time of grant, that the Service Provider to whom such Option is granted shall be granted a Non-Statutory Stock Option (a “Restored Option”) if and when (i) such Service Provider exercises all or part of an Option, including a previously granted Restored Option, (an “Original Option”) by surrendering shares of Common Stock already owned by him or her in full or partial payment of the Exercise Price under such Original Option and/or (ii) shares of Common Stock are surrendered or withheld to satisfy tax obligations incident to the exercise of such Original Option. All Restored Options are subject to the availability of shares of Common Stock under the Plan at the time of such exercise. A Restored Option shall cover a number of shares of Common Stock not greater than the number of shares of Common Stock surrendered in payment of the option price under such Original Option and/or used to satisfy any tax obligation incident to the exercise of such Original Option. Each Restored Option shall have an option price equal to the Fair Market Value of the Common Stock on the date of grant of the Restored Option and shall expire on the stated expiration date of the Original Option. The date of grant of a Restored Option shall be the date on which the exercise of the Original Option or a previously granted Restored Option resulted in the grant of such Restored Option. A Restored Option shall be exercisable at any time and from time to time from or after the date of grant of the Restored Option (or as the Committee in its sole discretion shall otherwise specify in the written instrument evidencing the Restored Option). The written instrument evidencing a Restored Option shall contain such other terms and conditions, which may include a restriction on the transferability of the Common Stock received upon the exercise of the Original Option or Restored Option, as the Committee in its sole discretion may deem desirable.

(i) The Committee shall not have the authority to reduce the Exercise Price of outstanding Options, whether by cancelling the Options and granting new Options in replacement thereof or otherwise, except as permitted by section 11 below (relating to adjustments for changes in capitalization and similar adjustments).

(j) No Option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the Company may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the Company.

(k) An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the Secretary on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option Exercise Price in one or more of the forms authorized by the Committee and described in paragraph 8(b) above for the number of shares to be purchased. No Option may be exercised at any time with respect to a fractional share.

9. STOCK APPRECIATION RIGHTS.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the following terms and conditions:

(a) Stock Appreciation Rights may be granted in connection with all or any part of an Option, either at the time of the grant of such Option or at any time thereafter during the term of the Option (in either case, “Linked Stock Appreciation Rights”), or may be granted without reference to an Option (“Free-Standing Stock Appreciation Rights”).

(b) Linked Stock Appreciation Rights may be granted as either an alternative or a supplement to a specified Option (the “related” Option). Each Linked Stock Appreciation Right that is granted as an alternative to an Option shall entitle the holder to receive the amount determined pursuant to paragraph 9(e) below if and when he surrenders a related Option to purchase one share of Common Stock that is then exercisable. Each Linked Stock Appreciation Right that is granted as a supplement to an Option shall entitle the holder to receive the amount determined pursuant to paragraph 9(e) below if and when the holder purchases a share under the related Option.

(c) Stock Appreciation Rights may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Rights are granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this section 9, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times, as the Committee may determine. The Committee may accelerate at any time the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

(d) No Free-Standing Stock Appreciation Right shall be exercisable after the tenth anniversary of the date on which it was granted, and no Linked Stock Appreciation Right shall be exercisable after the related Option ceases to be exercisable. If the Committee grants a Stock Appreciation Right for a lesser term than that permitted by the preceding sentence, the Committee may, at any time prior to its expiration, extend its term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension. The Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of the Service Provider’s Service for any period specified by the Committee but not beyond the date on which they expire pursuant to the first sentence of this paragraph 9(d).

(e) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive shares of Common Stock that have a Fair Market Value at the time of exercise of such Rights equal to the amount by which the Fair Market Value of a share of Common Stock at the time of such exercise exceeds the Exercise Price of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that: (i) for this purpose, the Fair Market Value of a share of Common Stock shall equal the actual price of a share of Common Stock on the on the New York Stock Exchange at the time of such exercise, (ii) in no event shall a fractional share be issued, and (iii) if and only to the extent that the Committee so provides in the Award Agreement evidencing such Rights, and subject to such terms and conditions (if any) as the Committee may in its sole discretion impose, the holder may be paid money in lieu of all or any part of the shares that the holder would otherwise be entitled to receive upon exercise of such Rights, with the amount of such money being equal to the Fair Market Value of the shares that the holder would otherwise be entitled to receive. In the case of Linked Stock Appreciation Rights, the Exercise Price shall be the price at which shares may be purchased under the related Option, unless the Committee specified a different price when the Rights were granted (which shall not be less than the lowest price at which the related Option could have been granted under section 8 above). In the case of Free-Standing Stock Appreciation Rights, the Exercise Price shall be the

Fair Market Value of a share of Common Stock on the date the Rights were granted. The Committee may award Rights that are designed to comply with Code Section 409A and that specify, at the time of grant:

(i) A different Exercise Price than the Fair Market Value of a share of Common Stock on the date the Rights were granted, which if lower than the Fair Market Value of a share of Common Stock on the date the Rights were granted, shall not be less than the par value of Common Stock; and

(ii) That upon exercise of Stock Appreciation Rights at any time during a period commencing on the third business day following the date of release for publication of any annual or quarterly summary statements of the Company’s sales and earnings and ending on the twelfth business day following such date (a “Window Period”), or during the thirty-day period following a Change in Control (a “Change in Control Period”), including, without limitation, upon exercise of Stock Appreciation Rights which expire before the end of the Window Period or Change in Control Period in which they are exercised, the amount of money or shares which a Section 16 Person shall be entitled to receive shall equal the amount by which the highest Fair Market Value of Common Stock during such Window Period or such Change in Control Period exceeds the Exercise Price of the Stock Appreciation Rights multiplied by the number of Stock Appreciation Rights exercised but, in the case of Stock Appreciation Rights that relate to an Incentive Stock Option, not in excess of the maximum amount that may be paid under Code Section 422 without disqualifying such Option as an Incentive Stock Option.

(f) The limitations set forth in subparagraph 4(a)(i) above, other than the limitation applicable to Incentive Stock Options, shall be charged only for the number of shares that are actually issued or transferred in settlement of Stock Appreciation Rights. In the case of an exercise of a Linked Stock Appreciation Right that is alternative to a Non-Statutory Stock Option, if the number of shares of Common Stock previously charged against such maximum aggregate number of shares available for issuance or transfer under the Plan on account of the surrendered portion of the Option exceeds the number of shares (if any) actually issued or transferred pursuant to such surrender, the excess may be added back to the maximum aggregate number of shares available for issuance or transfer under the Plan.

(g) Subject to paragraph 15(a) below, Stock Appreciation Rights shall be exercisable during the life of the Service Provider only by him or his guardian or legal representative, and after death only by his Beneficiary or, absent a Beneficiary, by his estate or by a person who acquired the Stock Appreciation Rights by will or the laws of descent and distribution.

(h) Each Service Provider’s rights with respect to, and the terms and conditions of, a Stock Appreciation Right shall be set forth in a written instrument signed by an officer of the Company and delivered to the Service Provider. Any such instrument shall be consistent with this Plan and incorporate it by reference.

10. CERTAIN CHANGE IN CONTROL, TERMINATION OF SERVICE, DEATH AND DISABILITY PROVISIONS.  Notwithstanding any provision of the Plan to the contrary, unless the Award Agreement explicitly provides otherwise, any Award that is outstanding but not yet fully exercisable, vested, earned or payable at the time of a Change in Control shall become fully exercisable, vested, earned and payable at that time. Any Option or Stock Appreciation Right affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. Subject to the foregoing provisions of this section 10, the Committee may at any time, and subject to such terms and conditions as it may impose:

(a) authorize the holder of an Option or Stock Appreciation Right to exercise the Option or Stock Appreciation Right following the termination of the Service Provider’s Service with the Company or a Subsidiary or an Allied Enterprise, or following the Service Provider’s death or disability, whether or not the Option or Stock Appreciation Right would otherwise be exercisable following such event, provided that in no event may an Option or Right be exercised after the expiration of its term;

(b) grant Awards that become exercisable only in the event of a Change in Control;

(c) provide for Stock Appreciation Rights to be exercised automatically and only for money in the event of a Change in Control;

(d) authorize any Award to become non-forfeitable, fully earned and payable following (i) the termination of the Service Provider’s Service with the Company or a Subsidiary or an Allied Enterprise, or (ii) the Service Provider’s death or disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable following such event;

(e) provide in advance or at the time of a Change in Control for money to be paid in settlement of any Award in the event of a Change in Control, either at the election of the Service Provider or at the election of the Committee.

11. ADJUSTMENT PROVISIONS.  In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a spin-off or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (a) the maximum aggregate number and class of shares or other securities or property that may be issued or transferred in accordance with subparagraph 4(a)(i) above pursuant to (i) Awards, (ii) Awards that are not Appreciation-Only Awards, and (iii) Incentive Stock Options, that are thereafter granted, (b) the maximum number and class of shares or other securities or property with respect to which Options or Stock Appreciation Rights, or Awards other than Appreciation-Only Awards and Dollar-Denominated Awards, may be granted during any calendar year to any Employee or other Service Provider pursuant to subparagraph 4(a)(ii) or 4(a)(iii) above, (c) the number and class of shares or other securities or property that may be issued or transferred under outstanding Awards, (d) the purchase price to be paid per share under outstanding and future Awards, and (e) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued or transferred pursuant to Awards that are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, in each case shall be equitably adjusted.

(a) With respect to Options, after a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, or after a merger in which the Company is not the surviving corporation, then, unless the Option has been terminated pursuant to the terms below of this paragraph (a), the Service Provider shall, at no additional cost, be entitled, upon any exercise of the Option, to receive (subject to any required action by stockholders) in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other securities to which the Service Provider would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the Service Provider had been the holder of record of a number of shares of stock of the Company equal to the number of shares as to which such Option shall be so exercised. Such adjustment shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share that might otherwise become subject to the Option.

(b) In the event that the Company is dissolved or liquidated, or is merged or consolidated with another corporation and is not the surviving corporation (each of the foregoing being referred to hereafter as a “Transaction”), the Committee shall take one of the following actions, the choice of which being in its sole discretion: (A) cause the surviving entity (if applicable) or an affiliate thereof to adopt or assume all Award Agreements and continue them in effect under such terms as were in effect as of the date of the Transaction (substituting, however, employment by the surviving entity or an affiliate thereof for employment by the Company); (B) cause the surviving entity (if applicable) or an affiliate thereof to grant new stock options (the “Substitute Options”) in substitution for the unexercised portion of any Option as of the date of the Transaction; provided, however, that such Substitute Options shall have an intrinsic value (i.e., aggregate fair market value of the shares subject to such options over the aggregate exercise price of such shares), as of the date of such Transaction, equal to the intrinsic value of such unexercised portion of the Option as of such date, and shall be exercisable and become exercisable, and shall be surrenderable and expire on, the same dates and terms as the unexercised portion of the Option (substituting, however, employment by the surviving entity or an affiliate thereof for employment by the Company); (C) terminate the unexercised portion of any Option at the time of the Transaction and provide for the payment upon termination of the unexercised portion of the Option of an amount in cash or securities or a combination of cash and securities equal to the excess, if any, of the aggregate Fair Market Value of the Common Stock subject to such portion of the Option at the time of such termination (unless the Service Provider’s Service has terminated prior to the Transaction, in which case the aggregate Fair Market Value of the Common Stock subject to the portion of the Option that is exercisable at the time of the Transaction pursuant to the provisions of the Award Agreement, over the aggregate exercise price of such Common Stock; or (D) terminate the unexercised portion of any Option at the time of the Transaction if (and only if) the Company provides the Service Provider (or other rightful holder of the Option) with written notice not less than 30 days in advance of the Transaction that the Option will terminate upon the Transaction and that the Service Provider (or other rightful holder of the Option) will have the right at any time during such 30 day (or longer) period to exercise the Option, effective immediately prior to the Transaction and contingent upon consummation thereof, to the full extent not theretofore exercised, regardless of the vesting provisions, unless the Service Provider’s Service has terminated prior to the Transaction, in which case only to the extent that the Option is exercisable at the time of exercise pursuant to the provisions of the Award Agreement. Notwithstanding the foregoing provisions, in the event that the effect of the foregoing provisions becomes a material impediment, either from a financial point of view or otherwise, to the consummation of a Transaction, the Committee may take such other action as it deems equitable and appropriate to provide the Service Provider or other rightful holder of any Award with a benefit equivalent to that which he would have been entitled under the Option had such event not occurred.

(c) The foregoing provisions of this Section 11 shall be subject to and applied in accordance with any applicable provisions of Code Sections 422 and 424.

12. EFFECTIVE DATE AND DURATION OF PLAN.  The Plan shall be effective as of March 7, 2007 (the “Effective Date”), the date of its adoption by the Board, provided that the stockholders of the Company thereafter approve it at a duly held stockholders’ meeting in accordance with any applicable provisions of the Delaware General Corporation Law. If the Plan is not so approved by stockholders, the Plan (and any Award granted thereunder) shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until the earliest of the date on which (i) all shares authorized to be issued or transferred hereunder have been issued or transferred, (ii) the Plan is sooner terminated by the Board of Directors or (iii) the tenth anniversary of the Effective Date, and shall continue in effect thereafter with respect to any Awards outstanding at the time of such termination. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the Company’s stockholders, whichever is earlier, unless within such ten year period stockholders approve an increase in the number of shares available for grants under the Plan, in which case more than ten (10) years from the last date on which the stockholders so approve any such increase.

13. ADMINISTRATION.  The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board consisting of two or more directors appointed from time to time by the Board.

(a) Notwithstanding the foregoing, (i) the Board may, in its discretion, delegate to another committee of the Board, and (ii) to the extent permissible under Section 141(c) and Section 157(c) of the Delaware General Corporation Law and other applicable laws, regulations and stock exchange rules, the Board and the Committee may each, in their discretion, delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee with respect to awards to Service Providers who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee, or the Board or the Committee has delegated to one or more officers of the Company, the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be deemed to refer to such other committee or to such officer or officers.

(b) The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power and discretion to interpret, administer and construe the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority and discretion to (i) determine the persons who are Service Providers and select the Service Providers who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of shares of Common Stock and/or amount of money to be made subject to each Award, (iv) determine the type of Award to grant, (v) determine the terms and conditions of each Award, including the Exercise Price, in the case of an Option or Stock Appreciation Right, and whether specific awards shall be linked to one another and if so whether they shall be alternative to or supplement one another, (vi) make any adjustments pursuant to Section 11 of the Plan, and (vii) determine whether or not a specific Award is intended to qualify as Performance-Based Compensation. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards, and the authority to certify that such performance goals are attained, within the meaning of Section 162(m). The interpretation by the Committee of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, Allied Enterprises, all Employees and Service Providers, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

(c) Members of the Board and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under this section, will be indemnified and held harmless by the Company and its Subsidiaries from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company and its Subsidiaries from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company or its Subsidiaries may have to indemnify him or her or hold him or her harmless.

14. CERTIFICATES FOR AWARDS OF STOCK

(a) The Committee may determine, in its sole discretion and subject to section 5(f), to issued a certificate for shares of Common Stock to each Service Provider entitled to receive shares under the Plan. Such certificate shall be registered in the name of the Service Provider and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares, and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Service Provider shall be reflected by crediting (by means of a book entry) the applicable number of shares of Common Stock to an account maintained by the Company in the name of such Service Provider, which account may be an account maintained by the Company for such Service Provider under any dividend reinvestment program offered by the Company.

(b) The Company shall not be required to issue or deliver any certificates for shares of Common Stock, or to effect the issuance of any non-certificated shares as provided in paragraph (a), prior to (i) the listing of such shares on any stock exchange or quotation system on which the Common Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may postpone the issuance or delivery of any certificates for shares of Common Stock, or the issuance of any non-certificated shares for such time as the Company, in its sole discretions, may deem necessary or desirable to enable it to comply with any requirements of the Securities Act of 1933.

15. GENERAL PROVISIONS.

(a) Any provision of the Plan to the contrary notwithstanding, any Award, including without limitation any Option or Stock Appreciation Right, shall not be transferable by the Service Provider or other rightful holder of such Award other than by will or the laws of descent and distribution or to a Beneficiary designated by the Service Provider or other rightful holder of such Award. Notwithstanding the foregoing and any other provision of the Plan to the contrary, a Service Provider may transfer any Award granted to him under this Plan, other than an Incentive Stock Option or any other Award that is linked to an Incentive Stock Option, to his family members (as defined in General Instruction A(1)(a)(5) to SEC Form S-8 or its successor), including without limitation one or more trusts, partnerships, limited liability companies and other entities which qualify as such family members, if (and only if) (i) the instrument evidencing such Award expressly so provides (or is amended to so provide), (ii) the Committee consents in writing to such transfer and, if such consent is conditional, any conditions to such consent are satisfied, and (iii) such transfer is not a transfer for value within the meaning of General Instruction A(1)(a)(5) to SEC Form S-8 (or a successor), or is a transfer for value that the Committee determines is for estate planning purposes and expressly approves in writing. Any such transferred Award shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer (provided that in no event shall such transferred Award be further transferable by either the Service Provider or the transferee inter vivos without the express written consent of the Committee).

(b) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary or an Allied Enterprise, or shall affect the right of the Company or a Subsidiary or any Allied Enterprise to terminate the employment or other service of any person at any time with or without cause. An Award under this Plan does not form part of the Employee’s or Service Provider’s contract of employment and does not entitle the Employee or Service Provider to any benefit other than that granted under this Plan. Any Awards or other benefits granted under this Plan are not part of the Employee’s or Service Provider’s ordinary salary, and shall not be considered as part of such salary for pension purposes or in the event of severance, redundancy or resignation. If the Employee’s or Service Provider’s employment is terminated for whatever reason, whether lawfully or unlawfully, the Employee or Service Provider agrees that he or she shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate him or her for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan. The Employee/Service Provider understands and accepts that the Awards and benefits granted under the Plan are entirely at the discretion of the Company and its subsidiaries. The Company and its subsidiaries retain the right to amend or terminate the Plan at any time, at their sole discretion and without notice.

(c) No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the Company, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

(d) No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock (i) issued or transferred to, or acquired by, a trust or other legal entity pursuant to the next sentence of this paragraph 15(d), (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Award, except as to such shares of Common Stock, if any, as shall have been issued or transferred to him. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to Awards then outstanding, to be issued or transferred to, or acquired by, a trust (which may but need not be a grantor trust) or other legal entity for the purpose of satisfying the Company’s obligations under such Awards, and, unless prohibited by applicable law, such shares held in trust or in such other legal entity shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Awards to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

(e) In the event the laws of a foreign country, in which the Company or a Subsidiary or any Allied Enterprise has Service Providers, prescribe certain requirements for stock incentives to qualify for advantageous tax treatment under the laws of that country (including, without limitation, laws establishing options analogous to Incentive Stock Options), the Board of Directors, may restate, in whole or in part, this Plan and may include in such restatement additional provisions for the purpose of qualifying the restated plan and stock incentives granted thereunder under such laws; provided, however, that (i) the terms and conditions of a stock incentive granted under such restated plan may not be more favorable to the recipient than would be permitted if such stock incentive had been granted under the Plan as herein set forth, (ii) all shares allocated to or utilized for the purposes of such restated plan shall be subject to the limitations of section 4, and (iii) the provisions of the restated plan may give the Board less but not more discretion to amend or terminate such restated plan than is provided with respect to this Plan by the provisions of section 15 hereof.

(f) The Company and its Subsidiaries and any Allied Enterprises may make such provisions as they may deem appropriate for the withholding of any taxes that they determine they are required to withhold in connection with any Award. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with the grant, exercise, vesting, distribution or payment of any Award, up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Service Provider, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

(g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, employees, consultants or Service Providers generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

(h) Except to the extent that the Committee determines otherwise, transactions by and with respect to Section 16 Persons under the Plan shall be administered in a manner that complies with an exemption under SEC Rule 16b-3.

(i) The Company’s obligation to issue or transfer shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance, transfer or payment would not impair the Company’s capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty or representation made by the Company in any credit agreement to which the Company is a party before the date of grant of such Award.

(j) By accepting any benefits under the Plan, each Service Provider, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board and the Committee.

(k) The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought. The exclusive jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan or an

Award Agreement shall be exclusively in the courts in the State of New Jersey, including the Federal Courts located therein (should Federal jurisdiction exist).

(l) The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

16. RESTRICTIVE COVENANTS.  An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Service Provider breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award Agreement, whether during or after Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Service Provider will forfeit:

(a) any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and/or

(b) the profit the Service Provider has realized on the exercise of any Options, which is the difference between the Options’ Option Price and the Fair Market Value of any Option the Service Provider exercised after terminating Service and within the six month period immediately preceding the Service Provider’s termination of Service (the Service Provider may be required to repay such difference to the Company).

17. AMENDMENT AND TERMINATION.  Subject to any applicable stockholder approval requirements of Delaware or federal law, the New York Stock Exchange or the Code, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of Options theretofore or thereafter granted (a) as Incentive Stock Options under the Code, or (b) for such other special tax treatment as may hereafter be enacted, provided that, without stockholder approval, no amendment shall increase the aggregate number of shares which may be issued under Incentive Stock Options under the Plan within the meaning of Proposed Treasury Regulation section 1.422A-2(b)(iv) or its successor, or shall permit the exercise price of outstanding Options to be reduced, whether by cancelling the Options and granting new Options in replacement thereof or otherwise, except as permitted by section 11 hereof. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

The Board of Directors shall not have the power to amend, modify, exchange or substitute Options if such amendment, modification, exchange or substitution would violate Code Section 409A (it is not an extension of a stock right if the expiration of the Option is tolled while the Option is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate applicable securities laws).

Appendix B

BARR PHARMACEUTICALS, INC.
2007 EXECUTIVE OFFICER INCENTIVE PLAN

1. Purpose.  The purpose of the Barr Pharmaceuticals, Inc. Executive Officer Incentive Plan (the “Plan”) is to promote the growth and financial success of Barr Pharmaceuticals, Inc. and its Subsidiaries, by attracting, retaining and motivating executive officers through performance-related incentives.

2. Definitions.  The following terms shall have the meanings set forth below:

“Award” shall mean the total bonus award to be distributed to a Participant with respect to a Plan Year under this Plan.

“Board of Directors” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning set forth in any employment or other written agreement between the Company and the Participant; provided, that if there is no such agreement, “Cause” shall mean the Participant (i) engages in conduct that is injurious to the Company; (ii) engages in any act of dishonesty or misconduct that results in damage to the Company or its business or reputation or that the Committee reasonably determines to adversely affect the value, reliability or performance of the Participant to the Company; (iii) refuses or fails to substantially comply with the Company’s compliance or risk management rules, policies, directions and/or restrictions, or with human resources rules, policies, directions and/or restrictions relating to harassment and/or discrimination; (iv) loses any license or registration that is necessary for the Participant to perform his or her duties, or commits any act that could result in the statutory disqualification of the Participant from being employed by the Company or a Subsidiary; (v) fails to cooperate with the Company or a Subsidiary in any internal investigation or administrative, regulatory or judicial proceeding; or (vi) continuously fails to perform his or her duties to the Company (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant identifying the manner in which the Participant has failed to substantially perform his or her duties. In addition, a Participant shall be deemed to have terminated for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” means any of the following:

(i) Any Person (as such term is used in sections 13(d) and 14(d)(2) of the Exchange Act), other than (A) the Company, (B) a Subsidiary, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or (D) an underwriter engaged in a distribution of Company stock to the public with the Company’s written consent, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities that represent more than thirty percent (30%) of the combined voting power of the Company’s then outstanding Voting Securities. However, if the “Person” in question is an institutional investor whose investment in Voting Securities is purely passive when such Person acquires than thirty percent beneficial owner of Voting Securities, as determined by the Board, in its sole discretion, then such event (i.e., such Person’s acquisition of more than thirty percent beneficial owner of Voting Securities) shall not be deemed to constitute a Change in Control under the Plan for so long as (and only for so long as) such Person’s investment in Voting Securities remains purely passive;

(ii) The stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive, with respect to such Voting Securities (or, in the case of a transaction in which the Company is the surviving corporation or a transaction involving a Subsidiary, retain), voting securities of the surviving or transferee entity representing more than fifty percent (50%) of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction;

(iii) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

(iv) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(v) Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Employee or Service Provider if the Change in Control results from actions or events in which such Employee or Service Provider is a participant in a capacity other than solely as an officer, Employee or member of the Board.

(vi) For purposes of the foregoing provisions of this definition:

(A) the term “Related Party” shall mean (I) a Subsidiary, (II) an employee or group of employees of the Company or any Subsidiary, (III) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (IV) a corporation or other form of business entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities; and

(B) the term “Voting Securities” shall mean any securities of the Company that carry the right to vote generally in the election of directors.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a Committee of the Board of Directors, the members of which are selected by and serve at the pleasure of the Board of Directors; provided, however, that the Committee shall at all times consist of not fewer than two directors. The Committee shall initially be the Compensation Committee of the Board of Directors, which consists of directors who are “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means Barr Pharmaceuticals, Inc., a Delaware corporation.

“Disability” shall have the meaning set forth in any employment or other written agreement between the Company and the Participant. If there is no employment or other written agreement between the Company and the Participant, or if such agreement does not define “Disability,” then “Disability” shall have the meaning given in the long-term disability insurance plan or program maintained by the Company for the Participant or, if none, then “Disability” shall mean the inability of a Participant to perform the services normally rendered to the Company or the Subsidiary that employs him or her, due to a physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee, and which results in the Participant’s inability to perform his or her normal duties to the Company or such Subsidiary.

“Formula Award” shall mean, for each Participant, for any Plan Year, 3% of Pre-Bonus, Pre-Tax Net Operating Income for such Plan Year. The amount of the Formula Award shall be computed for each Participant promptly after the end of each Plan Year in accordance with the terms and provisions of the Plan and regulations established by the Committee, and when so computed shall be certified as accurate by the Committee.

“Good Reason” shall have the meaning set forth in any employment or other written agreement between the Company and the Participant; provided, that if there is no such agreement or if such agreement does not define “Good Reason,” then the concept of “Good Reason” as used in this Plan, and the rights and obligations attendant thereto, shall not apply to the Participant.

“Maximum Percentage Award” shall mean such percentage of the Participant’s annual base salary as the Committee specifies at the same time as it designates senior officers as Participants under Section 4, provided that, unless the Committee specifies otherwise, the Maximum Percentage Award shall be 100%.

“Participant” shall have the meaning given in Section 4.

“Plan Year” shall mean the fiscal year of the Company.

“Pre-Bonus, Pre-Tax Net Operating Income” for any Plan Year shall mean the consolidated pre-tax net operating income of the Company for such year, before deduction of any expense associated with (i) Awards under the Plan, (ii) awards under the Company’s annual incentive award plan, and (iii) the grant, vesting and payment of awards under the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan, the Barr Pharmaceuticals, Inc. 2002 Stock and Incentive Award Plan, and earlier stock and incentive award plans of the Company (including, without limitation, the vesting of shares of Restricted Stock, the payment of dividends on Restricted Stock (other than Deferred Restricted Stock) and of Dividend Equivalents on Deferred Restricted Stock, as such terms are defined in the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan) regardless of when such awards were made. In addition to the foregoing, Pre-Bonus, Pre-Tax Net Operating Income shall also (a) exclude, unless the Committee determines otherwise with respect to any Plan Year, amortization of the cost of intangible assets (for any Plan Year or with respect to any particular transaction the Committee may determine to include all or a portion of such cost); and (b) include, unless the Committee determines otherwise with respect to any Plan Year, extraordinary items of income (as that term is used under generally accepted accounting practices) and other unusual or non-recurring items of income which are identified as such and quantified in the footnotes to the financial statements or MD&A section of the Annual Report. If the accounting rules or principles to which the Company is subject are changed, or if the Company elects to change its method of accounting so as to materially change, in the judgment of the Committee, the manner in which Pre-Bonus, Pre-Tax Net Operating Income is determined, the Committee may make such adjustments as it deems advisable in order to arrive at substantially the same Formula Award as would have been derived if the accounting rules, principles or methods had not so changed.

“Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code, as amended, and the Treasury Regulations thereunder.

“Subsidiary” shall mean any corporation, limited liability company or other entity, of which 50% or more of the normal voting power for the election of directors or other managers is owned, directly or indirectly, by the Company.

3. Administration.  The Plan shall be administered by the Committee. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to the majority vote of its members at a meeting at which a quorum is present or by unanimous written consent of its members. Subject to the express provisions of the Plan, the Committee shall have authority to:

(a) construe and interpret the Plan, define the terms used herein, prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan;

(b) select individuals for participation in the Plan;

(c) subject to the provisions of Sections 5 and 6 hereof, determine the size of the Awards to be made under the Plan; and

(d) appoint and authorize officers of the Company or other persons to assist in the execution and administration of the Plan.

Notwithstanding any other provision of the Plan, the Committee shall not have the power to increase the amount of any Formula Award above the amount determined in accordance with Section 5 hereof, or to take any other action that would cause Awards hereunder not to qualify as performance-based compensation for purposes of Section 162(m).

4. Participation.  The Committee shall designate as Participants in the Plan for each Plan Year not less than five senior officers of the Company and/or the Subsidiaries (including the Chief Executive Officer of the Company), which designations shall be made not more than 90 days after the beginning of the Plan Year.

5. Determination of Awards.  Each Participant shall be entitled to receive the Maximum Percentage Award for the Plan Year, provided that no Award shall exceed the amount of the Formula Award for the Plan Year. Notwithstanding the foregoing, the Committee may, at the time an Award is made or at any time before an Award is payable in full (or would be so payable but for deferral thereof under the Company’s deferred compensation plan) but before the occurrence of a Change in Control, in its sole discretion and taking into consideration such factors as it deems appropriate, reduce the amount of the Award of any Participant below such amount. The amount by which any Award is so reduced shall not be paid to any other Participant.

6. Payment of Awards.  Awards determined by the Committee to be payable under the Plan for a Plan Year shall be paid in full as soon as practicable after the close of the applicable Plan Year but no later than March 15; provided, that any Participant selected to participate in the Company’s deferred compensation plan may elect to defer all or any portion of his Award for any Plan Year in accordance with the terms of the Company’s deferred compensation plan and Code Section 409A.

7. Change in Control.  Notwithstanding any other provision of the Plan, upon a Change in Control, Awards shall be determined and paid under the provisions of Section 5 as if the date of the Change of Control were the last day of the Plan Year during which such Change of Control occurs. For this purpose, the Formula Award will initially be determined prior to any expenses directly related to such Change in Control. After the actual end of the Plan Year during which such Change of Control occurs (determined without regard to the preceding sentence), the amount of the Formula Award shall be redetermined based upon the entire Plan Year, and any excess of the Awards payable based on the redetermined Formula Award over the amounts paid pursuant to the preceding sentence shall be paid in accordance with the Plan (but if the redetermined Formula Award is less than the Formula Award determined pursuant to the preceding sentence, the Awards payable pursuant to the preceding sentence shall not be reduced or subject to being returned).

8. Amendment; Termination.  The Plan may be amended or terminated by a majority vote of the Board of Directors at any time; provided, that no such amendment or termination shall have the effect of increasing the Award that would otherwise be payable to a Participant without approval of shareholders, and provided further, that no such amendment or termination shall adversely affect the rights of any Participant for any Plan Year that begins 60 days or more before such amendment or termination is adopted by the Board of Directors.

9. Effective Date.  The Plan shall be effective as of the first day of the Company’s 2007 fiscal year, provided that it is approved by the shareholders of the Company at their annual meeting in 2007.

Appendix C

Barr Pharmaceuticals, Inc. Categorical Standards of Director Independence

Categorical Independence Standards

An “independent” Director is a Director whom the Board of Directors has determined has no material relationship with Barr Pharmaceuticals, Inc., or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a Director is not independent if any of the following applies:

1. The Director is, or has been within the last three years, an employee of the Company, or an immediate family member of the Director is, or has been within the last three years, an executive officer of the Company.

2. The Director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $100,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard.

3. (a) The Director, or an immediate family member of the Director, is a current partner of the Company’s internal or external auditor; (b) the Director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the Director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the Director, or an immediate family member of the Director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time.

4. The Director, or an immediate family member of the Director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee.

5. The Director is a current executive officer or employee, or an immediate family member of the Director is a current executive officer, of another entity that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the consolidated gross revenues of the Company or the other entity.

6. The Director is an executive officer of a charitable or non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues.

An “immediate family” member includes a Director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the Director’s home.

The undersigned hereby acknowledges receipt of the proxy statement, the notice of Annual Meeting to be held May 17, 2007 and the Annual Report for the fiscal year ended December 31, 2006.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board recommends a vote FOR each of the nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	To elect seven directors to serve until the Company’s 2008 Annual Meeting and until their successors are elected and qualified.	FOR all nominees listed (except as marked)	☐

	(Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below).	WITHHOLD AUTHORITY to vote for nominees	☐

01) Bruce L. Downey, 02) Paul M. Bisaro 03) George P. Stephan, 04) Harold N. Chefitz, 05) Richard R. Frankovic, 06) Peter R. Seaver, 07) James S. Gilmore, III
PLEASE DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

		FOR	AGAINST	ABSTAIN
2.	To ratify the Audit Committee’s selection of the Company’s independent registered public accounting firm for the year ended December 31, 2007.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve the Barr Pharmaceuticals, Inc. 2007 Stock and Incentive Award Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To approve the Barr Pharmaceuticals, Inc. 2007 Executive Officer Incentive Plan.	☐	☐	☐

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

			YES	NO
	DO YOU PLAN TO ATTEND THE MEETING?		☐	☐

PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260

SIGNATURE:	DATE:

☐ Mark this box if you would like the Proxy Card EDGARized: ☐ ASCII ☐ EDGAR II (HTML)

(THIS BOXED AREA DOES NOT PRINT)		Registered Quantity 24,000

Signature	Signature	Date

(Please sign exactly as name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.)

▲  FOLD AND DETACH HERE  ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/brl		1-866-540-5760

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more.
Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

▼  IF YOU PLAN TO ATTEND THE MEETING  ▼

BARR PHARMACEUTICALS, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
TICKET OF ADMISSION
Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656
1-800-882-1038
10:00 AM, MAY 17, 2007